                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

        / /    Preliminary Proxy Statement

        / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

        /X/    Definitive Proxy Statement

        / /    Definitive Additional Materials

        / /    Soliciting Material Under Rule 14a-12

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/X/     No fee required.

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

        (1)    Title of each class of securities to which transaction applies:
               -----------------------------------------------------------------

        (2)    Aggregate number of securities to which transaction applies:
               -----------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               -----------------------------------------------------------------

        (4)    Proposed maximum aggregate value of transaction:
               -----------------------------------------------------------------

        (5)    Total fee paid:
               -----------------------------------------------------------------

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:
               -----------------------------------------------------------------

        (2)    Form, Schedule or Registration Statement No.:
               -----------------------------------------------------------------

        (3)    Filing Party:
               -----------------------------------------------------------------

        (4)    Date Filed:
               -----------------------------------------------------------------

                                [GREYSTONE LOGO]

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                            4950 MURPHY CANYON ROAD
                          SAN DIEGO, CALIFORNIA 92123
                                 (858) 874-7000

                                                                          , 2000

Dear Stockholder:

     This letter accompanies the Proxy Statement for our Annual Meeting on September 15, 2000, at GreyStone's offices located at 4950 Murphy Canyon Road, San Diego, CA 92123, at 10 a.m. We hope that it will be possible for you to attend in person.

     At the meeting, the stockholders will be asked to elect six directors to our Board of Directors and to ratify the Board's selection of auditors. In addition, the stockholders will be asked to vote (i) upon an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30,000,000 shares to 100,000,000 shares (ii) to ratify the 1994 Stock Option and Stock Bonus Plan of GreyStone Technology, Inc. and authorize an increase in the number of shares authorized to be issued under the plan from 2,000,000 shares to 4,000,000 shares, and (iii) to authorize the adoption of our 2000 Stock Option Plan.

     We will also present a report on our operations and activities. Following the meeting, management will be pleased to answer your questions about GreyStone.

     The Notice of Meeting and Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARDS SO WE CAN BE SURE OF A QUORUM TO VOTE ON THESE PROPOSALS FOR STOCKHOLDER ACTION. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON, IF YOU SO DESIRE.

                                          Sincerely,

                                          /s/ RICHARD A. SMITH
                                          --------------------------------------
                                          Richard A. Smith
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                            4950 MURPHY CANYON ROAD
                          SAN DIEGO, CALIFORNIA 92123
                                 (858) 874-7000
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 15, 2000
                            ------------------------

To the Stockholders of GreyStone Digital Technology, Inc.:

     The Annual Meeting of Stockholders of GreyStone Digital Technology, Inc. will be held at GreyStone's offices at 4950 Murphy Canyon Rd., San Diego, CA 92123, on Friday, September 15, 2000, at 10 a.m., for the following purposes:

     1. To elect six directors for one-year terms;

     2. To consider and vote upon a proposed amendment to our certificate of incorporation to increase the number of shares of common stock GreyStone is authorized to issue from 30,000,000 to 100,000,000;

     3. To consider and vote upon the ratification of and increase from 2,000,000 to 4,000,000 the number of shares authorized under the 1994 Stock Option and Stock Bonus Plan of GreyStone Technology, Inc.

     4. To consider and vote upon GreyStone's 2000 Stock Option Plan;

     5. To consider and vote upon a proposal to ratify the selection of J.H. Cohn, LLP as GreyStone's auditors for the fiscal year ending March 31, 2001; and

     6. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on                ,
2000, will be entitled to vote at the meeting or any adjournment or postponement thereof. To assure your vote is counted, we urge you to please vote by marking, signing, dating and promptly returning the proxy in the enclosed postage-paid envelope prior to the meeting date. If you attend the meeting, you may vote in person even though you have sent in your proxy.

                                          By order of the Board of Directors,

                                          /s/ CAROLYN A. HARRIS
                                          --------------------------------------
                                          Carolyn A. Harris
                                          GREYSTONE DIGITAL TECHNOLOGY, INC.
                                          Vice President, General Counsel
                                          and Secretary

San Diego, California
            , 2000

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                            4950 MURPHY CANYON ROAD
                          SAN DIEGO, CALIFORNIA 92123
                                 (858) 874-7000
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                            SOLICITATION OF PROXIES

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of GreyStone Digital Technology, Inc. of proxies for the Annual Meeting of Stockholders to be held on Friday, September 15, 2000 at 10 a.m. or at any adjournment or postponement of the meeting.

     This proxy statement is being mailed to the holders of GreyStone's common stock, par value $0.001 per share. Only the holders of common stock of record at
the close of business on             , 2000 are entitled to vote at the meeting
or any adjournment or postponement thereof. Each holder of common stock is entitled to one vote per share.

     It is important that your shares of stock be represented at the annual meeting whether or not you plan to attend. Accordingly, you are asked to vote your shares by signing, dating and returning your proxy card. Shares cannot be voted at the meeting unless the stockholder is represented by proxy or is present in person.

     This Proxy Statement and the enclosed proxy card are being mailed to
shareholders beginning on or about             , 2000.

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving a proxy statement and proxy card from us because you own shares of GreyStone's common stock. This proxy statement describes issues on which we would like holders of the common stock to vote and provides you with information on these issues so that you can make an informed decision.

   When a stockholder signs the proxy card, Richard A. Smith and Jon M. Reynolds are appointed as your representatives to vote your shares of common stock at the meeting. At the meeting, Richard A. Smith and Jon M. Reynolds will vote your shares as you instruct on your proxy card. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

   If an issue comes up for vote at the meeting that is not on the proxy card, Richard A. Smith and Jon M. Reynolds will vote your shares of common stock covered by your proxy card in accordance with their best judgment.

Q: WHO IS ENTITLED TO VOTE?

A: Only holders of common stock who owned their shares at the close of business
   on             , 2000 are entitled to vote at the meeting. On             ,
   2000, there were 16,278,179 shares of common stock issued and outstanding and entitled to vote. You are welcome to attend the meeting even if you have voted by proxy.

Q: HOW DO THE STOCKHOLDERS VOTE THEIR SHARES?

A: You may vote by mail by signing the enclosed proxy card and mailing it in the enclosed, prepaid and addressed envelope.

   You may vote your shares in person at the Meeting. We will pass out written ballots to anyone who wants, and is entitled, to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

   WE ENCOURAGE YOU TO EXAMINE YOUR PROXY CARD CLOSELY TO MAKE SURE YOU ARE VOTING ALL OF YOUR GREYSTONE SHARES.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY CARD?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing another proxy card with new instructions with a later date or time.

Q: WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY CARD?

A: If you hold your shares in street name, generally the brokerage firm may only vote the shares which it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, the brokerage firm may vote your shares on matters which are routine. If the brokerage firm cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Abstentions and broker non-votes will be treated as shares present, in person or by proxy, and entitled to vote for purposes of determining a quorum at the meeting. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE ON PROPOSALS 2, 3, AND 4.

   We encourage you to provide instructions to brokerage firms by voting their proxy. This ensures the shares will be voted at the meeting.

   YOU MAY HAVE GRANTED TO YOUR BROKER DISCRETIONARY VOTING AUTHORITY OVER YOUR ACCOUNT. YOUR BROKER MAY BE ABLE TO VOTE YOUR SHARES DEPENDING ON THE TERMS OF THE AGREEMENT YOU HAVE WITH YOUR BROKER.

Q: HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A: A majority of the voting power of GreyStone's outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business.

Q: HOW MANY VOTES DO I HAVE?

A. Each holder of common stock is entitled to one vote per share held.

Q: HOW ARE VOTES COUNTED?

A: You may vote "for," "against" or "withheld" for each of the nominees to GreyStone's Board of Directors. You may vote "for," "against," or "abstain" on the amendments to our certificate of incorporation, the 2000 Employee and Director Stock Option and Incentive Plan, the increase in the shares available under the 1994 Stock Option and Stock Bonus Plan and the ratification of the selection of auditors. If you abstain from voting on each or any of the proposals, it has the same effect as a vote against that proposal. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR each nominated director, FOR the amendments to our certificate of incorporation, FOR the 2000 Stock Option and Incentive Plan, FOR the increase to the 1994 Stock Option and Stock Bonus Plan and FOR the ratification of the selection of auditors.

   Voting results are tabulated and certified by our transfer agent, Corporate Stock Transfer.

Q: HOW MANY VOTES MUST A NOMINEE TO THE BOARD OF DIRECTORS RECEIVE TO BE ELECTED
   AS A DIRECTOR?

A: The six nominees receiving the highest number of "For" votes will be elected as directors. This number is called a plurality and may be less than a majority of votes.

Q: WHAT HAPPENS IF A NOMINEE FOR THE BOARD OF DIRECTORS CANNOT STAND FOR
   ELECTION?

A: The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.

Q: HOW MANY VOTES MUST BE CAST IN FAVOR OF THE AMENDMENT TO THE CERTIFICATE OF
   INCORPORATION IN ORDER FOR IT TO BE APPROVED AND ADOPTED?

A: The amendments to the certificate of incorporation require the affirmative vote of a majority of the outstanding stock entitled to vote at the meeting to pass.

Q: HOW MANY VOTES MUST THE 2000 EMPLOYEE AND DIRECTOR STOCK OPTION AND INCENTIVE
   PLAN, THE INCREASE TO THE 1994 STOCK OPTION AND STOCK BONUS PLAN AND THE RATIFICATION OF THE SELECTION OF AUDITORS RECEIVE IN ORDER TO PASS?

A: These proposals must each receive the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the meeting to pass.

Q: WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting. We will publish the final results in our first quarterly report on Form 10-Q following the Annual Meeting, filed with the Securities and Exchange Commission. You can get a copy by contacting our Investor Relations provider, CDF Communications, at (888) 414-0818 or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at WWW.SEC.GOV.

Q: WHO PAYS THE COST OF THE SOLICITATION OF PROXIES?

A: We will pay the costs of this proxy solicitation. We will request banks, brokerage houses and other custodians, nominees or fiduciaries holding common stock or cumulative convertible preferred stock in their name to send proxy materials to, and obtain proxies from, their principals. We will reimburse them for reasonable expenses.

Q: WHAT IS THE DEADLINE FOR SUBMITTING A STOCKHOLDER PROPOSAL FOR INCLUSION IN
   NEXT YEAR'S PROXY STATEMENT?

A: Stockholder proposals intended to be presented at our 2001 annual meeting of stockholders must be received by the Secretary of GreyStone no later than March 8, 2001 to be considered for inclusion in our Proxy Statement relating to the 2001 meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission.

   To be considered for inclusion in our Proxy Statement relating to the 2001 meeting, stockholder proposals submitted outside the Rule 14a-8 processes must be received by the Secretary of GreyStone no later than June 30, 2001 to be presented at the 2001 annual meeting of stockholders, and discretionary authority may be used if untimely submitted.

                      OWNERSHIP OF GREYSTONE'S SECURITIES

     The following table presents information regarding beneficial ownership of GreyStone common stock as of June 30, 2000 that includes:

     - each person known by GreyStone to be the beneficial owner of more than 5% of the outstanding GreyStone common stock;

     - each director of GreyStone;

     - GreyStone's chief executive officer and the four most highly compensated executive officers of GreyStone in business year 2000 other than the chief executive officer;

     - all directors and executive officers of GreyStone as a group.

                                                                    AMOUNT AND
                                                                    NATURE OF      PERCENT
                                                                    BENEFICIAL        OF
      IDENTITY OF OWNER OR GROUP(A)(B)           TITLE OF CLASS    OWNERSHIP(C)    CLASS(D)
      --------------------------------           --------------    ------------    --------
Richard A. Smith(1)..........................     Common Stock       6,946,755       40.5%
Thomas D. Aldern.............................     Common Stock       1,055,034        6.4
Carl A. Beaudet..............................     Common Stock         848,348        5.1
Jon M. Reynolds..............................     Common Stock         517,286        3.1
James W. Johnston............................     Common Stock         317,778        1.9
Bernard J. Crowe.............................     Common Stock         261,000        1.6
Alan D. Stone................................     Common Stock               0          0
Malcolm Currie...............................     Common Stock               0          0
All directors and executive officers as a
  group (10 Persons).........................     Common Stock      10,122,901       53.7%

---------------

(A) The address of each owner is: c/o GreyStone Digital Technology, Inc., 4950 Murphy Canyon Rd., San Diego, California 92123.

(B) The information regarding beneficial ownership of GreyStone common stock has been presented according to rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership of GreyStone common stock includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days through the exercise of any stock option or other right. Under California and some other state laws, personal property owned by a married person may be community property that either spouse may manage and control. GreyStone has no information as to whether any shares shown in this table are subject to such community property laws.

(C) Including 866,666, 255,834, 258,334, 500,000, 240,000, 261,000, and
    2,558,534 shares subject to outstanding options or warrants held by Messrs. Smith, Aldern, Beaudet, Reynolds, Johnston, and Crowe and all directors and officers as a group, respectively, which are currently exercisable or may become exercisable within 60 days after June 30, 2000.

(D) Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by that person by the sum of the number of shares outstanding as of such date and the number of shares as to which that person has the right to acquire voting or investment power with respect to their shares.

(1) Includes 3,000,087 shares held by Catherine F. Smith, wife of Richard A. Smith.

                                     PROPOSAL 1

                               ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting, each to serve for a term of one year and until his successor shall be elected. The representatives appointed to vote the proxies intend to vote the proxy cards for the nominees whose names are listed below unless the proxy cards instruct the representatives to vote differently. All of the nominees are presently nominee directors. Three of the nominees (Messrs. Smith, Aldern, and Reynolds) were directors of GreyStone Technology, Inc. before its merger with Express Capital Acquisition Corporation, and were appointed (subject to shareholder approval at the first annual meeting of shareholders) by the sole director of Express Capital Concepts, Inc. to serve as directors of GreyStone Digital Technology, Inc. upon his resignation at the completion of the merger between GreyStone Technology, Inc. and Express Capital Acquisition Corporation in December 1999. The remaining three nominee Directors were appointed by the Board at their meetings held on March 2, 2000 and May 23, 2000, also subject to shareholder approval. GreyStone has no reason to believe that the nominees for election will not be available to serve their full terms. However, the persons named in the proxy will have discretionary authority to vote for others if any nominee is unable or unwilling to serve.

     The six nominees receiving the highest number of "For" votes will be elected as directors. This number is called a plurality and may be less than a majority of votes.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION CONCERNING NOMINEES

                                                                        YEAR
                                                                       FIRST
                                                                       BECAME
             NAME                AGE       PRINCIPAL OCCUPATION       DIRECTOR   OTHER CORPORATE DIRECTORSHIPS
             ----                ---       --------------------       --------   -----------------------------
Richard A. Smith...............  53    Chief Executive Officer and      1989     None
                                       President of GreyStone
                                       Digital Technology, Inc.
Thomas D. Aldern...............  46    Vice President of GreyStone      1989     None
                                       Technology, Inc.
Jon M. Reynolds................  59    President of The Pointe-Force    1994     None
                                       Company; advisory services to
                                       GreyStone DigitalTechnology,
                                       Inc.
James W. Johnston..............  54    Retired Chairman and Chief       2000     Sealy Corporation,
                                       Executive Officer of R.J.                 AgriBioTech, Inc., Pilot
                                       Reynolds Tobacco Co. and Vice             Biotechnologies, Biz Nexus,
                                       Chairman of RJR Nabisco,                  Wrap-It, Stonemarker
                                       Inc.; President and CEO of                Enterprises, MarMar Realty
                                       Stonemarker Enterprises, Inc.             Trust
Alan D. Stone..................  54    President of Sega                2000     Enrtech, Conversa Computing
                                       Enterprises, Inc.
Malcolm R. Currie..............  73    Retired Chairman and Chief       2000     Constellation Communications,
                                       Executive Officer of Hughes               Investment Co. of America,
                                       Aircraft Company; President               LSI Logic, Moltech Corp.,
                                       of Currie Technologies                    Inamed, and the California
                                                                                 Council of Science &
                                                                                 Technology

     Richard A. Smith -- (Chairman) Mr. Smith is a founder of GreyStone where he has served continuously as its Chairman and Chief Executive Officer since its inception. Before founding GreyStone, Mr. Smith was employed from 1985 to 1989 with Titan Systems, Inc., a high technology systems engineering company in San Diego, California. From 1978 to 1985 he flew for Continental Airlines, and from 1969 to 1978 he was on active duty with the U.S. Navy, serving as a fighter pilot in Vietnam, and as an instructor and adversary pilot. In 1995, he retired as a Commander in the U.S. Naval Reserve. Mr. Smith holds a B.S. degree from South East Missouri State University and an M.S. degree from the University of Southern California.

     Jon M. Reynolds -- (Director; Member of Audit Committee and Chairman of Executive Compensation Committee) Mr. Reynolds has been a member of the board of directors of GreyStone since February 1994 and served as GreyStone's President from April 1995 until January 1997. Mr. Reynolds was a Senior Vice President of Hoak, Breedlove & Wesneski & Co., Inc., an investment banking firm in Dallas, Texas from April 1998 until March 1999. Mr. Reynolds is also the president of The Pointe-Force Company, a private Dallas-based merchant banking concern. From 1985 until 1992 Mr. Reynolds was a director of Sun Coast Plastics, Inc., a company specializing in plastic molded closures and food service products, and from 1988 to 1992 Mr. Reynolds served as that company's Chairman and Chief Executive Officer. From 1984 through 1988 Mr. Reynolds also served as president of Mayfair Capital, a merchant banking company. In February 1983, Mr. Reynolds joined Rauscher Pierce Refsnes in Dallas. From 1971 through 1982, Mr. Reynolds worked in New York as an investment banker engaged in project and corporate finance at Salomon Brothers and at CS First Boston. Mr. Reynolds is a certified public accountant and holds an A.B. from Harvard College in economics. He received his MBA from Rutgers University.

     Thomas D. Aldern -- (Director) Mr. Aldern has been GreyStone's Vice President, Government Systems and a member of the board of directors since joining GreyStone in 1989. From 1985 to 1989, Mr. Aldern supported projects for the Naval Ocean Systems Center and ARPA and was active in classified defense programs at Titan. From 1978 to 1985, Mr. Aldern was in the U.S. Navy as a F-14A Radar Intercept Officer and involved in projects concerning battlespace extension, aircraft tactics, and advanced sensor modeling. Mr. Aldern earned a B.S. in Systems Engineering from the U.S. Naval Academy and has completed numerous U.S. Navy Warfare courses such as Strike Leader Attack Training School, Navy Fighter Weapons School (TOPGUN) and U.S. Navy Electronic Warfare School.

     Alan D. Stone -- (Director; Member of Audit and Compensation Committees) Mr. Stone has served as President and Executive Vice President at Sega Enterprises, Inc., a leading video game and multimedia entertainment company, from October of 1991 through the present. During part of this time he served as President of Sega Gameworks, an arcade and location-based entertainment company. Prior to that, Mr. Stone served as Vice President, Sales and Marketing, for Nintendo of America, Inc., a video game entertainment company, that he co-founded in 1980. Mr. Stone received his BA from the University of California, Berkeley, and his MBA in finance and economics at the University of Washington, Seattle.

     James W. Johnston -- (Director; Chairman of Audit Committee and Member of Compensation Committee) Mr. Johnston is President and Chief Executive Officer of StoneMarker Enterprises, Inc., a consulting and investment company. He previously served as Vice Chairman of RJR Nabisco, Inc., a holding company, from 1995 to 1996. From 1989 to 1996, he also served as Chairman of R.J. Reynolds Tobacco Co., and was Chief Executive Officer of that company until 1995. Mr. Johnston was named a Director of RJR Nabisco Holdings Corp. in 1992 and Chairman of R.J. Reynolds Tobacco International Inc. in 1993. He retired from R.J. Reynolds in July 1996. Mr. Johnston began his business career with Ford Motor Co. In addition to Ford, he has held senior management positions at various subsidiaries of Northwest Industries, Inc. and Citibank N.A. Mr. Johnston serves on various boards, including the Sealy Corporation, AgriBioTech, Inc., and various non-profit organizations.

     Dr. Malcolm R. Currie -- (Director; Member of Audit Committee) Dr. Currie is currently Chairman Emeritus Hughes Aircraft Company: President & CIO of Currie Technologies, a manufacturer of proprietary electric bicycles and is a member and former Chairman of the USC Board of Trustees. He is also Chairman of the Board of Constellation Communications (satellite communications) and serves as a director on the boards of Investment Co. of America (mutual fund), LSI Logic (semiconductors) (NYSE: LSI), Moltech Corp. (advanced batteries), Inamed (medical devices) (Nasdaq-NM:IMDC) and the California Council of Science & Technology. Previously he served on the board of UNOCAL (NYSE: UCL). From
1972 - 1977 Dr. Currie served as Under Secretary (Director) of Defense Research and Engineering with responsibilities for all weapons research and development and acquisition programs for the Department of Defense, including formulation, budgeting, execution and Congressional approval. After leaving the Defense Department, Dr. Currie held industry senior management positions for sixteen years, which included President, Hughes Missile Systems Company; President and Chief Executive Officer of Delco Electronics Corporation, and Chairman and Chief Executive Officer of Hughes Aircraft Company. He also served as a member of the

Defense Science Board from 1980 - 1982. Dr. Currie holds a Ph.D. in Engineering Physics from the University of California at Berkeley.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     GreyStone's Board of Directors has an Audit Committee and an Executive Compensation and Stock Option Committee.

     The members of the Audit Committee are Mr. Johnston, Chairman, and Messrs. Reynolds, Stone and Currie. This committee, which monitors GreyStone's basic accounting policies, reviews audit and management reports and makes recommendations regarding the appointment of the independent auditors, was appointed in March 2000. The first meeting of the committee was in May 2000. Dr. Currie was added in June 2000.

     The members of the Executive Compensation and Stock Option Committee are Mr. Reynolds, Chairman, and Messrs. Stone and Johnston. This committee, which recommends to the Board the salary and incentive compensation of the Chief Executive Officer and stock options to be issued to all other executives, held one meeting during fiscal 2000.

  Executive Compensation and Stock Option Committee Interlocks and Insider Participation

     The committee's chairman served as President of GreyStone's subsidiary, GreyStone Technology, Inc., from April 1995 until January 1997. During the last nine months of fiscal year 2000, GreyStone paid Mr. Reynolds approximately $99,000 for advisory services in the areas of mergers and acquisitions, strategic planning, corporate financing, and relations with the investment community. During fiscal year 2000 we also loaned Mr. Reynolds an aggregate of $50,000. The loans are for a one year term and bear interest at a rate of 8.75% per annum.

     Prior to the completion of the merger between Express Capital Acquisition Corporation and GreyStone Technology, Inc. on December 27, 1999, the sole Director of Express Capital Concepts held four meetings during fiscal 2000 (April 1, 1999 through March 31, 2000) and took one action by written consent. Following the merger, the board of directors of the renamed GreyStone Digital Technology, Inc. held meetings in December 1999 and March 2000.

COMPENSATION OF DIRECTORS

     Beginning in fiscal year 2001, each member of the Board who is not an officer of GreyStone will be compensated for their services as director by receiving $5,000 in cash, $15,000 in GreyStone common stock and a present value of $5,000 in options to purchase common stock annually. In addition, GreyStone will pay directors $500 per board meeting attended and reimburses directors for out-of-pocket expenses incurred in the performance of their duties as directors of GreyStone. All payments in the form of stock and options are to be issued under the 1994 Stock Option Plan, or any of its successor plans. All stock and options will be issued at the fair market value of our stock at the time of award. We expect to make awards to our directors during the second fiscal quarter of each year.

     From time to time, directors who are not employees of GreyStone may receive additional options under GreyStone's stock option plans, or otherwise, as compensation for their services as directors. In June 2000 GreyStone agreed to grant Dr. Malcolm Currie options to purchase 50,000 shares of our common stock at fair market value. GreyStone expects to depend particularly on Dr. Currie's insight relating to our relationships with current and future customers and product opportunities.

     In July 1999, GreyStone entered into a professional services agreement with The Pointe-Force Company, Inc., an entity wholly-owned by Mr. Reynolds' spouse and for whom Mr. Reynolds serves as president. Under the agreement Mr. Reynolds supports GreyStone in the areas of mergers and acquisitions, strategic planning, corporate financing, and relations with the investment community. The advisory services agreement is for an initial one year term at $11,000 per month, not including any reimbursement of expenses.

GREYSTONE MANAGEMENT

     The executive officers of GreyStone and their respective positions with GreyStone and ages are set forth in the following table. Biographical information on each executive officer who is not a director is set forth following the table. There are no family relationships between any director or executive officer and other director or executive officer of GreyStone. Executive officers serve at the discretion of the Board of Directors.

EXECUTIVE OFFICERS

                                                                                  YEAR IN WHICH
         NAME                              POSITION                     AGE   HE/SHE BECAME OFFICER
         ----                              --------                     ---   ---------------------
Richard A. Smith.......  President and Chief Executive Officer and      53            1989
                         Chairman of the Board
Thomas D. Aldern.......  Vice President of GreyStone Technology, Inc.   46            1989
Carl A. Beaudet........  Vice President of GreyStone Technology, Inc.   58            1989
Bernard J. Crowe.......  Vice President of GreyStone Technology, Inc.   61            1992
Marshall B. Geller.....  Chief Financial Officer and Treasurer          48            1998
Carolyn A. Harris......  Vice President, General Counsel and Secretary  43            1998

     The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her death, resignation or removal. The Board of Directors elects officers annually at its first meeting following the Annual Meeting of Stockholders.

     Mr. Beaudet joined GreyStone in 1989 as its Vice President, Government Business Development. He has been active in various areas of GreyStone's business development, administration and operations. Before joining GreyStone, Mr. Beaudet was a field office manager at Advanced Technology, Inc., an engineering services company, as well as a technical director for electronic warfare for that company's project activities at the Pacific Missile Test Center from January 1988 to December 1989. Before January 1988, Mr. Beaudet worked for five years at the Military Electronics and Avionics Division of TRW, Inc., a defense electronics and computer systems manufacturer, in San Diego, California where he managed the Operations Analysis department in support of a number of different programs and projects. Mr. Beaudet was a career Naval Flight Officer with 20 years' experience. Mr. Beaudet received a B.S. in Aeronautics and Astronautics from Purdue University and an M.S. in Aeronautical Engineering from the Naval Postgraduate School.

     Mr. Crowe has been GreyStone's Vice President, Commercial Systems since 1992. Prior to joining GreyStone, Mr. Crowe was Vice President at Ball Corporation, Systems Engineering Division located in San Diego, California from 1990 to 1992 where he managed that company's development of products for military and commercial customers. From 1975 to 1990, Mr. Crowe was at TRACOR Flight Systems, Inc., an aerospace company where he was Director of the Simulation Product Department. In this capacity, he led over 20 engineers in developing real-time simulation products. Mr. Crowe received a B.S. from London University.

     Mr. Geller is Chief Financial Officer and Treasurer. He joined GreyStone in 1994 as Controller and served in that position until November 1998 when he assumed his current duties. Prior to joining GreyStone, from 1982 until 1994, Mr. Geller worked for General Dynamics -- Convair Division in San Diego in the areas of financial planning, budgeting, overhead, and capital planning. Prior to that, Mr. Geller worked for an accounting firm in New York City. Mr. Geller received his B.A. and M.B.A. from Hofstra University in New York.

     Ms. Harris is Vice President, General Counsel and Corporate Secretary. She joined GreyStone in 1995 as Contracts Director and served as Assistant General Counsel and Assistant Secretary until 1998 when she assumed her current duties. From 1979 to 1994 she worked for Rockwell International Corporation's Rocketdyne Division in Los Angeles, California in the areas of financial management, advanced programs and contracts. Ms. Harris received her B.S. in Finance and Accounting from the University of Arizona, and her J.D. from Southwestern University School of Law.

REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS

     GreyStone's Executive Compensation and Stock Option Committee has the duty to administer GreyStone's cash and equity-based chief executive compensation program, evaluate the overall performance of the chief executive officer, and recommend to the Board stock options to be issued to executives.

COMPENSATION PHILOSOPHY

     GreyStone believes that there should be a direct relationship between executive compensation and value delivered to the stockholders. GreyStone implements this philosophy with a set of supporting principles:

     - Compensation must be fair.

     - Compensation must be competitive.

     - Compensation must be related to Company goals.

     - Compensation must motivate.

ACTIONS OF EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE

     The board's compensation committee has had only one informal discussion since the merger with Express Capital Concepts was completed in December 1999, and has not yet adopted specific goals or criteria for measurement of the chief executive's performance. Our chief executive officer continues to be compensated according to an August 1997 employment agreement, which survived the merger and is still effective. After the committee's first formal meeting it will develop a plan for performance and compensation measurement for GreyStone's chief executive, and any other officers the Board requests the committee to evaluate.

EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE
     Jon M. Reynolds, Chairman
     James W. Johnston
     Alan D. Stone

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table shows, for the fiscal years ended March 31, 2000, 1999 and 1998, the compensation paid by GreyStone and its subsidiary, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of GreyStone in 2000 (the "Named Executive Officers") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL                LONG-TERM
                                               COMPENSATION            COMPENSATION
                                          -----------------------    ----------------     ALL OTHER
                                          SALARY ($)    OTHER ($)    OPTIONS/SARS (#)    COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR       (A)           (B)          AWARDS(C)           ($)(D)
  ---------------------------     ----    ----------    ---------    ----------------    ------------
Richard A. Smith................  2000     250,000       18,000                             16,178
  Chairman, President and Chief   1999     250,000(1)    18,000                              2,150
  Executive Officer               1998     227,500(2)    11,250          450,000(3)          2,600
Carl A. Beaudet.................  2000     128,750                       215,000
  Vice President of GreyStone     1999     120,000
  Technology, Inc.                1998     105,000
Bernard J. Crowe................  2000     125,000                        20,000
  Vice President of GreyStone     1999     125,000
  Technology, Inc.                1998     125,020
Thomas D. Aldern................  2000     113,300                       215,000
  Vice President of GreyStone     1999     105,000
  Technology, Inc.                1998      90,000

---------------
(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(B) Amounts shown represent car allowance as provided in Mr. Smith's employment agreement. No bonuses were earned during the report periods.

(C) No stock appreciation rights (SARs) were granted to any named executive officer during the last three fiscal years.

(D) Amounts shown represents reimbursement of tax preparation charges and estate tax planning legal fees as provided in Mr. Smith's employment agreement.

(1) Includes $60,000 of salary that was earned but deferred.

(2) Includes $37,500 of salary that was earned but deferred.

(3) During FY1998, incentive stock options to purchase 200,000 shares of GreyStone common stock at an exercise price of $4.95 per share which were originally issued in fiscal year 1997 were cancelled and non-statutory stock options to purchase 450,000 shares of GreyStone common stock at an exercise price of $4.95 per share were issued to Mr. Smith.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options made during fiscal 2000 under GreyStone's stock option plans to the Named Executive Officers:

                      OPTION GRANTS IN LAST FISCAL YEAR(A)

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                       INDIVIDUAL GRANTS                       ANNUAL RATES OF
                                     -----------------------------------------------------       STOCK PRICE
                                               % OF TOTAL OPTIONS                              APPRECIATION FOR
                                                   GRANTED TO        EXERCISE                   OPTION TERM(D)
                                     OPTIONS   EMPLOYEES IN FISCAL    PRICE     EXPIRATION   --------------------
               NAME                  GRANTED         YEAR(B)          ($/SH)     DATE(C)      5%($)      10%($)
               ----                  -------   -------------------   --------   ----------   -------    ---------
Richard A. Smith...................        0              0%
Carl A. Beaudet....................   15,000            .92%          5.100     06/18/2009    48,110      121,921
                                     200,000          12.31%          6.000     03/02/2010   754,674    1,912,491
Bernard J. Crowe...................   20,000           1.23%          5.100     06/18/2009    64,147      162,562
Thomas D. Aldern...................   15,000            .92%          5.100     06/18/2009    48,110      121,921
                                     200,000          12.31%          6.000     03/02/2010   754,674    1,912,491

---------------
(A) We granted no stock appreciation rights (SARs) to any of the Named Executive Officers during the last fiscal year.

(B) We granted our employees stock options to purchase a total of 1,624,750 shares during the fiscal year ended March 31, 2000.

(C) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(D) Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of GreyStone's stock, which will be determined by future events and unknown factors.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                           AND FY-END OPTION VALUE(A)

                                                                                               VALUE OF UNEXERCISED
                                       SHARES                    NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                      ACQUIRED      VALUE        OPTIONS AT FY-END(#)            AT FY-END ($)(C)
                                         ON        REALIZED   ---------------------------   ---------------------------
               NAME                  EXERCISE(#)    ($)(B)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                  -----------   --------   -----------   -------------   -----------   -------------
Richard A. Smith...................        --          --       866,666        83,334        1,248,733       30,167
Carl A. Beaudet....................        --          --       258,334         6,666           76,117        1,413
Bernard J. Crowe...................        --          --       261,000         4,000          927,607        5,948
Thomas D. Aldern...................     2,500       9,188       255,834         6,666           72,399        1,413

---------------
(A) No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.

(B) Market value of underlying securities on date of exercise, minus the exercise or base price.

(C) Market value of underlying securities at year-end, minus the exercise or base price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     We entered into an employment agreement with Richard Smith in August 1997. Under that agreement, if Mr. Smith's employment is terminated other than for a change in control or for cause, then Mr. Smith is entitled to an amount equivalent to his base salary for the thirty-six months immediately prior to the termination. If Mr. Smith's employment is terminated pursuant to a change in control, Mr. Smith will receive as severance an amount equal to 299% of his then current annual base salary plus 299% of the amount of the greater of the bonus awarded to him in the prior calendar year or the average of the annual bonuses received by him in respect of his employment during the two year period preceding the year in which the change of control occurred. He would also receive an amount in cash equal to the present value (calculated at a discount rate of 10%) of the incremental retirement benefits that would have been payable or available to Mr. Smith under any qualified plan, or under any other supplemental retirement, life or medical plan or arrangement, that is maintained by GreyStone and is based on the age and service Mr. Smith would have attained or completed had he continued as an employee of GreyStone for an additional two years. If Mr. Smith's employment is terminated with cause or if Mr. Smith resigns other than for sufficient reason, Mr. Smith's compensation and benefits will cease immediately and Mr. Smith will not be entitled to severance benefits.

PERFORMANCE GRAPH

     No shareholder return calculations are provided in this proxy statement for the fiscal year ended March 31, 2000, since GreyStone's common stock was first registered under section 12 of the Exchange Act as of January 14, 2000. A graph of performance data for this limited period of time would not provide meaningful information. GreyStone's common stock price is reported on the OTC Bulletin Board(R), under the trading symbol GSTN.

                                   PROPOSAL 2

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to GreyStone's certificate of incorporation to increase GreyStone's authorized number of shares of common stock from 30,000,000 shares to 100,000,000 shares.

     Principal Effects of the Amendment. The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of GreyStone. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock or convertible preferred stock of GreyStone, except for effects incidental to potential future increases in the number of shares of GreyStone's common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock and convertible preferred stock.

     If the amendment is adopted, it will become effective upon filing the certificate of amendment with the Secretary of State of the State of Delaware.

     As of June 30, 2000, of the 30,000,000 shares of common stock presently authorized, 16,278,179 shares were issued and outstanding, 4,667,262 shares were reserved for issuance under GreyStone's stock option plans (including the increase to the 1994 plan and excluding the new 2000 plan presented for stockholder approval), 8,869,096 shares were reserved for issuance to holders of warrants to purchase GreyStone common stock and approximately 185,000 shares were unissued and unreserved. Under the terms of the May 18, 2000 Series A Convertible Preferred Stock purchase agreement between GreyStone and 13 investors, GreyStone has agreed to reserve 3,750,000 shares of common stock (inclusive of a 50% additional allowance for adjustments)for issuance upon the conversion of the Series A convertible preferred stock and for issuance upon the exercise of the warrants issued to the Series A preferred stockholders.

     Reasons for the Amendment. The additional shares of common stock may be used, without further stockholder approval, for various purposes including, expanding our business or product lines through the acquisition of other businesses or products, future splits of the common stock, raising capital, providing equity incentives to employees, officers or directors and establishing strategic relationships with other companies. The size of the proposed increase in authorized common stock will give GreyStone's Board of Directors the broad latitude to authorize the issuance of additional shares of common stock for these purposes without stockholder approval.

     From time to time GreyStone considers strategic transactions and alternatives with the goal of maximizing stockholder value. For example, on January 2000 GreyStone executed two letters of intent to acquire privately held companies whose product are complementary to our products. At the time of this proxy statement, discussions are continuing with one of the companies. GreyStone will continue to evaluate other potential strategic transactions and alternatives that we believe may enhance stockholder value. These additional potential transactions may include a variety of different business arrangements, including acquisitions, strategic partnerships, joint ventures, restructurings, business combinations, investments, and other transactions. The additional shares that would become available for issuance if this proposal were adopted may be used in connection with these potential transactions. We cannot assure you that we will consummate any transaction on favorable terms or at all, that they will in fact enhance stockholder value or that they will not adversely affect GreyStone's business or the trading price of our stock. We may incur non-recurring or other charges relating to these transactions and the integration of acquired businesses may pose significant challenges and/or management and business disruptions, any of which could materially and adversely affect GreyStone's business and financial results.

     GreyStone does not contemplate seeking stockholder approval for any future issuances of capital stock unless required to do so by an obligation imposed by applicable law, a regulatory authority or a third party. Under GreyStone's certificate of incorporation, no stockholder is entitled to preemptive rights with respect to any future issuances of capital stock. The Board of Directors believes the proposed increase in the authorized common stock will make a sufficient number of shares available should GreyStone decide to use its shares for one or more of such previously mentioned purposes or otherwise. GreyStone reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

     GreyStone's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations are incorporated by reference to GreyStone's most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 29, 2000 and are included as a supplement to GreyStone's 2000 Annual Report to Stockholders.

     The affirmative vote of the holders of a majority of the outstanding stock entitled to vote in person or represented by proxy at the meeting will be required to approve this amendment to GreyStone's certificate of incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                   PROPOSAL 3

                     1994 STOCK OPTION AND STOCK BONUS PLAN
                            RATIFICATION OF PLAN AND
           APPROVAL OF A 2,000,000 SHARE INCREASE IN ISSUABLE SHARES

     We are seeking stockholder approval for the ratification of and an amendment to the Company's 1994 Stock Option and Stock Bonus Plan (the "1994 Plan") which would increase the number of shares issuable under the Stock Option Plan by 2,000,000 shares. The 1994 Stock Option Plan as adopted in 1994 is included as APPENDIX B.

     The 1994 Plan was approved by the Board of Directors and by the stockholders in February 1994. A total of 2,000,000 shares of Common Stock were initially reserved for issuance under the 1994 Plan. Upon the completion of the merger with Express Capital Concepts in December 1999, Express Capital was renamed GreyStone Digital Technology, Inc., and GreyStone Digital Technology, Inc. assumed the responsibilities of the plan. In March 2000, the Board of Directors approved an increase of 2,000,000 shares issuable under the 1994 Plan which, if approved by stockholders, would increase the total shares under the Stock Option Plan since its inception to 4,000,000 shares. The stockholders are being requested to ratify the plan and approve this amendment.

     As of March 31, 2000, incentive stock options to purchase 1,766,762 shares of Common Stock were outstanding under the 1994 Plan, and 5,500 shares had been issued by the Company upon exercise of options under the 1994 Plan.

     The Board believes that the proposed increase is in the best interests of the Company for several reasons. First, the increase will provide an adequate reserve of shares for issuance under the Stock Option Plan, which is an integral part of the Company's overall compensation program. Second, the Board of Directors believes the proposed increase is essential for the Company to compete successfully against other companies in attracting and retaining key employees, thereby facilitating the future potential growth of the Company. Third, the Board of Directors believes the Stock Option Plan is an important contributor to the alignment of employee and stockholder interests.

  Other Option Plans of the Company and Shares Issued Outside the Plans

     We currently have non-statutory stock options to purchase 1,790,000 shares of Common Stock outstanding. We granted these options outside of the 1994 Plan. In March 2000, we granted incentive stock options to purchase 550,000 shares under the Company's 1991 Stock Option Plan (the "1991 Plan") to three Company founders, two of whom are named executive officers of the Company. No shares have been issued upon exercise of options under the 1991 Plan, no other shares are outstanding under the 1991 Plan, and 450,000 shares remain available to be issued under the 1991 Plan.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3

                                   PROPOSAL 4

                     APPROVAL OF THE 2000 STOCK OPTION PLAN

     In May 2000, the Board of Directors authorized the preparation of GreyStone's 2000 Stock Option Plan (the "2000 Plan", or "Plan"), subject to stockholder approval. We intend to reserve 4,000,000 shares of common stock under the 2000 Incentive Plan.

     We are asking our stockholders to approve our 2000 Plan. We believe that approval of the Plan will enable us to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of GreyStone. In the judgment of the Board of Directors, an initial or increased grant under the 2000 Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2000 Plan participants with those of the stockholders.

     Because participation and the types of awards under the 2000 Plan are subject to the discretion of the Board of Directors, the benefits or amounts that will be received by any participant or groups of participants if the 2000 Plan is approved are not currently determinable.

     The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the 2000 Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 4 to approve the adoption of the 2000 Plan.

DESCRIPTION OF THE PLAN

     A description of the provisions of the 2000 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2000 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

     Administration. The 2000 Plan is administered by the Board of Directors, which has the discretion to delegate the responsibility to the Compensation Committee of the Board of Directors, which would make recommendations relating to the 2000 Plan for the Board's approval. Subject to the terms of the 2000 Plan, the Board may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the 2000 Plan. The term of each stock option is fixed by the Board and may not exceed 10 years from the date of grant. The Board determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Board.

     The Board of Directors may terminate or amend the Plan at any time and for any reason. However, amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

     Options. The 2000 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

     The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. An exception to these requirements is made for options that GreyStone may grant in substitution for options held by employees of companies that GreyStone may acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer.

     Other Awards. The Board may also award:

     - shares of common stock subject to restrictions.

     - deferred stock, credited as deferred stock units, but ultimately payable in the form of unrestricted shares of common stock in accordance with the participant's deferral election.

     - common stock units subject to restrictions.

     - shares of common stock at no cost or for a purchase price determined by the Executive Compensation and Stock Option Committee which are free from any restrictions under the 2000 Incentive Plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

     - dividend equivalent rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock.

     - a right to receive a number of shares or, in the discretion of the Executive Compensation and Stock Option Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Executive Compensation and Stock Option Committee.

     - a right to receive a number of shares, subject to the attainment of specified performance goals (summarized in the next paragraph and detailed below).

     - performance and annual incentive awards, ultimately payable in stock or cash, as determined by the compensation committee. The compensation committee may grant multi-year and annual incentive awards subject achievement of specified goals. The compensation committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The compensation committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the compensation committee designates as likely to be covered in the future; must comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. In modifying, amending or adjusting the terms of an award to covered employees (or likely covered employees), the compensation committee may not take any action with respect to the employee that would cause any payment to the employee to fail to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

     Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the company, may cause awards granted under the 2000 Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

     Adjustments for Stock Dividends and Similar Events. The Board will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2000 Incentive Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as GreyStone to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the "covered employees"). However, performance-based compensation is excluded from this limitation. The 2000 Incentive Plan is designed to permit the Board to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

     To qualify as performance-based:

          i. the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

          ii. the performance goal under which compensation is paid must be established by the Executive Compensation and Stock Option Committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

          iii. the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

          iv. the Executive Compensation and Stock Option Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

     In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Executive Compensation and Stock Option Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant.

     One or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Executive Compensation and Stock Option Committee in establishing performance goals:

     - total stockholder return;

     - such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index;

     - net income;

     - pretax earnings;

     - earnings before interest expense, taxes, depreciation and amortization;

     - pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

     - operating margin;

     - earnings per share;

     - return on equity;

     - return on capital;

     - return on investment;

     - operating earnings;

     - working capital; and

     - ratio of debt to stockholders' equity.

     Under the Internal Revenue Code, a director is an "outside director" if he or she is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the corporation in any capacity other than as a director.

     The maximum number of shares subject to options that can be awarded under the 2000 Incentive Plan to any person is 300,000 per year. The maximum number of shares that can be awarded under the 2000 Incentive Plan to any person, other than pursuant to an option, is 300,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $1,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $3,000,000.

FEDERAL INCOME TAX CONSEQUENCES OF THE 2000 PLAN

     Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

     For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

     If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

     Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

     Deferred Common Stock. There are no immediate tax consequences of receiving an award of deferred common stock under the 2000 Incentive Plan. A grantee who is awarded deferred common stock will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the distribution date(s) under the deferral election, reduced by the amount, if any, paid for such shares. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

     Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted common stock units under the 2000 Incentive Plan. A grantee who is awarded restricted common stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

     Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

     Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount equal to the amount distributed to the grantee pursuant to the award. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

     Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2000 Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Performance Share Awards. There are no immediate tax consequences of receiving an award of performance shares under the 2000 Incentive Plan. A grantee who is awarded performance shares will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee pursuant to the award, reduced by the amount, if any, paid for such shares. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

     Upon a grantee's disposition of performance shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the grantee as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the grantee has held the shares for at least one year. Otherwise, the capital gain or loss will be short-term.

     Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     The affirmative vote of the holders of a majority of the outstanding stock entitled to vote in person or represented by proxy at the meeting will be required to approve the 2000 Incentive Plan. As a result, abstentions and broker non-votes will have the same effect as negative votes.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.

                                   PROPOSAL 5

                     RATIFICATION OF SELECTION OF AUDITORS

     The board is seeking stockholder ratification of its selection of J.H. Cohn LLP to serve as GreyStone's auditors for the fiscal year ending March 31, 2001. J.H. Cohn LLP served as GreyStone's auditors for fiscal year 2000 and has served as GreyStone's auditors starting with fiscal year 1996. We expect representatives of J.H. Cohn LLP to attend the Annual Meeting and have the opportunity to make any statements they may desire. These representatives will be available to respond to appropriate questions from stockholders. J.H. Cohn LLP will be retained as GreyStone's auditors for the fiscal year ending March 31, 2001 if this proposal is approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires GreyStone's directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of that stock.

     To our knowledge, based solely upon our review of copies of reports provided to us by those individuals and written representations of those individuals that no other reports were required with respect to the year ended March 31, 2000, we believe that our directors, executive officers, and greater than ten percent beneficial owners have met all of their Section 16(a) requirements during fiscal year 2000.

                              FINANCIAL STATEMENTS

     GreyStone's fiscal year 2000 Annual Report to Stockholders and Annual Report on Form 10-K as filed with the Securities and Exchange Commission accompany this proxy statement.

                                   APPENDIX A
               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

        Article Fourth of the Certificate of Incorporation shall be deleted in its entirety and replaced with the following:

        Fourth: The Corporation is authorized to issue two classes of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 103,000,000, consisting of 3,000,000 shares of Preferred Stock, par value $0.001 per share, and 100,000,000 shares of Common Stock, par value $0.001 per share.

                                   APPENDIX B

                           GREYSTONE TECHNOLOGY, INC.
                     1994 STOCK OPTION AND STOCK BONUS PLAN


================================================================================

                     1994 STOCK OPTION AND STOCK BONUS PLAN

                                       OF

                       GREYSTONE TECHNOLOGY, INCORPORATED

                            ADOPTED FEBRUARY 1, 1994

                               AMENDED MAY 6, 1994

================================================================================

                                TABLE OF CONTENTS


                                                                                Page
     1.  PURPOSES ............................................................. 1

     2.  DEFINITIONS .......................................................... 1

     3.  ADMINISTRATION ....................................................... 4

     4.  SHARES SUBJECT TO THE PLAN ........................................... 5

     5.  ELIGIBILITY .......................................................... 6

     6.  OPTION AGREEMENT PROVISIONS .......................................... 6

     7.  STOCK BONUS AGREEMENT PROVISIONS  .................................... 8

     8.  COVENANTS OF THE COMPANY ............................................. 9

     9.  USE OF PROCEEDS ...................................................... 9

     10. ADJUSTMENTS UPON CHANGES IN COMMON STOCK ............................. 10

     11. MISCELLANEOUS ........................................................ 11

     12. AMENDMENT OF THE PLAN  ............................................... 11

     13. TERMINATION OR SUSPENSION OF THE PLAN ................................ 12

     14. EFFECTIVE DATE OF PLAN ............................................... 12

                                       (i)

                       GREYSTONE TECHNOLOGY, INCORPORATED

                     1994 STOCK OPTION AND STOCK BONUS PLAN

                            Adopted February 1, 1994

                               Amended May 6, 1994



1. PURPOSES.

The purposes of the Plan are as follows:

        (a) To provide additional incentive for selected Employees, Directors and Consultants to further the growth, development and financial success of the Company by providing a means by which such persons can personally benefit through the ownership of capital stock of the Company, and to compensate certain of such persons for their contributions to the growth of the Company; and

        (b) To enable the Company to secure and retain key Employees, Directors and Consultants considered important to the long-range success of the Company by offering such persons an opportunity to own capital stock of the Company.

2. DEFINITIONS.

        (a) "Affiliate," means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b) "Board" means the Board of Directors of the Company.

        (c) "Bonus Shares" means the shares of Common Stock subject to a Stock Bonus.

        (d) "Code" means the Internal Revenue Code of 1986, as amended.

        (e) "Committee" means a committee appointed by the Board in accordance with Section 3(c).

        (f) "Common Stock" means the common stock, without par value, of the Company; provided, however, that if the Company's articles of incorporation authorize the issuance of only one class of stock, "Common Stock" shall mean such class of stock.

        (g) "Company" means GreyStone Technology, Incorporated, a California corporation.

        (h) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company and/or who are not otherwise compensated by the Company for their services as Directors except pursuant to the Plan.

        (i) "Director" means a member of the Board.

        (j) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code and as interpreted by the Board in each case.

        (k) "Disinterested Person" means a Director who (i) was not, during the one year prior to service as an administrator of the Plan, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates except as permitted by subsection (c)(2)(i) of Rule 16b-3, or (ii) is otherwise considered to be a "disinterested person, in accordance with subsection (c)(2)(i) of Rule 16b-3, or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

        (1) "Employee" means any person, including officers and Directors, employed by the Company or any Affiliate of the Company; provided, however, that neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n) "Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the date of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

            (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and high asked prices for the Common Stock on the last market



                                       2.

trading day prior to the date of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or

            (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board of Directors pursuant to Rule 260.140.50 of Title 10 of the California Code of Regulations.

        (o) "Grantee" means an Employee, Director or Consultant who is granted a Stock Bonus.

        (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (r) "Option" means a stock option granted pursuant to the Plan.

        (s) "Option Agreement" means a written agreement between the Company and an Optioned evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Board and incorporated therein.

        (t) "Option Shares" means the shares of Common Stock of the Company subject to

        (u) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

        (v) "Plan" means this 1994 Stock Option and Stock Bonus Plan.

        (w) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b- as in effect when discretion is being exercised with respect to the Plan.

        (x) "Securities Act" means the Securities Act of 1933, as amended.

        (y) "Stock Bonus" means a bonus of shares of Common Stock granted pursuant to the

        (z) "Stock Bonus Agreement" means a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Stock Bonus grant. Each Stock Bonus Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Board and incorporated therein.



                                       3.

     (aa) "Termination of Employment or Consulting Relationship" means:

            (i) With respect to Options or Stock Bonuses granted to an Optionee or Grantee in his capacity as an Employee, the time when the employer-employee relationship between the Optionee and the Company (or an Affiliate) is terminated for any reason, including without limitation a termination by resignation, discharge, death or retirement. The Board, in its sole discretion, may determine whether a Termination of Employment or Consulting Relationship has occurred in the case of any leave of absence approved by the Board, including sick leave, personal leave and military leave; provided, however, that any such leave for purposes of an Incentive Stock Option shall not exceed ninety (90) days unless (A) the Board determines to extend such period upon the acknowledgement of the Optionee that such an Option would become a Nonstatutory Stock Option, or (B) reemployment upon the expiration of such leave is guaranteed by contract (including by Company policy) or statute;

            (ii) With respect to Options or Stock Bonuses granted to an Optionee or Grantee in his capacity as a Director, the time when the Optionee or Grantee ceases to be a Director for any reason, including without limitation a cessation by resignation, removal, failure to be reelected, death or retirement, but excluding cessations where there is a simultaneous or continuing employment of the former Director by the Company or an Affiliate and the Board expressly deems such cessation not to be a Termination of Employment or Consulting Relationship; and

            (iii) With respect to Options or Stock Bonuses granted to an Optionee or Grantee in his capacity as a Consultant, the time when the contractual relationship between the Optionee or Grantee and the Company (or an Affiliate) is terminated for any reason, except where there is a simultaneous or continuing employment of the former Consultant by the Company or an Affiliate and the Board expressly deems such termination not to be a Termination of Employment or Consulting Relationship.

The Board, in its absolute discretion, shall determine the effect of all other matters and questions relating to a Termination of Employment or Consulting Relationship.

3. ADMINISTRATION.

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3(c) below.

        (b) The Board shall have the power, except as otherwise provided in the
Plan:

            (i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Options and/or Stock Bonuses, (B) when and how the Options and Stock Bonuses shall be granted, (C) whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option, (D) the provisions of each Option and each Stock Bonus granted


                                       4.

(which need not be identical), including the time or times an Option may be exercised in whole or in part, and (E) the number of shares for which an Option or Stock Bonus shall be granted to each such person.

            (ii) To construe and interpret the Plan, and Options and Stock Bonuses granted under it, and to establish, amend and revoke rules and regulations for the Plan's administration. The Board, in the exercise of its power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement or Stock Bonus Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iii) To amend the Plan as provided in Section 12.

            (iv) To place such restrictions on the sale or other disposition of Option Shares and Bonus Shares as may be deemed appropriate by the Board.

            (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

        (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Disinterested Persons. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in the Plan to the Board shall thereafter be deemed to be references to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

        (d) Notwithstanding the foregoing Section 3(c), the requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4. SHARES SUBJECT TO THE PLAN.

Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to the exercise of Options or granted pursuant to Stock Bonuses shall not exceed in the aggregate two million (2,000,000) shares of the Company's Common Stock. If any Option shall for any reason expire or otherwise terminate without having been exercised in full the stock not purchased pursuant to such Option shall again become available under the Plan. If a Grantee to whom a Stock Bonus is granted fails to accept such Stock Bonus, the Bonus Shares included in such Stock Bonus shall again become available under the Plan.


                                       5.

5. ELIGIBILITY.

        (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options and Stock Bonuses may be granted only to Employees, Directors or Consultants. In the event an Optionee or Grantee is both an Employee and a Director, or an Optionee or Grantee is both a Director and a Consultant, the Option Agreement shall specify the capacity in which the Option or Stock Bonus is granted.

        (b) Notwithstanding subsection (a) above, a Director shall in no event be eligible for the benefits of the Plan unless, at the time discretion is exercised in the selection of the Director as a person to whom Options or Stock Bonuses may be granted or in the determination of the number of shares which may be covered by Options or Stock Bonuses granted to the Director, (i) the Board has delegated its discretionary authority under the Plan to a Committee which consists solely of Disinterested Persons, or (ii) the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. However, this Section 5(b) shall not apply for so long as the Board or Committee expressly declares that it shall not apply.

        (c) on shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

6. OPTION AGREEMENT PROVISIONS.

        Each Option shall be granted pursuant to a written Option Agreement, which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Option Agreements need not be identical, but each Option Agreement shall include (through incorporation of the provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

        (a) Term. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

        (b) Price. The exercise price of each Option shall be set forth in the applicable Option Agreement; provided, however, that the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date such Option is granted.

        (c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid in cash at the time the Option, or portion thereof, is exercised; provided,



                                       6.

however, at the discretion of the Board, the Option Agreement may allow (i) a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised, (ii) payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee; (iii) payment, in whole or in part, through the surrender of Option Shares then issuable upon exercise of the Option; (iv) payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; or (v) any other method of "cashless exercise" permitted by the Board.

        (d) Transferability. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. An Optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e) Vesting. The total number of Option Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that, from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Option Shares allotted to any period, and may be exercised with respect to some or all of the Option Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or other times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary but in each case will provide for vesting of at least twenty percent (20%) of the total number of shares subject to the Option per year. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any Option Shares then remaining subject to the Option. The provisions of this Section 6(e) are subject to any Option Agreement provisions governing the minimum number of Option Shares as to which an Option may be exercised and any provisions governing the minimum percentage of the Option Shares which may vest over specified periods of time.

        (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under Section 6d, as a condition of exercising any such Option to give written assurances satisfactory to the Company, if any, that are necessary to ensure compliance with federal securities laws. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the Option Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act or, as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under then applicable securities laws.

        (g) Termination of Employment or Consulting Relationship. In the event of the Termination of Employment or Consulting Relationship of an Optionee for any reason (other than



                                       7.

upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board (which period shall not be less than thirty (30) days from the date of such termination), and only to the extent that the Optionee was entitled to exercise the Option at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of a Termination of Employment or Consulting Relationship, the Optionee is not entitled to exercise his or her entire Option, the Option Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after a Termination of Employment or Consulting Relationship, the Optionee does not exercise his or her Option within the period specified in the Option Agreement, the Option shall terminate, and the Option Shares covered by such Option shall revert to the Plan.

        (h) Disability of Option. In the event of a Termination of Employment or Consulting Relationship of an Optionee as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board (which period shall not be less than six (6) months from the date of such termination), and only to the extent that the Optionee was entitled to exercise the Option at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of a Termination of Employment or Consulting Relationship, the Optionee is not entitled to exercise his or her entire Option, the Option Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after a Termination of Employment or Consulting Relationship, the Optionee does not exercise his or her Option within the period specified in the Option Agreement, the Option shall terminate, and the Option Shares covered by such Option shall revert to the Plan.

        (i) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised within the period specified in the Option Agreement by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within such period as is determined by the Board (which period shall not be less than six (6) months following the date of death) , and only to the extent the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Option Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified in the Option Agreement, the Option shall terminate, and the Option Shares covered by such Option shall revert to the Plan.

7. STOCK BONUS AGREEMENT PROVISIONS.

        Each Stock Bonus shall be granted pursuant to a written Stock Bonus Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Stock Bonus Agreements need not be identical, but each



                                       8.

Stock Bonus Agreement shall include (through incorporation of the provisions hereof by reference in the Stock Bonus Agreement or otherwise) the substance of each of the following provisions:

        (a) Consideration. The consideration for which a Stock Bonus is granted shall be services previously rendered by the Grantee to the Company, the value of which shall be not less than 85% of the Fair Market Value of the Bonus
Shares to be issued pursuant to the Stock Bonus, provided that the purchase price shall be 100% of the fair market value of the stock on the date such award is made, in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Applicant. The Committee, in its absolute discretion, shall determine the value of such Grantee's services.

        (b) Transferability. The rights of a Grantee to receive Bonus Shares pursuant to a Stock Bonus shall not be transferable prior to the issuance of such Bonus Shares, except by will or by the laws of descent and distribution.

        (c) Securities Law Compliance. The Company may require any Grantee, or any person to whom a Stock Bonus is transferred under Section 7(b), as a condition of issuance of Bonus Shares to give written assurances satisfactory to the Company, if any, that are necessary to ensure compliance with federal securities laws. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the Bonus Shares has been registered under a then currently effective registration statement under the Securities Act or, as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under then applicable securities laws.

8. COVENANTS OF THE COMPANY.

        (a) During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Option Shares upon exercise of the Options and to grant Stock Bonuses; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option, any Option Shares or any Bonus Shares. If, after reasonable efforts or without unreasonable expense, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Option Shares or the grant of Stock Bonuses under the Plan, the Company shall be relieved from any liability for failure to issue and sell Option Shares upon exercise of such Options or to issue Bonus Shares unless and until such authority is obtained.

9. USE OF PROCEEDS.


                                       9.

        Proceeds from the sale of Option Shares shall be used for general operating capital of the Company.

10. ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

        (a) If any change is made in the Common Stock subject to the Plan (through reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan, all outstanding Options and all outstanding Stock Bonuses in respect of which Bonus Shares have not been issued will be appropriately adjusted as to (i) the class and maximum number of shares subject to the Plan, (ii) the class and number of shares and price per share of Common Stock subject to outstanding Options, and
(iii) the class and number of shares subject to unissued Bonus Shares.

        (b) In the event the Company is merged or consolidated with another corporation and the Company is the surviving corporation, each outstanding Option, whether or not then exercisable, and each outstanding Stock Bonus in respect of which Bonus Shares have not been issued, shall pertain to and apply to the securities or other property to which a holder of the number the Option Shares subject to such Option, or the Bonus Shares subject to such Stock Bonus, would have been entitled upon such transaction.

        (c) In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in the event substantially all of the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board shall, in its sole discretion as to each outstanding Option or Stock Bonus in respect of which Bonus Shares have not been issued, either (i) make appropriate provision for protection of such Option or Stock Bonus by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the stock of the Company, or (ii) upon written notice to the holder of such Option or Stock Bonus, provide that such Option must be exercised, or such Stock Bonus accepted, within a specified period not exceeding sixty (60) days of the date of such notice (to the extent, in the case of an Option, such Option is exercisable on the last day of such specified period) or it will be terminated. Any portion of such Option which is not exercisable on the last day of such specified period will be terminated, and any portion of such Option which is not exercised, or any portion of such Stock Bonus which is not accepted, on or before said last day shall terminate on said last day. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees or Consultants, the time during which such Options may be exercised shall be accelerated and the Options terminated if not exercised prior to such event.


                                      10.

11. MISCELLANEOUS.

        (a) Neither an Optionee, Grantee nor any person to whom an Option is transferred under Section 6(d) or 7(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares or Bonus Shares unless and until such person has satisfied all requirements for exercise of the Option or the grant of the Stock Bonus, pursuant to its respective terms, and the Company has duly issued a stock certificate for such Option Shares or Bonus Shares.

        (b) Throughout the term of any Option or Stock Bonus granted pursuant to the Plan, the Company shall make available to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option or Stock Bonus term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

        (c) Nothing in the Plan, or any instrument executed or Option or Stock Bonus granted pursuant thereto, shall confer upon any Employee, Consultant, Director, Grantee or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant or Director) or shall restrict the right of the Company or its shareholders or any Affiliate to terminate the employment or other relationship of any Employee, Consultant, Director, Grantee or Optionee with or without cause.

        (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e) The Company and the members of the Board shall be relieved from any liability for the non-issuance or non-transfer, or any delay of issuance or transfer, of any Option Shares or Bonus Shares which results from the inability of the Company to comply with, or to obtain, or from any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer Option Shares or Bonus Shares if counsel for the Company deems such authority reasonably necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing Option Shares or Bonus Shares to reflect such transfer restrictions.

12. AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan. However, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:


                                      11.

            (i) Increase the number of shares reserved for Options and Stock Bonuses under the Plan, except as provided in Section 10 relating to adjustments upon changes in Common Stock;

            (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

            (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of
Section 422 of the Code or to comply with the requirements of Rule 16b-3.

        (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under the Plan into compliance therewith.

        (c) The rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless the Company requests the consent of the person to whom the Option was granted and such person consents in writing.

13. TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2003 (which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.) No Options or Stock Bonuses may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any Option or Stock Bonus granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option or Stock Bonus was granted.

14. EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on such date as is determined by the Board, provided that the shareholders of the Company approve or have approved the Plan within twelve (12) months of such date. No Options granted under the Plan shall be exercised, and no Stock Bonuses shall be granted, unless and until the Plan has been approved by the shareholders of the Company.


                                      12.

                                   APPENDIX C

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                      2000 STOCK OPTION AND INCENTIVE PLAN

        GreyStone Digital Technology, Inc., a Delaware corporation (the "Company"), sets forth herein the terms of the Company's 2000 Stock Option and Incentive Plan (the "Plan") as follows:

1. PURPOSE

        The purpose of the Plan is to enhance the Company's ability to attract, retain, and compensate highly qualified officers, key employees, and other persons, and to motivate such officers, key employees, and other persons to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company and with other financial incentives. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock awards, unrestricted stock awards, performance stock awards, dividend equivalent rights, performance awards and annual incentive awards in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

        2.1 "affiliate" of, or person "affiliated" with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act.

        2.2 "Annual Incentive Award" means a conditional right granted to a Grantee under SECTION 18.4.3 hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

        2.3 "Award" means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Unrestricted Stock, Performance Stock, Dividend Equivalent Rights, Performance or Annual Incentive Awards under the Plan.

        2.4 "Award Agreement" means the stock option agreement, stock appreciation rights agreement, restricted stock agreement, restricted stock unit agreement, deferred stock award agreement, unrestricted stock award agreement, performance stock award agreement, dividend equivalent rights agreement, performance award agreement, annual incentive award agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

        2.5 "Benefit Arrangement" shall have the meaning set forth in SECTION 19 hereof.

        2.6 "Board" means the Board of Directors of the Company.

        2.7 "Change in Control" means a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, a sale of substantially all of the assets of the Company to another entity, or any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert), owning fifty percent (50%) or more of the combined voting power of all classes of securities of the Company).

        2.8 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

        2.9 "Committee" means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, one of whom may be an officer or other salaried employee of the Company or any affiliate of the Company.

        2.10 "Company" means GreyStone Digital Technology, Inc.

        2.11 "Covered Employee" means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

        2.12 "Deferred Stock" means a right, granted to a Grantee under SECTION 14 hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

        2.13 "Dividend Equivalent" means a right, granted to a Grantee under
SECTION 17 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

        2.14 "Effective Date" means ______________, 2000, the date on which the Plan was adopted by the Board.

        2.15 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

        2.16 "Family Member" means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

        2.17 "Fair Market Value" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

        2.18 "Grant Date" means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves an Award, (ii) the date on which the recipient of such Award first became an employee of or otherwise entered into a relationship with the Company or an affiliate of the Company or (iii) such other date as may be specified by the Board or such Committee.

        2.19 "Grantee" means a person who receives or holds a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Unrestricted Stock, Performance Stock, Performance or Annual Incentive Awards, or Dividend Equivalent Rights under the Plan.

        2.20 "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

        2.21 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

        2.22 "Option Period" means the period during which Options may be exercised as set forth in SECTION 10 hereof.

        2.23 "Option Price" means the purchase price for each share of Stock subject to an Option.

        2.24 "Other Agreement" shall have the meaning set forth in SECTION 19 hereof.

        2.25 "Outside Director" means a member of the Board who is not an officer or employee of the Company.

        2.26 "Performance Stock Award" means Awards granted pursuant to SECTION 16.

        2.27 "Plan" means this GreyStone Digital Technology, Inc. 2000 Stock Option and Incentive Plan.

        2.28 "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.

        2.29 "Restricted Period" means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to
SECTION 13.2 hereof.

        2.30 "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to SECTION 13 hereof, that are subject to restrictions and to a risk of forfeiture.

        2.31 "Restricted Stock Unit" means a unit awarded to a Grantee pursuant to SECTION 13 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

        2.32 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

        2.33 "Service Provider" means a consultant or adviser to the Company, a manager of the Company's properties or affairs, or other similar service provider or affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to
SECTION 6 hereof.

        2.34 "Stock" means the common stock, par value $.01 per share, of the Company.

        2.35 "Stock Appreciation Rights" or "SAR" means a right granted to a Grantee under SECTION 11 hereof.

        2.36 "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

        2.37 "Termination Date" means the date upon which an Option shall terminate or expire, as set forth in SECTION 10.2 hereof.

        2.38 "Unrestricted Stock Award" means any Award granted pursuant to
SECTION 15.

3. ADMINISTRATION OF THE PLAN

        3.1. BOARD

        The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's Certificate of Incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final and conclusive. To the extent permitted by law, the Board may delegate its authority under the Plan to a member of the Board of Directors or to an executive officer of the Company who is a member of the Board of Directors.

        3.2. COMMITTEE.

        The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in SECTION 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the Certificate of Incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board of Directors or an executive officer of the Company who is a member of the Board of Directors.

        3.3. AWARDS

        Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Awards to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to an Award, (iv) to establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
(v) to prescribe the form of each Award Agreement evidencing an Award, and (vi) to amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any subsequent Award, the Board shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made.

        3.4. NO LIABILITY.

        No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4. STOCK SUBJECT TO THE PLAN

        Subject to adjustment as provided in SECTION 22 hereof, the number of shares of Stock available for issuance under the Plan shall be 4,000,000. Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.


5. EFFECTIVE DATE AND TERM OF THE PLAN

        5.1. EFFECTIVE DATE.

        The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting of shareholders, provided that the total votes cast represent a majority of all shares entitled to vote. Upon approval of the Plan by the shareholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

        5.2. TERM.

        The Plan has no termination date; however, no Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the Effective Date.

6. OPTION GRANTS

        6.1. COMPANY OR SUBSIDIARY EMPLOYEES; SERVICE PROVIDERS; OTHER PERSONS

        Subject to Section 7, Awards may be made under the Plan to: (i) any employee of, or a Service Provider to, the Company or of any affiliate, including any such employee who is an officer or director of the Company or of any affiliate, as the Board shall determine and designate from time to time, and
(ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

        6.2. SUCCESSIVE AWARDS.

        An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

        6.3. RELOAD OPTIONS.

        At the discretion of the Board and subject to such restrictions, terms and conditions as the Board may establish, Options granted under the Plan may include a "reload" feature pursuant to which a Grantee exercising an Option by the delivery of a number of shares of Stock in accordance with SECTION 10.8 hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Board may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option with an Option term equal to the remainder of the original Option term unless the Board otherwise determines in the Option Award Agreement for the original grant.

7. LIMITATIONS ON GRANTS

        7.1. LIMITATION ON SHARES OF STOCK SUBJECT TO AWARDS AND CASH AWARDS.

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under SECTION 6 hereof is three hundred thousand (300,000) per year. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option to any person eligible for an Award under SECTION 6 hereof is three hundred thousand (300,000) per year. The maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Grantee shall be $1,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $3,000,000.

        7.2. LIMITATIONS ON INCENTIVE STOCK OPTIONS.

        An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8. AWARD AGREEMENT

        Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by the Company and by the Grantee, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

9. OPTION PRICE

        The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall be the aggregate Fair Market Value on the Grant Date of the shares of Stock subject to the Option; PROVIDED, HOWEVER, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company's outstanding Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value of a share of Stock or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

10. VESTING, TERM AND EXERCISE OF OPTIONS

        10.1. VESTING AND OPTION PERIOD.

        Subject to SECTIONS 10.2 AND 22.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this SECTION 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the "Option Period" with respect to such Option.

        10.2. TERM.

        Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the "Termination Date"); PROVIDED, HOWEVER, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

        10.3. ACCELERATION.

        Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in SECTION 5.1 hereof.

        10.4. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

        Upon the termination of a Grantee's employment or other relationship with the Company or any affiliate other than by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of SECTION 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of
SECTION 10.1 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee's termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday), unless the Board, in its discretion, extends the period during which the Option may be exercised (which period may not be extended beyond the original term of the Option). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a termination of employment or other relationship shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company or an affiliate.

        10.5. RIGHTS IN THE EVENT OF DEATH.

        Unless otherwise provided by the Board in the applicable Award Agreement, if a Grantee dies while employed by or providing services to the Company, all Options granted to such Grantee that have not vested as of the date of such termination shall terminate and the executors or Boards or legatees or distributees of such Grantee's estate shall have the right, at any time within one year after the date of such Grantee's death (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period) and prior to termination of the Option pursuant to SECTION 10.2 above, to exercise any Option that was vested as of the date of such Grantee's death.

        10.6. RIGHTS IN THE EVENT OF DISABILITY.

        Unless otherwise stated in the applicable Award Agreement, if a Grantee terminates employment or other relationship with the Company by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Options shall terminate to the extent the Options are not vested, and shall be exercisable to the extent that they were vested as of the date of the Optionee's termination of employment or other relationship, for a period of one year after such termination of employment or other relationship (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option as provided in SECTION 10.2 above. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

        10.7. LIMITATIONS ON EXERCISE OF OPTION.

        Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in SECTION 10.2 hereof which results in termination of the Option.

        10.8. METHOD OF EXERCISE.

        An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made(i) in cash or in cash equivalents acceptable to the Company; (ii) through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of the exercise; or (iii) by a combination of the methods described in (i) and (ii). Unless the Board provides otherwise in the Award Agreement, payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder(for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in
SECTION 22 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

        10.9. DELIVERY OF STOCK CERTIFICATES.

        Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

11. STOCK APPRECIATION RIGHTS

        The Board each is authorized to grant SARs to Grantees on the following terms and conditions:

        11.1. RIGHT TO PAYMENT.

        A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided in
SECTION 18.1.

        11.2. OTHER TERMS.

        The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

12. TRANSFERABILITY OF OPTIONS

        12.1. TRANSFERABILITY OF OPTIONS

        Except as provided in SECTION 12.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in SECTION 12.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

        12.2. FAMILY TRANSFERS.

        If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this SECTION 12.2, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this SECTION 12.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this SECTION 12.2 or by will or the laws of descent and distribution. The events of termination of employment or other relationship of SECTION 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in SECTIONS 10.4, 10.5, OR 10.6.

13. RESTRICTED STOCK

        13.1. GRANT OF RESTRICTED STOCK OR RESTRICTED STOCK UNITS.

        The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Awards under SECTION 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

        13.2. RESTRICTIONS.

        At the time a grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the "Restricted Period") applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units in accordance with SECTION 18.4.1 and 18.4.2. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

        13.3. RESTRICTED STOCK CERTIFICATES.

        The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, PROVIDED, HOWEVER, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

        13.4. RIGHTS OF HOLDERS OF RESTRICTED STOCK.

        Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

        13.5. RIGHTS OF HOLDERS OF RESTRICTED STOCK UNITS.

        Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

        13.6. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

        Upon the termination of a Grantee's employment or other relationship with the Company other than by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Restricted Stock or Restricted Stock Units held by such Grantee that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company.

        13.7. RIGHTS IN THE EVENT OF DEATH.

        Unless otherwise provided in the Award Agreement, if a Grantee dies while employed by the Company, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee's estate.

        13.8. RIGHTS IN THE EVENT OF DISABILITY.

        Unless otherwise provided in the Award Agreement, if a Grantee terminates employment or other relationship with the Company by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

        13.9. DELIVERY OF STOCK AND PAYMENT THEREFOR.

        Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, upon payment by the Grantee to the Company, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units (or such other higher purchase price determined by the Board), a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

14. DEFERRED STOCK AWARDS

        14.1. NATURE OF DEFERRED STOCK AWARDS.

        A Deferred Stock Award is an Award of phantom stock units to a Grantee, subject to restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the Grantee executing the Deferred Stock Award Agreement. The terms and conditions of each such agreement shall be determined by the Board, and such terms and conditions may differ among individual Awards and Grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the Grantee in the form of shares of Stock.

        14.2. ELECTION TO RECEIVE DEFERRED STOCK AWARDS IN LIEU OF COMPENSATION.

        The Board may, in its sole discretion, permit a Grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such Grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Board and in accordance with rules and procedures established by the Board. The Board shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Board deems appropriate.

        14.3. RIGHTS AS A STOCKHOLDER.

        During the deferral period, a Grantee shall have no rights as a Stockholder; provided, however, that the Grantee may be credited with Dividend Equivalent Rights with respect to the phantom Stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Board may determine.

        14.4. RESTRICTIONS.

        A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

        14.5. TERMINATION.

        Except as may otherwise be provided by the Board either in the Award Agreement or, in writing after the Award Agreement is issued, a Grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the Grantee's termination of employment or other relationship with the Company for any reason.

15. UNRESTRICTED STOCK AWARDS

        15.1. GRANT OR SALE OF UNRESTRICTED STOCK.

        The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Grantee.

16. PERFORMANCE STOCK AWARDS

        16.1. NATURE OF PERFORMANCE STOCK AWARDS.

        A Performance Stock Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Stock Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine whether and to whom Performance Stock Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Stock; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Stock Awards under the Plan.

        16.2. RIGHTS AS A STOCKHOLDER.

        A Grantee receiving a Performance Stock Award shall have the rights of a Stockholder only as to shares actually received by the Grantee under the Plan and not with respect to shares subject to the Award but not actually received by the Grantee. A Grantee shall be entitled to receive a Stock certificate evidencing the acquisition of Stock under a Performance Stock Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Stock Award (or in a performance plan adopted by the Board).

        16.3. TERMINATION.

        Except as may otherwise be provided by the Board either in the Award Agreement in writing after the Award Agreement is issued, a Grantee's rights in all Performance Stock Awards shall automatically terminate upon the Grantee's termination of employment or other relationship with the Company and its affiliates for any reason.

        16.4. ACCELERATION, WAIVER, ETC.

        At any time prior to the Grantee's termination of employment (or other business relationship) by the Company and its affiliates, the Board may in its sole discretion accelerate, waive or amend any or all of the goals, restrictions or conditions imposed under any Performance Stock Award.

17. DIVIDEND EQUIVALENT RIGHTS

        17.1. DIVIDEND EQUIVALENT RIGHTS.

        A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

        17.2. INTEREST EQUIVALENTS.

        Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        17.3. TERMINATION.

        Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee's termination of employment or other relationship with the Company and its affiliates for any reason.

18. CERTAIN PROVISIONS APPLICABLE TO AWARDS

        18.1. STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS

        Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any affiliate, or any business entity to be acquired by the Company or a affiliate, or any other right of a Grantee to receive payment from the Company or any affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

        18.2. TERM OF AWARDS

        The term of each Award shall be for such period as may be determined by the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

        18.3. FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS

        Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or an affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Board shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.

The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Board or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Board or permitted at the election of the Grantee on terms and conditions established by the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

        18.4. PERFORMANCE AND ANNUAL INCENTIVE AWARDS

            18.4.1. PERFORMANCE CONDITIONS

        The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under SECTIONS 18.4.2 AND 14.4.3 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code
Section 162(m), shall be exercised by the Committee and not the Board.

            18.4.2. PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES

        If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this SECTION 18.4.2.

               (i) PERFORMANCE GOALS GENERALLY. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this SECTION
        18.4.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

               (ii) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings;

        (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings;
        (13) working capital; and (14) ratio of debt to stockholders' equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under SECTION 18.4.3 hereof that are intended to qualify as "performance-based compensation" under Code
        Section 162(m).

               (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code
        Section 162(m).

               (iv) PERFORMANCE AWARD POOL. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in SECTION 18.4.2(ii) hereof during the given performance period, as specified by the Committee in accordance with SECTION 18.4.2(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

               (v) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Grantee prior to the end of a performance period or settlement of Performance Awards.

        18.4.3. ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES.

        If and to the extent that the Committee determines that an Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this SECTION 18.4.3.

               (i) ANNUAL INCENTIVE AWARD POOL. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in 18.4.2(ii) hereof during the given performance period, as specified by the Committee in accordance with 18.4.2(iii) hereof.

        The Committee may specify the amount of the Annual Incentive Award pool as percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

               (ii) POTENTIAL ANNUAL INCENTIVE AWARDS. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under SECTION 18.4.3(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in SECTION 18.4.2(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Grantee shall be subject to the limitation set forth in SECTION 7.1 hereof.

               (iii) PAYOUT OF ANNUAL INCENTIVE AWARDS. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Grantee in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Grantee. The Committee may, in its discretion, determine that the amount payable to any Grantee as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Grantee prior to the end of a fiscal year or settlement of such Annual Incentive Award.

        18.4.4. WRITTEN DETERMINATIONS.

        All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under SECTION 18.4.2, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under SECTION 18.4.3, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

        18.4.5. STATUS OF SECTION 18.4.3 AND SECTION 18.4.2 AWARDS UNDER CODE
                SECTION 162(m)

        It is the intent of the Company that Performance Awards and Annual Incentive Awards under SECTION 18.4.2 and SECTION 18.4.3 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder.

Accordingly, the terms of SECTION 18.4.2 and SECTION 18.4.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

19. PARACHUTE LIMITATIONS

        Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested
(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause
(ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

20. REQUIREMENTS OF LAW

        20.1. GENERAL.

        The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.

If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

        20.2. RULE 16b-3.

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

        20.3. LIMITATION FOLLOWING A HARDSHIP DISTRIBUTION.

        To the extent required to comply with Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, a Grantee's "elective and employee contributions" (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of twelve months following such Grantee's receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Section 401(k) of the Code maintained by the Company or a related party within the provisions of subsections (b), (c), (m) or (o) of Section 414 of the Code.

21. AMENDMENT AND TERMINATION OF THE PLAN

        The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made; provided, however, that the Board shall not, without approval of the Company's shareholders, amend the Plan such that it does not comply with the Code.

        The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of the Grantee taking actions in "competition with the Company," as defined in the applicable Award Agreement. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an affiliate and is terminated "for cause" as defined in the applicable Award Agreement. Except as permitted under this SECTION 21 or
SECTION 22 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Award theretofore awarded under the Plan.

22. EFFECT OF CHANGES IN CAPITALIZATION

        22.1. CHANGES IN STOCK.

        If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

        22.2. REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING ENTITY AND IN WHICH NO CHANGE IN CONTROL OCCURS.

        Subject to SECTION 22.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities in which no Change in Control Occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

        22.3. REORGANIZATION, SALE OF ASSETS OR SALE OF STOCK WHICH INVOLVES A CHANGE IN CONTROL.

               (a) Subject to SECTION 22.3(b), upon the dissolution or liquidation of the Company or upon any transaction that results in a Change in Control, (i) all outstanding shares subject to Awards shall be deemed to have vested, and all restrictions and conditions applicable to such shares subject to Awards shall be deemed to have lapsed, immediately prior to the occurrence of such event, and (ii) all Options outstanding hereunder shall become immediately exercisable for a period of fifteen days immediately prior to the scheduled consummation of the event.

        Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any such event, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

               (b) SECTION 22.3(a) shall not apply to the extent provision is made in writing in connection with a transaction described in SECTION 22.3(a) for the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

        22.4. ADJUSTMENTS.

        Adjustments under this SECTION 22 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

        22.5. NO LIMITATIONS ON COMPANY.

        The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

23. POOLING

        In the event any provision of the Plan or the Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives an Award under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

24. DISCLAIMER OF RIGHTS

        No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an affiliate.

The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

25. NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

26. WITHHOLDING TAXES

        The Company or an affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the affiliate, as the case may be, any amount that the Company or the affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the affiliate, which may be withheld by the Company or the affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this SECTION 26 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

27. CAPTIONS

        The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

28. OTHER PROVISIONS

        Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

29. NUMBER AND GENDER

        With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

30. SEVERABILITY

        If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

31. GOVERNING LAW

        The validity and construction of this Plan and the instruments evidencing the Awards granted hereunder shall be governed by the laws of the State of Delaware (without giving effect to the choice of law provisions thereof).

        The Plan was duly adopted and approved by the Board of Directors of the Company as of the ____ day of ___________, 2000.

                                          --------------------------------------
                                          Carolyn A. Harris
                                          SECRETARY

        The Plan was duly approved by the stockholders of the Company on the_____day Of _____________, 2000.

                                          --------------------------------------
                                          Carolyn A. Harris
                                          SECRETARY

                    GREYSTONE DIGITAL TECHNOLOGY, INC. PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                                          , 2000

     Richard A. Smith and Jon M. Reynolds or either of them, with power of substitution, are hereby appointed proxies at the Annual Meeting of Stockholders
of GREYSTONE DIGITAL TECHNOLOGY, INC. to be held           , 2000, or at any
adjournment or adjournments thereof, to represent and to vote all shares of stock of said corporation (preferred and common) which the undersigned would be entitled to vote if personally present, upon matters specified on the reverse side and upon such other matters as may properly come before the Meeting, and any prior proxy to vote at such meeting is hereby revoked. With respect to matters not known to said corporation's Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion. Your vote under this proxy does not count until we receive it by mail or in person.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREYSTONE DIGITAL TECHNOLOGY, INC. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES SET FORTH ON THE REVERSE AS DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF J.H. COHN LLP AS THE COMPANY'S AUDITORS. AN ABSTENTION ON PROPOSALS 2, 3, AND 4 WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE.

             (continued and to be signed and dated on reverse side)

                          (continued from other side)
                                  [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL:

   Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please Detach and Mail in the Envelope Provided.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR EACH OF THE ITEMS LISTED BELOW. Unless otherwise specified this Proxy will be cast for Items 1 and 6.

   1. Election of Directors: FOR [ ]       AGAINST [ ]

      FOR, except vote withheld from the following nominee(s).

       Richard A. Smith, Chairman, Thomas D. Aldern, Jon M. Reynolds, James W.
                      Johnston, Alan D. Stone, Malcolm R. Currie

   2. Ratification of the proposed amendment to our Certificate of Incorporation to increase the number of shares of common stock Greystone is authorized to issue from 30,000,000 to 100,000,000;
                                           FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

   3. Ratification of Greystone's 2000 Employee and Director Stock Option and
      Incentive Plan;                      FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

   4. Ratification of the selection of J.H. Cohn LLP as the Company's Auditors for the fiscal year ending March 31, 2001
                                           FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

                                                       [X] Check here for
                                                           address change
                                                        and note below.

                                                       NEW ADDRESS

                                                       -------------------------

                                                       -------------------------

                                                       -------------------------

                                                       Signature(s)_____ Date___

                                                       NOTE: PLEASE SIGN EXACTLY
                                                       AS NAME APPEARS HEREON.
                                                       JOINT OWNERS SHOULD EACH
                                                       SIGN. WHEN SIGNING AS
                                                       ATTORNEY, EXECUTOR,
                                                       ADMINISTRATOR, TRUSTEE OR
                                                       GUARDIAN, PLEASE GIVE
                                                       FULL TITLE AS SUCH.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM 10-K

                      FOR ANNUAL AND TRANSITIONAL REPORTS
                        PURSUANT TO SECTIONS 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            ------------------------
(MARK ONE)

     [X]   ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
       SECURITIES EXCHANGE ACT OF 1934

                    FOR THE FISCAL YEAR ENDED MARCH 31, 2000

                                       OR

     [ ]   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
       SECURITIES EXCHANGE ACT OF 1934

         FOR THE TRANSITION PERIOD FROM ____________ TO ____________ .

                        COMMISSION FILE NUMBER 000-28909

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           84-1107140
          (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

              4950 MURPHY CANYON RD.
               SAN DIEGO, CALIFORNIA                                       92123
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)

                                 (858) 874-7000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                                     NONE.

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                         COMMON STOCK, $0.001 PAR VALUE
                                (TITLE OF CLASS)

    Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES [X] NO [ ]

    Indicate by check mark if disclosure of delinquent filer pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

    As of May 31, 2000, the aggregate market value of the registrant's voting stock held by non-affiliates of the registrant was approximately $28,936,883, based on the closing price of the Company's Common Stock on the Nasdaq OTC Bulletin Board on May 31, 2000 of $3.50 per share.

    As of May 31, 2000, 16,278,179 shares of registrant's Common Stock, $0.001 par value, and 5,000 shares of registrant's Preferred Stock, $0.001 par value, were outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE

    Portions of the Company's definitive Proxy Statement to be filed with the Securities and Exchange Commission within 120 days after the close of the fiscal year are incorporated by reference into Part III of this report.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

FORWARD-LOOKING STATEMENTS

     This document contains "forward-looking statements," which may include the following:

     - our business strategy;

     - the timing of and plans for the introduction of new products and enhancements;

     - plans for hiring additional personnel;

     - anticipated growth in the market for our products;

     - completion of acquisitions or the entering into strategic alliances; and

     - the adequacy of our existing resources together with anticipated sources of additional capital to fund our operations for at least the next 12 months.

     Other statements about our plans, objectives, expectations and intentions contained in this document that are not historical facts may also be forward-looking statements. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Factors That May Affect Future Performance" and elsewhere in this document. We assume no obligation to update any forward-looking statements.

ITEM 1. BUSINESS

OVERVIEW

     GreyStone is a software development and systems integration company. Specifically, we develop real-time, interactive, and networked three-dimensional (3-D) visual and aural software, simulated "virtual" environments, and "Info-Space" applications that we market to customers in government and commercial markets. We also provide our customers with supporting engineering services in order to add value to the software applications that we sell to our customers.

     We commenced business in San Diego, California in 1989 in order to provide the United States military and its contractors with software and engineering services for applications in highly advanced military hardware (fighting aircraft, missiles, ships, and vehicles) and training simulators. Our defense customers have included the U.S. Navy, Army and Air Force, Lockheed Martin, Logicon, Hughes Aircraft, and the Defense Advanced Research Projects Agency (DARPA), and others. These customers use GreyStone's products and services in aerial, mechanized, and naval combat, electronic warfare, mission planning and support, training, battlefield command, control, communications, computers, and intelligence ("C4I"), and unmanned aerial vehicles ("UAVs").

     In 1994, we initiated a long-term program to develop multi-player (collaborative) real-time, interactive, and networked 3-D entertainment content ("Titles") to run on high-end 3-D multimedia home-based personal computers ("PCs") and new PC-based open architecture arcade amusement machines ("OA3Ms"). During 1998 we developed our first PC-based entertainment Title, XS-G(TM), to sell to the OA3M entertainment market.

     In December 1999 we transitioned from operating as a privately-held company to a publicly-traded company with the completion of a merger with a company with no previous operations which was traded on the Over-the-Counter Bulletin Board. GreyStone Technology, Inc.'s operations continue today as a wholly-owned subsidiary of GreyStone Digital Technology, Inc. (formerly Express Capital Concepts, Inc.). All references to "GreyStone's" operations in this report are those of the wholly-owned subsidiary, under which all of GreyStone Digital Technology, Inc.'s operations are currently conducted.

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

     During the next business year our Commercial Business Unit plans to introduce our proprietary OA3M "Mercury" motion based entertainment system running with the XS-G game and to create a new Title for play upon our Mercury entertainment system. The group also plans to adapt XS-G for play upon new digital home entertainment devices including affordable powerful 3-D PCs. The Government Business Group will continue providing engineering services relating to the sale of its visualization product, RAGE. Marketing targets remain focused on Battlefield Visualization applications, and the introduction of a new UAV Toolkit product for intelligence collection platforms and systems. These opportunities result from new strategic relationships that have been established for international market penetration. The next business year will launch GreyStone's "Virtual Info-Space" Business Unit which will apply much of the underlying technology developed by the Commercial and Government Business Units to the internet where digital information from various sources is acquired in real-time, then integrated and transformed to create a human-centered intuitive 3-D synthetic visual and aural world that can be distributed real-time through the web.

OUR CURRENT MARKETS, PRODUCTS, AND SERVICES

     We have developed and marketed software products that are targeted at two active markets: defense preparation and digital based entertainment. For the defense preparation market, we develop software products that are used in combat and training simulations and provide support services that contain the cost and increase the effectiveness of defense operations and defense preparation. For the digital entertainment market, we develop software products for use in PC based arcade amusement machines that could also be used in PC based in-home entertainment appliances.

GOVERNMENT BUSINESS

  Overview

     We founded GreyStone in 1989 in order to provide the U.S. military and contractors with software and engineering services for applications in highly advanced military hardware and training simulators. Our virtual environments employ real-time simulation, intelligent agent and advanced visualization technologies that create a battle-space in which a commander and soldier alike can assess, command, and shape the dynamics of the battle as well as experiment with various contingencies to test skill and enhance judgment. Virtual environments are used to provide knowledge of the battle-space not available previously without deploying live troops and millions of dollars of equipment.

     Specifically, we provide customers real-time, 2-D and 3-D, distributed and networked virtual environments for collaborative mission planning/rehearsal/reconstruction, testing, training, prototype development and operational assessments. We take a systems approach to providing a solution for our customers so our virtual environment blend into their systems; our products and services augment capabilities already inherent in systems. While many say that we produce "great pictures" in the form of geospecific, high-resolution virtual environments, we prefer to think of our work as information management and information presentation. Using real-time, distributed architectures and intelligent agent/knowledge management technology, we exploit data to make it more useful, understandable and compelling.

  Government Products and Services

     From the beginning in 1989, we have built our government business on key technologies used to create virtual environments and the experience of qualified individuals -- engineers as well as experienced war-fighters -- who understand the requirements and utility of virtual environments for training and combat operations. GreyStone has modeling and simulation professionals, advanced systems integrators, mission-planning specialists, intelligent agent experts, software developers with defense industry experience, and experienced former military personnel who continue to provide the government customer with an alternative to deploying troops and systems to the field.

     GreyStone has a legacy of software development and engineering services for high-performance military systems that are immersive, interactive, and intelligent and which function in real-time. GreyStone has been

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

able to adapt its military software products for application across several mission areas: planning, advanced simulations, aerial combat, battlefield command and control, and, most recently, in the arenas of intelligence, surveillance and reconnaissance systems. GreyStone's defense products are applied to some of the world's most advanced military hardware and training simulators for aerial combat, combat simulation, electronic warfare, mission planning and support, battlefield C4I, and unmanned aerial vehicles (UAVs).

RAGE

     Military personnel use GreyStone's Real-time Advanced Graphics Environment, RAGE(TM), to reproduce realistic combat scenarios in a modern and dynamic theatre of operations. The U.S. government uses RAGE in command centers throughout the world to visualize and distribute, in real-time, information regarding forces and systems situations and conditions. GreyStone also provides, on a contract basis, advanced engineering and software development services to the military and its contractors

     GreyStone's RAGE software product has been used in over 70 joint military exercises and advanced technology demonstrations worldwide. RAGE provides customers real-time, 2/3D, distributed and networked virtual environments for collaborative decision-making, situation awareness, mission planning/rehearsal/ reconstruction, testing, training, prototype development and operational assessments.

     Since RAGE is the primary software running the real-time enhanced virtual world simulation during an exercise, each site requires a RAGE license sale. With each exercise, GreyStone is paid for other engineering services it performs, such as modifications to RAGE, custom databases, and the creation of unique interfaces required of each application, in addition to providing both field and home-office services during the exercise. The system has been useful for UAV concept of employment and operational utility demonstrations in over 60 large-scale live Joint and Army exercises and force modernization Advanced Warfighting Experiments.

UAV TOOLKIT

     We have integrated RAGE(TM) real-time 3D visualization software with Virtual Prototypes Inc.'s (VPI) line of high-fidelity modeling and simulation products to produce the UAV Toolkit. This partnership provides a turn-key solution for customers who need an advanced, flexible set of tools to satisfy their unmanned systems requirements at greatly reduced costs and acquisition time. The partnership leverages GreyStone's experience in using RAGE to provide virtual environments for all phases of UAV development, testing, and training, together with VPI's robust software tools for similar aerospace applications and its well-established international distribution channels.

     Our companies have cooperated informally on software development and configuration, in military field exercises, and at trade shows, which demonstrated the individual products that comprise the UAV Toolkit. As the UAV industry continues to grow, we expect to increase the integration of our simulation software products into this market, setting a new standard for the cost, production and time-to-market of UAV solutions.

DEFENSE ENGINEERING SERVICES AND PROJECTS

     GreyStone has provided engineering services to the military services and their contractors including services to:

     Lockheed Martin -- Projects have included DARPA's Pilot's Associate Program, On-board software to support the F-22 Advanced Tactical Fighter, Joint Strike Fighter program technical trade studies, F-22 Mission Support System, and F-22 Internal Research and Development

     DARPA -- Warbreaker Mission Planning Program, Virtual Reality Device Assessment and selection for carrier force operations, and Battlefield Awareness Data Dissemination program

     Logicon -- Design of mission planning and support module for the F-117A Stealth Fighter.

     U.S. Air Force Armstrong Laboratory -- Advanced cockpit technology (visualization, intelligent systems, cockpit controls, displays, simulators, weapon systems)

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

     Department of Defense -- Virtual Unmanned Aerial Vehicle Program, Multiple Unified Simulation Environment project, and the Virtual Airborne
Reconnaissance -- Low program

     U.S. Army -- Live Multi-force Training Exercises (more than thirty exercises), and Live Joint and Army force modernization Advance Warfighting Experiments

     Joint Strike Fighter Program Office -- Joint Strike Fighter C4I Support
Plan

     U.S. Navy SPAWAR Systems Center -- San Diego -- Joint Countermine Operations and Synthetic Theater of War Simulation

  Defense Backlog

     As of June 28, 2000 the Company's backlog of approximately $1,087,000 was entirely attributed to awards made to the Government Business Unit. GreyStone's backlog at March 31, 2000 was $405,354, and at March 31, 1999 it was $82,845. All of the backlog is expected to be completed within the company's fiscal year 2001, ending March 31, 2001. All U.S. Government contracts are subject to termination at the convenience of the Government, whereupon the company would only be paid for work completed up to the termination date.

     Within the past 12 months, GreyStone has been awarded contracts for the following programs:

     BATTLEFIELD VISUALIZATION AND ADVANCED SIMULATION TECHNOLOGY: In March 1999, GreyStone was awarded a five-year delivery-order contract with a ceiling of $15.1 million. During the business year ended March 31, 2000, GreyStone has been awarded the following individual delivery orders for a total value of approximately $1,785,000

     - Joint Medical Operations -- Telemedicine

     - Unmanned Aerial Vehicle Simulation

     - Fleet Battle Experiment Echo

     - Joint Forces System Engineering Support

     - Joint Forces Information Technology

     - FBE-F UAV Simulation

     - Pacific Warrior 99

     - Vehicle Control Simulation System

     - Experimental Operations Support

     - Information Technology Engineering

     - Command and Control Visualization

     - FBE-G UAV Simulation

     - Cobra Gold Exercise Support

     After the 31 March 2000 reporting period, and through June 28, 2000, GreyStone has been awarded additional delivery orders totaling approximately $811,000 for UAV simulation support, Joint Semi-Automated simulation support in designing a future naval ship and modeling and simulation architecture evaluation. As of June 28, 2000 proposals are outstanding totaling approximately $135,000 for commercial off-the-shelf software product evaluation for Department of Defense applications.

     JOINT STRIKE FIGHTER AND LOCKHEED-MARTIN F-22: As a subcontractor to Delfin Systems, Inc., GreyStone was awarded a $225,000 contract to provide follow-on technical support to the Joint Strike Fighter Program Office. Over the past 12 months, GreyStone has provided program coordination, system and

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

requirement analyses and operational concept development for this next generation aircraft. Proposals totaling approximately $275,000 have been submitted for follow-on systems engineering support to the Joint Strike Fighter Program Office. GreyStone also supports Lockheed-Martin in the development of multi-role support concepts for the U.S. Air Force's F-22 fighter.

     INFORMATION WARFARE IDIQ: The Veridian Engineering, Inc. team, including GreyStone as a subcontractor, was awarded a three-year delivery order contract with a ceiling of $38.1 million to provide engineering services in support of developmental efforts for information warfare systems located at the Naval Air Warfare Center Weapons Division, Point Mugu, California. The three-year base contract has provisions for a two-year option, bringing the total potential value of the award to more than $65 million. The government customer performs information warfare systems requirements, analysis, development and deployment for naval aviation. As part of this contract, the Veridian team will support the ongoing development and integration of information warfare systems under the common architecture of the Defense Information Infrastructure Common Operating Environment. The Veridian team's work will include systems integration, hardware and software analyses, requirements development and prototype development including hardware and software design, integration, testing and evaluation. The team's additional tasks include performance specification studies, interface and integration studies and analyses, electromagnetic studies and analyses, modeling and simulation, and concept of operations analyses.

     U.S. ARMY AVIATION and MISSILE COMMAND OMNIBUS 2000: GreyStone, as part of a large team lead by the Computer Sciences Corporation, has been selected to participate in the $2.5 billion U.S. Army Aviation and Missile Command OMNIBUS 2000 Support Services program. The OMNIBUS 2000 program will replace about 60 separate support services contracts formerly awarded by the government. The U.S. Army Aviation and Missile Command develops, acquires, fields and sustains aviation and missile systems, which supports the readiness of the Army's technologically superior systems on the battlefield.

  Government Business Strategy

     We have focused our core software products and services on Command, Control, Communications, Computers and Intelligence (C4I) and modeling and simulation. In addition to software license sales, GreyStone provides, on a contract basis, advanced engineering and software development services to the military and its contractors. Our strategy the past year has been to:

          (1) Pursue large and growing opportunity in simulation, modeling and training: We have focused software products and services in the government-defined growth areas of simulation, advanced visualization and artificial intelligence and taken advantage of the government's mandate for commercial-off-the-shelf (COTS) solutions applications.

          (2) Penetrate New Markets Via Strategic Relationships: We have a joint technology, development, sales and marketing agreement with Canadian-based Virtual Prototypes Inc., to leverage approaches and offer integrated solutions to the modeling and simulation marketplace worldwide. This agreement was announced in a press release in February, 2000. We also pursued an aggressive teaming strategy with large and small businesses to gain access to new customers. We chose incumbent contractors whose technology complimented ours or for whom our virtual environments offered them a competitive advantage in renewing their contracts. We also accepted teaming agreements with new firms in the interest of participating in larger multiple contracts for a variety programs that we might not normally access. We engaged in teaming and ongoing relationships with PRC Litton, CSC Nichols, Motorola, SAIC, and three small businesses, all of which have a loyal customer base for which our technology adds new solutions.

          (3) Gain Access to New Technologies: Much of GreyStone's current capabilities and technology base has been achieved through targeting contracts from government research laboratories and organizations in order to gain access to emerging technologies. This important segment of the government market often funds high-risk technology initiatives and supports GreyStone's strategy of applying its technology across all of our business areas and products. This has been true particularly in promoting GreyStone's role in optimizing commercial image generator technology. As the government customer seeks lower cost

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     platforms and workstations to host virtual environments, they are funding continued development of the software products on these new, more affordable hardware systems.

     GreyStone has been able to offer our government customers the same real-time, distributed, networked virtual environment performance a year before the Defense Department required systems migrate to PCs because the technology base at GreyStone was already operating on PCs to satisfy GreyStone's commercial customers in the PC software games business. This common technology base applied to both commercial and government markets creates a synergy in the company that helps us pull the most innovative and cost-effective methods for sharing data and displaying data used in the commercial industry. Additionally, GreyStone has been a beta site for Intel and SGI for testing their platforms, displays and software tools.

COMMERCIAL BUSINESS

  Overview

     We first began to develop entertainment software experiences in 1993, primarily in response to other companies who were aware of our work in building real-time simulations for defense customers. At that time, we were asked to build several high-quality, real-time 3-D demonstrations and promotions for commercial purposes. These simulations could only run on very expensive and powerful graphics oriented workstations. These experiences include:

        1993 -- with Silicon Graphics -- "THE PTERANODON" experience, a fantasy-flying ride that debuted at the SIGGRAPH Convention. "THE PTERANODON" experience was nominated for the 1994 Computer World/Smithsonian award for Media, Arts and Entertainment.

        1994 -- for Hiram Walker's Cutty Sark Scots Whisky -- "VIRTUAL VOYAGE", a sailing experience that received the 1995 Interactive Media and Marketing Award.

     In 1994 and 1995, we first began to develop commercially available 3-D digital entertainment experiences and research platforms to take advantage of the rapidly growing market for 3-D digital entertainment products. These experiences combined real-time interactivity, real-time simulation and provided the participant with a collaborative and immersive 3-D digital entertainment experience. They also integrated one or more "seats" to provide players with multiple sensory inputs, including visual displays, sound output devices and, in some cases, mechanical apparatus to generate motion. These experiences include:

        1995 -- for GreyStone -- "MAGBALL(R)", a 3-D multi-player sports game that combined ice hockey and futuristic bumper cars. The CyberEdge Journal nominated MagBall as "Virtual Reality Product of the Year". We sold several MagBall Systems to customers such as Disney World in Orlando, Florida, Monte Carlo Resort and Casino in Las Vegas, Nevada, and the XS New York entertainment center located at Times Square in New York City.

     From time to time, we have been asked to engage in special projects with other companies where we gain public recognition. We have developed and demonstrated many such systems as promotions and creations for commercial clients and direct sales. These special projects gave us the opportunity to pioneer many new developments. For example, the Pteranodon experience was first exhibited simultaneously at the 1993 COMDEX Computer Show in Las Vegas and the International Association of Amusement Parks and Attractions (IAAPA) show in Los Angeles. This early simultaneous demonstration allowed participants at the COMDEX show in Las Vegas to compete in real-time with participants in Los Angeles at the IAAPA show by linking the computers over a telephone line. This linking demonstrated real-time distributed interactive simulation technology, which enables complex real-time simulation from diverse locations using standard communications, infrastructure and protocols. We believe that this demonstration was the first interstate shared commercial interactive real time 3-D digital reality experience. Other experiences in this category include:

        1996 -- as a corporate sponsor for STARBRIGHT, a non-profit foundation chaired by Steven Spielberg and General Norman Schwartzkopf, we modified and provided our Pteranadon to support their Virtual Reality Pain Management Program in conjunction with the Pediatric Pain Program at

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        UCLA Children's Hospital. The Pteranadon was also exhibited at Universal
        Studios during the opening of "Jurassic Park The Ride" in June 1996.

        1997 -- for the Intel Corp -- "CANYON RUNNER" experience. An armed aircraft multi-player chase experience that supported Intel's Pentium II demonstration at the Computer Game Developers Conference. At the Conference, Intel announced hardware specifications for coin-operated video games based on the Pentium II, and used our Canyon Runner to highlight and demonstrate the capabilities of the Pentium II processor.

     At present, the price of PCs capable of supporting our entertainment software has declined to a level that allows us to provide high-quality entertainment content at prices competitive with traditional PC-based entertainment products. Accordingly, we can deliver a simulated experience with compelling digital entertainment to customers at competitive prices. Experiences in this category include:

        1998 -- for GreyStone -- "XS-G(TM)" experience. A fast paced collaborative combat racing experience that integrates our simulation software and colorful and complex 3-D Graphics.

     We are a founding member of the Intel Open Arcade Architecture Forum ("OAAF") that was formed to create a PC reference platform for game arcades, location-based entertainment, and high-end visual entertainment for the home. Our entertainment software uses the capability of Intel's most advanced microprocessors and PC architecture.

     We believe that the demand for digital entertainment will continue to grow given the increasingly powerful multimedia capability of PCs, and the growing popularity of the Internet. Despite the many technological advances that have been made in producing, processing and delivering digital entertainment, we believe that consumers will expect digital entertainment products to have increasingly sophisticated features. These features include more realistic graphics and special effects, user control of more complicated or subtle character movements and real-time interactivity with other humans.

OUR DIGITAL ENTERTAINMENT MARKET-SPACE

     Digital entertainment is created, stored, and can be distributed electronically in a multimedia format complete with high-quality sound, rich 3-D graphics and animation, and it can be further enhanced by multi-sensory human-computer interfaces and artificial intelligence. These high fidelity, realistic experiences have found early success in the arcade markets and are increasingly distributed on in-home CD-ROM and game console cartridges. Leading-edge digital entertainment products can also be released online to capitalize on the tremendous current interest in the Internet and the World Wide Web, and in special narrow-band networks. In addition, digital entertainment products have recently been released as broadcast television and cable programming, home videos, and even full-length feature movies.

     Digital entertainment combines the best elements of traditional, mass-market, filmed entertainment, where creative artistry and engaging plot-lines can be leveraged by use of special technology advances that enable millions of consumers to interact with the content in a richer way. The market for digital entertainment has evolved and grown dramatically with the increasing proliferation and sophistication of PCs and game playing consoles, and with the widespread use of the Internet. Sales trends of PCs to home users have increased in recent years as a result of declining prices and increased functionality of PCs. The number of multimedia PCs used in-homes worldwide is widely expected to continue to grow, and many analysts have prepared predictions about PC growth trends.

     The multi-billion dollar market for interactive digital entertainment consists principally of:

          (1) The arcade market, or coin-op business, which includes out-of-home entertainment centers ranging from large destination-based theme and amusement parks, to smaller family focused centers, and location-based sports bars, casinos, and specialty theme centers;

          (2) The console game market, or consumer in-home video games, which includes the 32- and 64-bit, and the emerging 128-bit machines, and with sales dominated by companies such as Sega, Nintendo, and Sony; and

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          (3) The PC game market, or packaged PC/multimedia software, which is heavily influenced by the increasing proliferation and sophistication of personal computers, their declining prices and increased functionality.

OUR DIGITAL ENTERTAINMENT PRODUCTS AND SERVICES

     We have developed digital entertainment experiences emphasizing new kinds of interactive sports (MAGBALL), high-energy, fast-paced, competitive "adrenaline" experiences (XS-G), and exploration-adventure type experiences (VIRTUAL VOYAGE). We intend to continue to develop software experiences that satisfy a demand for exciting attractions that promote social interaction and appeal to both genders and a broad range of age groups. We believe that if we develop our entertainment software products for play in entertainment centers as well as for the in-home entertainment market that we will generate broad consumer awareness and enthusiasm for our games and stimulate demand for our software in both entertainment markets. Our primary entertainment products for the next year are XS-G and new games currently in development, both to be hosted on our Mercury motion based entertainment system. The new games in development are targeted for the out-of-home market, specifically for the Mercury platform, and at the in-home market for console devices such as the Sony Playstation 2 and Microsoft's X-Box.

  The XS-G Game

     Our XS-G game is a fast paced collaborative combat racing experience that integrates our simulation software and colorful and complex 3-D Graphics. We believe that XS-G has potential to succeed in the high-end arcade market and for play on our OA3M "Mercury" motion based entertainment system. Currently Sony features our XS-G in their Metreon Entertainment Center in San Francisco and Circus-Circus features XS-G at the Monte-Carlo and Luxor Casinos in Las Vegas. We intend to continue to market and distribute XS-G to high-end entertainment providers as a featured game for play on our Mercury motion based entertainment system and also for play on home based PC appliances.

  The Mercury Entertainment System

     During this year we intend to market the Mercury motion based entertainment system using XS-G as a first featured game. In addition, a new game is currently under development that is designed specifically to take advantage of the exciting experience that the Mercury motion base provides. We intend to develop and sell XS-G, and new experiences, to high-end out-of-home entertainment locations for play upon powerful new PC based OA3M systems and our Mercury motion based system. Our Mercury system is designed to improve digital game industry economics and to attract game players from in-home game play to more active out-of-home motion based play.

OUR "INFO-SPACE" MARKET-SPACE

     During this year we plan to develop new products and services that exploit the growth and potential of the Internet and wireless communication technology. These products and services will be marketed to the e-based business market. We define "e-based businesses" as those companies that seek to apply the reach and efficiency of the Internet to enhance their competitive market position and operational effectiveness.

     The products and services we intend to offer can help businesses run "Info-Space" type applications on the Internet and to acquire, manage, and distribute information in a more valuable and useful way. We also intend to provide and market "Info-Space" hosting services that can enable significant communities of common interest to collaborate in real-time and to acquire, share, create, and distribute information through "Virtual-Info-Space" standard applications and custom services.

"INFO-SPACE" APPLICATIONS PRODUCTS AND SERVICES

     We define a "Virtual-Info-Space" application as an application of advanced digital technology that can provide our customers with the means to access and interact with the e-based information they require, when and where they need it, and in the form that they find most useful at the moment. Our
"Virtual-Info-Space"

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customers would have a natural and immediate access to a site where they collaborate, create, and browse and use "intelligent agents" that analyze all of the data in the "Virtual-Info-Space" and help customers get the benefits they want in the form of presentation they prefer.

     Since the day of GreyStone's founding we have applied "Virtual-Info-Space" type applications of advanced digital technology to the demanding purposes that our defense customers have required. We called it something else, typically a virtual environment and at that time, the price that our defense customers paid for such applications was prohibitive for private commercial use. Also, the relevant technology was often restricted from commercial applications. We intend to use the experience we have in developing virtual environment applications working in the classified "defense world" and apply that experience to new applications that fit the requirements of commercial, private, and public entities.

     We are applying our internally developed application framework ("GreySim(TM)"), to build-up a prototype Virtual-Info-Space engine. This software engine is intended to be tailored to help e-based businesses exploit the potential of the Internet and to run and manage "Info-Space" type applications. As part of our "Virtual-Info-Space" product development program, we plan to provide hosting services and to contract with one or more initial "lighthouse" customers to fully develop and demonstrate the features and benefits of our "Virtual-Info-Space" applications operating on the Internet. We believe that our "Virtual-Info-Space" applications can help e-based businesses integrate and greatly improve the value of their e-commerce transactions, their communications and their management information. An important aspect of this approach will enable people to use wireless communications appliances and the Internet to communicate using 3-D graphics and sound.

     We intend to offer e-based businesses an ability to enhance their existing customer relationships, generate additional revenue opportunities, and reduce their cost of online communications. We intend to offer our e-based software products on both a licensed and a hosted basis. We intend also to offer implementation, customization and maintenance/management services to support our customers. Also, we will consider creating Online-services (a hosted application services). The online service could enable e-based businesses to rapidly and efficiently deploy an online customer communication system with less up-front investment in hardware, software and services.

OUR COMMERCIAL BUSINESS STRATEGY

  Our Entertainment Strategy

     We intend to provide digital entertainment products for the out-of-home entertainment market. Also, we believe that there is a rapidly growing population of appliances that is based on advanced PC and microprocessor capabilities. We expect that the advanced PC and Internet appliance population will grow into an established and substantial global market for GreyStone's entertainment software. We have developed software used in out-of-home entertainment centers that we believe can be used for in-home entertainment.

     We intend to evaluate our digital entertainment experiences for possible adaptation to play upon new digital in-home entertainment and Internet appliances. These appliances include affordable powerful PCs able to support sophisticated real-time, networked 3-D software. We believe that the growing presence of these powerful new PC-based devices has created an opportunity for us to exploit our knowledge and experience in creating powerful real-time, interactive and networked 3-D software and simulations.

     We believe that there is synergy between the out-of-home and in-home markets that can be exploited to cross-promote products, to increase revenues through ancillary merchandise sales, and to reduce costs. Some of the key elements of our strategy include:

          (1) We Plan to Widen Game Experiences and Build Brand Awareness. We believe that many existing 3-D digital product offerings fail to capture and retain wide market acceptance because they lack realism and fail to engender social interaction and passive entertainment among non-participants. Similarly, ride films and 3-D digital media adaptations of arcade games do not deliver high degrees of interactivity. We intend to design 3-D digital software experiences that foster repeat play and competition, and offer a diversity of experiences (from sports to high-adrenaline experiences) and entertainment

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     to spectators. We plan to introduce a variety of new experiences that will attract repeat customers and establish GreyStone as a producer of quality digital entertainment among consumers and operators alike.

          (2) We Plan to Target Broad Markets; Emphasize Strategic Relationships. We expect to expand our product offerings to both the out-of-home and in-home markets through consistent application and adaptation of our core technologies. We intend to promote our products through strategic relationships with vendors, customers and merchandisers. As 3-D digital software experiences are deployed, we intend to cross-promote our products along with those of sponsors in the 3-D digital experience and through merchandising. We will pursue strategic relationships with companies that enjoy mass-market appeal, broad distribution capabilities or other strengths, which will complement GreyStone's abilities.

          (3) We Plan to Enhance Social Aspects of Digital Entertainment. We intend to design digital entertainment experiences that foster social interaction. Unlike many existing 3-D digital media or traditional arcade games, our XS-G product is designed for play among groups of participants and encourages multi-player and challenge play. We believe that this aspect of our technology, when combined with system features that enable spectator immersion, will increase the attractiveness and utilization of our 3-D digital software experiences.

          (4) We Plan to Develop Collaborative Immersive Experiences. In 1994, utilizing our core technology base, we began to develop commercially available 3-D digital entertainment experiences and research platforms to take advantage of the rapidly growing market for 3-D digital entertainment products. Our commercial content combined real-time interactivity, real-time simulation and provides the participant with a collaborative and immersive 3-D digital entertainment experience. These early platforms integrated one or more "seats" to provide players with multiple sensory inputs, including visual displays, sound output devices and, in some cases, mechanical apparatus to generate motion.

          (5) We Plan to Develop Open Architecture Entertainment
     Platforms. Starting in 1994, we designed and produced entertainment platforms that could take full advantage of our unique digital reality experiences and which would stimulate demand for our experiences. We believe that few commercially available platforms exist that enable the complete integration of all of the requisite technologies required to represent an immersive and networked interactive experience and are capable of exhibiting multiple digital entertainment experiences. We intend to complete development of our Mercury motion based system and market this platform in an OA3M configuration during the next year.

          (6) We Plan to Gain Experience and Recognition from Special
     Projects. From time to time, we have been asked to engage in special projects with and for other companies where we gain a certain of amount public recognition. As promotions and creations for commercial clients and direct sales we have developed and demonstrated several systems.

     We have received further requests to perform special projects and will consider working on special projects if they accelerate or benefit our entry into our markets, provide funded opportunities for our research and development of core technology and skills, fund an extension of our existing software capabilities, or otherwise appear to be in the best interest of GreyStone.

  Our "Virtual-Info-Space" Strategy

     The Internet and the emergence of web-based applications are moving the info-computing industry's "center of gravity" to the network from the PC. New "Internet Appliances", such as cell phones and Palm Pilots, need not use MS Windows and Intel Chips. Software applications will continue to move from the PC onto the Internet. Microsoft and Intel dominate PC standards by control of essential operating system and microprocessor technologies (the "toll bridges"). The Internet helps bypass the "toll bridges" and makes data and software services available to a wide variety of computing and communicating devices.

     We believe that the "Communications Model" exploits the largest potential of the Internet and will focus products and services on that market. The "Communication Model" is defined by services that improve communication of information among a community of common interests. As each member joins such a community of interest the value of joining the community grows exponentially. Our strategy plans to target our

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marketing efforts upon a few "lighthouse" customers who are concerned with communications within and among a growing community of common interest.

          (1) We Intend to Position GreyStone as a Market Leader. We intend to position ourselves as a leader in the e-based business software market for managing online customer communications by leveraging our ensemble of technology and software applications to establish GreyStone as the preferred solution. Furthermore, we intend to take advantage of our technology and our close relationships with key companies to position GreyStone as a market leader.

          (2) We Intend to Develop Products to Enter New Markets. We intend to develop e-based software products that include additional e-commerce and content management applications in order to join in an expanding Internet market environment. We intend to develop new software applications that we believe are needed to address this expanding environment and those applications integrate seamlessly with existing software applications that help e-based businesses establish broader and deeper customer relationships. Our initial e-based software applications are planed to integrate further to merge e-commerce transactions with customer communications in order to create additional revenue opportunities.

          (3) We Intend to Establish Technology Leadership with an Open, Scaleable Architecture. We intend to establish our developmental framework as a leading technology for e-based business products and services that manage online customer communications. To deliver the high performance required in this complex and rapidly changing e-based business environment we will continue to design modular, highly scaleable, easily customizable and readily integratable applications and systems. Emerging industry e-based standards will heavily influence our approach and third parties could be able to further develop and deploy new applications on top of our technology base. We plan to continue our research and development and develop and enhance an advanced framework that will efficiently handle the growing volume of online customer communications and provide increased functionality across a broad spectrum of e-based businesses.

STRATEGIC BUSINESS ACQUISITIONS

     We may acquire businesses and engage the best professional talents to achieve our objectives at a faster pace when these actions are likely to lower our risk and improve our profitability. To advance our strategy we will consider the acquisition of different businesses that can benefit from our ability to apply advanced digital technology to solve problems and communicate better. Certain businesses that integrate communication systems and simulation systems, or have established e-commerce reach, or address an established community of common interest, or have an established communications network may advance our strategic plan.

     On 14 January GreyStone executed a letter of intent for the acquisition of a company that designs, builds, and sells forensic surveillance, mobile intelligence, and communications platforms on a customized contract basis primarily for domestic and international customers in law enforcement, intelligence and military services. At the time of the filing of this report the two companies are in discussions concerning the details of the form of relationship. The transaction would allow GreyStone to use and expand our core technologies and record revenues from the sale of products to a broad new spectrum of customers. Our two companies have teamed for the recent submittal of a proposal for forensic vehicles and command and control systems for a national security agency in South America.

     In support of the developing relationship between GreyStone and the target company, GreyStone loaned the president (who is the sole shareholder) of the company $500,000 in November 1999 and an additional $100,000 in February 2000. The loans were collateralized by all of the borrower's stock in the target company. In June 2000 GreyStone purchased finished goods inventory from the target company in the amount of $330,000 and paid the company $135,000 for the right to receive future payment on invoices to be generated by the company upon the completion of work in progress. Until the business combination is complete, GreyStone may need to provide more money to the target company in an amount of approximately $500,000 during the remainder of calendar year 2000.

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OUR STRATEGIC TECHNOLOGY UNIT

     Our research and development efforts are coordinated by the Strategic Technology Unit, whose responsibility is to develop and demonstrate advanced technologies for use in GreyStone's commercial and government products. These research and development projects include the exploration of basic technology alternatives, maturation of critical technology components, and the execution of cooperative technology ventures. The strategic technology unit directly impacts product improvement and reduction of costs through the incorporation of advanced technology.

     The Strategic Technology Unit is responsible for communication and coordination among GreyStone's software and hardware engineering personnel. The software engineering group includes engineers with significant design and development experience in object-oriented software, systems and dynamics modeling, real-time operating systems, network technology and protocols (including distributed simulation), intelligent systems design, advanced multi-sensory user interfaces, graphical design and databases, data acquisition and signal processing, and embedded systems. Hardware engineering includes engineers with significant experience in image generator design and applications, computer architecture, network technologies, display technologies, audio and video synchronization, computer buses, complex computer systems, user interface design and integration and design manufacturing. The software and hardware engineering personnel work together to develop and refine the tools necessary for the development of GreyStone's products.

     In addition to GreyStone-sponsored research and development, we perform contract research and development for various government agencies and contractors. As part of our product development strategy, we seek to identify commercial applications for new technologies developed under our defense contracts and retain title as permitted to developments made pursuant to government contracts. By coordinating the various technology research and development efforts, we maximize the growth and internal availability of our strategic intellectual property and experience. Key elements of this strategy are:

          (1) We Plan to Anticipate Advanced PC Technology that Drives Down Digital Entertainment Cost. Our technology strategy has allowed us to anticipate the push for real-time 3-D graphics on the PC platform. This strategy resulted in an early invitation from Intel to demonstrate our Canyon Runner game concept on the Pentium II processor at the Computer Game Developers Conference in April 1997. This demonstration provided us with an entree to the Open Arcade Architecture Forum ("OAAF") organized by Intel and added credibility to our existing strategy to introduce 3-D software titles to the arcade market on PC platforms and eventually sell those titles to the in-home market. By carefully monitoring the technical progress of 3-D graphics hosted on the PC platform, we advanced the development of our own 3-D simulation software foundation, GreySim, and maintained commonality with the evolving base of Application Development Interfaces from Microsoft. This technology strategy has allowed us to develop a diverse suite of real-time 3-D applications using a common software development architecture that fosters reuse and sound software development practices, capitalize on a growing base of software, hardware, and API support in the broadest segment of the computer market, and maintain compatibility with a broad spectrum of improving 3-D graphics hardware.

          We believe that these factors enable us to achieve reduced development costs and therefore, attain a wider market for our emerging products.

          (2) We Plan to Work Closely with Technical Leaders. Following the April 1997 Developers' Conference, Intel asked us to demonstrate our software in Intel's booth at the Electronic Entertainment Expo in June 1997. At the Entertainment Expo we revealed an early segment of XS-G, an interactive game that evolved from Canyon Runner. GreySim, which drives XS-G, permits us to develop our software across a wide range of platforms for both Commercial and Government business use. The GreySim foundation also permits a broad re-use of code, which we believe shortens development time and thus, time to market. The use of GreySim also ensures that software developed on top of the GreySim foundation will operate seamlessly with a variety of computers and peripheral devices, and readily take advantage of the increases in performance of newer equipment. We have a history of providing software solutions that are independent of hardware and operating systems that date back to early work with our RAGE product and our defense customers.

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          The latest Intel architecture-based platforms make it possible for real-time 3-D entertainment content developers, like GreyStone, to create affordable arcade titles that leverage the power and graphics capability of the Pentium series while benefiting from the common hardware and software infrastructure that reaches all the way to the in-home market. We believe that these recent improvements in hardware performance enables a rapid transfer of high-end arcade software onto the latest home computers and with the use of GreySim, will reduce the time and cost of new content development for the Company.

          (3) We Plan to Apply Lessons From Digital Entertainment Product Development to Products Suited To Other Markets. We believe that our core set of technological capabilities and skills can be extended and applied to create interactive digital software products for other markets such as the Internet, education and "edutainment", health and medical, transportation, telecommunications, intelligence, law enforcement, and also for enterprise-spanning applications in design, engineering, finance, management information and manufacturing and process controls.

          We have some experience in these areas, especially with respect to the simulation of customer's designs, engineering, and product prototyping for the Intelligent Vehicle Highway System, the development of product concepts for the health/medical markets, and the production of advanced avionics in modern tactical jet aircraft.

          We also have years of experience in using engineering simulation for the rapid-prototyping and refinement of advanced avionics technologies, including "expert systems" that are embedded in the advanced avionics of modern tactical military aircraft.

MARKETING AND SALES

     GreyStone's marketing and sales activity in the commercial market to date has consisted primarily of participation in trade shows, distribution of marketing communications, market research and public relations activities designed to showcase GreyStone's technology and capabilities. GreyStone intends to promote its name, trademarks and products to create a recognizable brand of quality in each of its markets and to coordinate advertising and promotional opportunities to benefit itself and its licensees. GreyStone's marketing activities are also designed to demonstrate the capabilities of GreyStone's products, showing potential customers 3-D software environments that surpass those offered by competitors in functionality, realism and interactivity.

     In the government market, marketing activities are conducted primarily through interaction with key military acquisition offices and laboratories, as well as with prime and subcontractors to the U.S. and other governments, availing them of GreyStone's expertise in simulation and 3-D digital reality software environments. GreyStone also participates in a number of trade shows focused on the government markets.

PRODUCTION

     GreyStone's production strategy for our Commercial entertainment systems is based upon outsourcing of basic component manufacturing and assembly and internal development of software. Components procured from or built by third parties may be shipped to GreyStone's headquarters, to be assembled and tested prior to shipment. GreyStone's headquarters include approximately 5,000 square feet allocated to prototype development and production of GreyStone's products.

RESEARCH AND DEVELOPMENT

     Our success will depend to a substantial degree upon our ability to develop and introduce in a timely fashion new products and enhancements to our existing products that meet changing customer requirements and emerging industry standards. We have made and plan to continue to make substantial investments in research and development. In the year ended March 31, 2000, our research and development expenses were $1,009,923; $568,063 for the Government Business Segment, and $441,860 for the Commercial Business Segment. This compares to $1,093,145 in 1999 ($232,653 for Government and $860,492 for Commercial) and $1,254,297 in 1998 ($120,902 for Government and $1,133,395 for Commercial.)

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     We have focused our development efforts on the development of RAGE, our visualization and simulation software, and the UAV Toolkit software for the Government sector, the XS-G game and the Mercury motion-based entertainment system for the Commercial sector, and the GreySim tools which support both business sectors.

     Research and development expenses primarily consist of salaries and related costs of employees engaged in ongoing research, design and development activities and subcontracting costs. As of March 31, 2000, we had 32 employees engaged in research and development. We are seeking to hire additional skilled development engineers. Our business, operating results and financial condition could be adversely affected if we encounter delays in hiring additional engineers.

COMPETITION

     GreyStone experiences substantial competition in its defense and entertainment markets and believes its principal competitive advantages to be its reputation and experience in its selected market areas, creativity in applying existing and GreyStone proprietary technology to new applications that meet customer requirements, technical assistance to its customers, and price.

     GreyStone believes that it has a competitive advantage with its government software product, RAGE, which has been identified by the government in several sole source award announcements as a requirement for award performance. While GreyStone believes that this competitive advantage may continue, for an unknown period of time, there is no guarantee that the government will continue to identify GreyStone's software as a continuing requirement for such awards.

     GreyStone competes against established corporations in the government market that have substantially greater financial and other resources than GreyStone. In the past, GreyStone has worked closely with several companies as a sub-contractor. No assurances can be given that GreyStone will be successful in maintaining or enhancing these relationships in the future. GreyStone considers the principal competitors for its government products and services to include Science Applications International Corporation (SAIC), Cubic Corporation, Logicon, TRW and others. There can be no assurance that GreyStone will be able to compete with these and other companies for future government contracts or that such contracts, upon successful award, will be on terms favorable to GreyStone.

     The markets for interactive 3-D software products are still emerging, and we expect the number of competitors to increase. Companies having greater financial resources may be able to make greater investments in research and development, engage in more extensive marketing campaigns, carry large inventories, adopt more aggressive pricing policies and make more attractive offers to customers. We believe that large entertainment and computer companies are increasing their focus on the interactive 3-D software entertainment market, which will stimulate further competition.

     GreyStone's competitors range from small companies with limited resources to large companies with greater financial, technical and marketing resources. GreyStone considers the principal competitors in the interactive entertainment markets to include Broderbund Software, Inc., Electronic Arts, Inc., Interplay, LucasArts Entertainment Company, Sony, Sega, Nintendo, Namco, and Williams.

     GreyStone's future success in its government and commercial markets will depend upon, among other things, its ability to withstand competition from larger companies, to obtain and retain competent personnel to successfully accomplish its obligations under its various contracts and agreements and to productively extend its technological expertise to new applications. All of these factors are subject to uncertainty.

PATENTS AND PROPRIETARY RIGHTS

     GreyStone applies for patents, or other appropriate proprietary or statutory protection, when it develops valuable new or improved technology. As of March 31, 2000, GreyStone has one design patent as well as certain trademarks and copyrights. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. There can be no assurance that its patent will afford effective protection against competitors with similar technology; nor can there be any assurance that patents issued to

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GreyStone will not be infringed upon or designed around by others or that others will not obtain patents that GreyStone would need to license or design around.
If the courts uphold existing or future patents containing broad claims, the holders of such patents might be in a position to require companies to obtain licenses. There can be no assurance those licenses that might be required for GreyStone's products would be available on reasonable terms, if at all.

     In addition to patent and copyright law, GreyStone relies on trade secrets and proprietary know-how, which it seeks to protect in part by confidentiality agreements with its strategic partners, employees, consultants, vendors and licensees. GreyStone's agreements prohibit unauthorized disclosure or reverse engineering of GreyStone's systems. However, GreyStone expects that third parties may attempt to reverse engineer its technology. There can be no assurance that GreyStone's confidentiality agreements will not be breached or that GreyStone would have adequate remedies for any breach. The law concerning reverse engineering by a person or entity that has not signed a license agreement is currently uncertain. As a result, GreyStone may not have an adequate remedy if a competitor disassembles or reverse engineers products based on GreyStone's proprietary technology even if trade secret or copyright law protects GreyStone's technology.

     GreyStone relies in part on copyright laws to prevent unauthorized duplication or distribution of its software, written materials and audiovisual works. Existing copyright laws afford only limited protection, particularly in certain jurisdictions outside the United States where GreyStone may seek to license its technology.

     As used in this document, RAGE is a trademark of GreyStone. In June 1998 GreyStone applied for registration of XS-G as a trademark. Notice of allowance was issued in August 1999.

EMPLOYEES

     GreyStone had 42 full-time employees as of March 31, 2000. 32 of these employees are in research and product development related activities, one in manufacturing and nine in GreyStone's business sectors, finance and administration. GreyStone is not a party to any collective bargaining agreement, and GreyStone believes its relations with employees to be good.

FACTORS WHICH MAY EFFECT FUTURE PERFORMANCE

     RISKS RELATED TO GREYSTONE'S OPERATIONS

GREYSTONE'S REVENUES ARE PRINCIPALLY GENERATED FROM SALES AND SERVICES TO THE U.S. GOVERNMENT AND ITS CONTRACTORS.

     To date, substantially all of GreyStone's revenues have come from sales and services to U.S. government agencies and contractors. GreyStone's contracts are subject to funding limitations for the convenience of the government. Cancellations or delays of government projects or activities will have a significant impact on GreyStone's results of operations and financial condition. Because GreyStone tends to work on only a few projects at any time, cancellations or delays can affect GreyStone more adversely than larger companies.

     It is possible that the U.S. government may spend less money on military-related technology in the future or that GreyStone in any event will not be successful in attracting new government business in the future. While the total amount of expenditures should remain in the billions of dollars and GreyStone believes that an increasing proportion of these expenditures will be budgeted to software and related technologies, there can be no assurance that the purchases by the U.S. government or its contractors will remain at or above current levels. Any inability by GreyStone to offset declines in government business with sales to the commercial market or other governments would affect GreyStone materially and adversely.

GREYSTONE'S GOVERNMENT CONTRACTS CAN BE TERMINATED AT ANY TIME.

     All government contracts and, in general, subcontracts under them may be terminated at any time at the convenience of the United States Government. Government contracts also may be canceled if the necessary funds are not appropriated by Congress. Since Congress normally appropriates funds only one fiscal year at a

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time, longer term government contracts are usually only partly funded at any time. If any of GreyStone's government contracts or subcontracts were to be terminated or canceled, GreyStone generally would only be entitled to receive payment for work completed and allowable termination or cancellation costs. Termination or cancellation of GreyStone's contracts or subcontracts could have a material adverse effect on GreyStone.

GREYSTONE'S ENTERTAINMENT BUSINESS HAS GENERATED LIMITED REVENUES AND ITS VALUE IS DIFFICULT TO EVALUATE.

     In 1993, GreyStone decided to create commercial entertainment products using technologies developed in connection with its government business. Before March 31, 1997, GreyStone generated revenues of approximately $796,000 from its entertainment products. Since that date, while developing and testing the new products on lower cost computer platforms, GreyStone has had no material amount of revenues from its entertainment products. GreyStone continues to invest in its commercial entertainment products. No assurance can be given that these products will be successful or that GreyStone will have material revenues from these products over the next 12 months or at all.

GREYSTONE'S CONTINUED INABILITY TO SUCCESSFULLY MARKET XS-G COULD ADVERSELY AFFECT GREYSTONE'S BUSINESS AND RESULTS OF OPERATIONS.

     GreyStone started marketing its current game, XS-G, during the first calendar quarter of 1999. To date, GreyStone has not consummated any sales of XS-G. GreyStone's continued inability to sell XS-G could have a material adverse effect on its business and results of operations.

GREYSTONE MAY INCUR ADDITIONAL LOSSES AS IT CONTINUES TO MARKET AND DEVELOP ITS ENTERTAINMENT PRODUCTS.

     GreyStone has incurred losses in each fiscal year since 1993 when it embarked on the development of entertainment products. These losses have been primarily due to the lack of any significant entertainment revenues, substantial research expenses and other costs incurred in the development and introduction of its government and entertainment products. GreyStone has yet to generate significant revenues from these products and there can be no assurance of significant sales or any profits from of its entertainment products.

GREYSTONE IS LIKELY TO NEED ADDITIONAL CAPITAL IN THE FUTURE, WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS.

     To finance its business plan and negative cash flow GreyStone has continually needed to obtain debt and equity financing on a private basis. Cash deficiencies in the past have required GreyStone to defer payment of its then due obligations and impeded its operations and development. Although GreyStone has been able to fund operations by selling shares and borrowing, there is no assurance that it can continue to do so.

     GreyStone obtained approximately $3,250,470, $2,425,000, and $3,153,000 in the fiscal years ended March 31, 2000, 1999 and 1998, respectively, from private placements of common stock, obtained approximately $1,704,000 from the exercise of stock options and warrants in fiscal year 2000, and eliminated approximately $920,000 and $4,900,000 of debt in fiscal years 1999 and 1998 by obtaining the creditors agreements to convert the debt into common stock. The proceeds of the cash sales were used primarily to fund cash used in operating activities in excess of revenues. On May 22, 2000 GreyStone obtained net proceeds of $4,450,000 from the private placement sale of 5,000 shares of preferred stock at a price of $1,000 per share to a group of accredited investors. As a result, after paying certain debt and operational obligations GreyStone's cash position increased from $167,299 on March 31, 2000 to approximately $3,900,000 on May 31, 2000. On March 31, 2000, GreyStone's total current assets were $594,515 and total liabilities were $990,092, which resulted in a working capital deficiency of $395,577.

     No assurance can be given that additional equity capital or borrowings will be available to GreyStone on favorable terms, if at all. Nor is there any assurance that GreyStone's results from operations will improve, or that its financial condition will continue to improve.

     GreyStone presently anticipates that its expenditures will continue to exceed its revenues from its operations if there is not a significant improvement in its revenues. If GreyStone's revenues do not increase substantially, and if there are any significant delays in raising additional capital, then GreyStone may face the

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risk of not having enough cash or other resources to continue to operate its current business plan. Without increased revenues, or the ability to raise additional capital, GreyStone could be compelled to curtail or even cease operations. If this were to happen, GreyStone shareholders could lose all or part of their investment.

GREYSTONE'S QUARTERLY RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY BE BELOW THE EXPECTATIONS OF ANALYSTS AND INVESTORS.

     GreyStone's quarterly revenues, operating results and cash flows vary. Factors which cause this fluctuation include:

     - the uncertainty in timing of the payments on government contracts;

     - the reduction in size, delay in starting-time, interruption, or termination of one or more significant projects or contracts during a quarter;

     - the delays in the research, development and introduction of new products; and

     - general economic conditions which may affect the ability of GreyStone to sell its products to the government, government contractors and in the entertainment markets.

     The timing of payments on government contracts depends on government project schedules. When a project does not start on time or proceeds slowly GreyStone's financial condition and results of operations can be harmed. Because a majority of GreyStone's operating expenses, including salaries, depreciation and rent, are largely fixed before a quarter begins, GreyStone has only a limited ability to protect itself from these delays. GreyStone believes that quarterly revenues and operating results are likely to vary significantly in the future and that period-to-period comparisons of its revenues and operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

GREYSTONE WILL NOT BE ABLE TO ACCURATELY PREDICT THE SUCCESS OF ITS FUTURE OPERATIONS AND YOU SHOULD NOT RELY ON GREYSTONE'S FORWARD-LOOKING STATEMENTS.

     Forward-looking statements have been made in the "Company Business" section and elsewhere in this document. Forward-looking statements are all those which are not about historical fact, and include, but are not limited to, information concerning:

     - business strategy, future operations and results of operations;

     - the ability of GreyStone to continue its operations

     - the ability of GreyStone's shareholders to sell their shares in the over-the-counter market;

     - the ability of GreyStone to raise additional capital; and

     - other statements which include "believes," "expects," "anticipates," "intends," "estimates" or similar expressions.

     While these statements are based on GreyStone's current expectations, they are subject to important risks and uncertainties and should not be relied on as predictions of what will happen. Factors that may cause actual results to differ from the statements which have been made include, but are not limited to, the other risk factors discussed in this document. Forward-looking statements should not be seen as representations that they will be realized, and GreyStone is assuming no obligation to update them if they should become aware that the statements may not be realized.

GREYSTONE DEPENDS ON KEY ENGINEERING, TECHNICAL, AND OTHER PERSONNEL SKILLED IN GOVERNMENT CONTRACTING AND MAY HAVE DIFFICULTY RETAINING AND ATTRACTING THESE SKILLED EMPLOYEES IN THE FUTURE.

     GreyStone's future success depends to a significant extent on the continued service of its senior management and other key employees. The loss of any of these individuals could have a material adverse effect on GreyStone's business and results of operations. GreyStone also believes that its future success will depend, in large part, on its ability to attract and retain highly skilled employees in a variety of disciplines.

Competition for such employees within the computer industry is intense, and there can be no assurance that GreyStone will be successful in attracting and retaining such personnel.

GREYSTONE MAY BE HELD LIABLE FOR A PRODUCT LIABILITY CLAIM.

     Testing, producing, marketing and using GreyStone's products may entail a risk of product liability. While GreyStone maintains product liability insurance in amounts that it believes adequate, there can be no assurance that GreyStone will be able to maintain such insurance at reasonable costs or in sufficient amounts. An inability to maintain adequate insurance or to otherwise protect GreyStone against potential product liability could prevent or inhibit the commercialization of GreyStone's products. In addition a product liability claim or recall could have a material adverse effect on GreyStone's business and results of operations.

WE MAY ENGAGE IN FUTURE ACQUISITIONS THAT DILUTE OUR STOCKHOLDERS' EQUITY AND CAUSE US TO INCUR DEBT OR ASSUME CONTINGENT LIABILITIES.

     We may pursue acquisitions that could provide new technologies or products. Future acquisitions may involve the use of significant amounts of cash, potentially dilutive issuances of equity or equity-linked securities, the incurrence of debt, or amortization expenses related to goodwill and other intangible assets.

     In addition, acquisitions involve numerous risks, including:

     - difficulties in the assimilation of the operations, technologies, products and personnel of the acquired company;

     - the diversion of management's attention from other business concerns;

     - risks of entering markets in which we have no or limited prior experience; and

     - the potential loss of key employees of the acquired company.

     In January 2000 we executed letters of intent to acquire two privately held companies and are presently in discussions relating to the acquisition of one of the companies. If the transaction is not completed, GreyStone could incur the risk of delay or possible loss of the money already given to the acquisition target company, and its president. (See Strategic Business Acquisitions, page
12). In the event that such an acquisition does occur and we are unable to successfully integrate businesses, products, technologies or personnel that we acquire, our business, operating results or financial condition could be materially adversely affected.

WE DO NOT PLAN TO PAY CASH DIVIDENDS ON OUR COMMON STOCK.

     We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain future earnings, if any, to finance the growth and expansion of our business and for general corporate purposes.

     RISKS RELATED TO THE DIGITAL TECHNOLOGY MARKET

GREYSTONE'S MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND ITS PRODUCTS AND SERVICES COULD BECOME OBSOLETE OR FAIL TO GAIN MARKET ACCEPTANCE.

     GreyStone's success will depend on its ability to develop and introduce products which keep pace with the technological advances in a number of different disciplines, and to respond to rapidly changing customer preferences and tastes. GreyStone must also introduce new and innovative entertainment products frequently to attract and maintain consumer interest. There is no guarantee that GreyStone can give assurance that it will be successful in developing or marketing products that incorporate technological advances, or that adequately address changing customer preferences on a timely basis, if at all. Furthermore, even if GreyStone is able to successfully develop and market products that incorporate technological advances, there is no guarantee that these products will gain customer acceptance. A market for Virtual Info-Space may not develop and GreyStone may not be able to recover its development costs for Virtual Info-Space. The development costs may be significant.

GREYSTONE MAY EXPERIENCE DELAYS IN PRODUCT INTRODUCTION OR DEFECTS IN SOFTWARE CODE WHICH COULD ADVERSELY AFFECT ITS BUSINESS AND RESULTS OF OPERATIONS.

     GreyStone could experience delays in new product introductions. GreyStone's new products could contain undetected or unresolved errors in the software code base when they are first introduced or when newer versions of the earlier products are released. Despite extensive testing, GreyStone may not detect all software errors in its new products and product upgrades. Delays in product introductions and undetected errors in software could result in an inability of GreyStone products to gain market acceptance. GreyStone's inability to resolve these issues could have a negative effect on business and operations.

FUTURE GROWTH FOR GREYSTONE'S ENTERTAINMENT PRODUCTS DEPENDS ON THE UNCERTAIN DEMAND FOR 3-D SOFTWARE.

     The market for 3-D software applications is new and is changing rapidly. GreyStone believes that growth of the market for 3-D software has been restricted by the following:

     - the high costs of the hardware components necessary for 3-D software;

     - an insufficient understanding of the software design and development process for engaging 3-D software; and

     - competition from other forms of out-of-home entertainment.

     Because GreyStone's future growth depends on, among other things, the growth in demand for 3-D software, if the 3-D software market fails to develop in a timely manner, or at all, GreyStone's results of operations may suffer. In addition, there can be no assurance that, to the extent the 3-D software market develops, GreyStone's products will be accepted by customers.

ENTERTAINMENT AND GOVERNMENT MARKETS ARE INTENSELY COMPETITIVE AND GREYSTONE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

  Competition in the Entertainment Market

     GreyStone's competitors range from small companies with limited resources to large companies with greater financial, technical and marketing resources than GreyStone. GreyStone believes that it competes against the following well established companies, among others, in the interactive entertainment markets:
Disney, Atari, Electronic Arts, Inc., Lucas Arts Entertainment Company, Sony, Sega, Nintendo, Atari, WMS Industries, Inc. ("Williams"), Midway Games, Inc., and Namco, Inc. GreyStone expects that the number of its competitors will increase. GreyStone also believes that large entertainment and computer companies are increasing their focus on the interactive 3-D software entertainment market, which will further stimulate competition.

     GreyStone plans to develop products for the in-home entertainment market, which is a highly competitive market. Companies that have been in the market longer, have greater financial resources and brand recognition as well as greater consumer loyalty than GreyStone, are able to make larger investments in research and development and engage in more extensive marketing and promotional campaigns. These companies may also be able to carry larger inventories, adopt more aggressive pricing policies, have more extensive channels of distribution, and generally make better and more attractive offers to customers.

     GreyStone believes that the following well established companies are some, but not all, of its principal competitors in the in-home entertainment markets:
Acclaim Entertainment Inc., Broderbund Software, Inc., Eidos Interactive, Inc., Electronic Arts, Interplay Productions, Midway, Namco Limited, Nintendo, Sony, and Williams.

  Competition in the Government Market

     GreyStone competes against established corporations that have substantially greater resources than GreyStone. GreyStone has often worked closely with several companies as a sub-contractor, but there can be no assurances that GreyStone will be successful in maintaining or enhancing these relationships in the future.

GreyStone considers its principal competitors for government products and services to include SAIC, Cubic Corporation, Logicon, TRW and others. There can be no assurance that GreyStone will be able to compete with these and other companies for future government contracts. Even if GreyStone is awarded contracts, there can be no assurance that the contracts will be on terms favorable to GreyStone.

  Factors Affecting Competition

     GreyStone believes that competition will intensify in the future, and that its ability to compete successfully depends on a number of factors, including the following:

     - GreyStone's market presence;

     - the reliability and quality of its software products and the hardware on which GreyStone's software products operate;

     - the pricing and timing of services and products by GreyStone and its competitors;

     - GreyStone's ability to retain and attract qualified and experienced engineering and other technical personnel,

     - GreyStone's ability to react to changes in the market; and

     - industry and economic trends.

     While GreyStone believes that its products may compare favorably to those offered by competitors, there can be no assurance that GreyStone's products will gain market acceptance or that they will compete successfully. Moreover, competitors might develop products or technologies that will have broader market acceptance than GreyStone's or make GreyStone's products non-competitive for other reasons. In addition, GreyStone believes that the game industry is consolidating, which may lead to the creation of larger, better-financed competitors. If GreyStone is not able to compete effectively with other 3-D software vendors, GreyStone's business and results of operations will be harmed.

GREYSTONE DEPENDS LARGELY ON ITS INTELLECTUAL PROPERTY, FOR WHICH LEGAL PROTECTION MAY NOT BE AVAILABLE NOR SUFFICIENT.

     GreyStone relies on a combination of patent, trade secret, contract, copyright and trademark law to protect its products and technology. As of the date of this report, GreyStone had one patent issued, one registered copyright and two registered trademarks.

     While GreyStone generally enters into confidentiality and/or license agreements with its employees, customers and potential customers and limits access and distribution of its products, documentation and other proprietary information, there can be no assurance that these steps will be sufficient to prevent the theft or independent third party development of its technology.

IF TECHNOLOGY OR INTELLECTUAL PROPERTY OF GREYSTONE INFRINGES ON THE INTELLECTUAL PROPERTY OF OTHERS, GREYSTONE MAY INCUR LIABILITIES AND EXPENSE AND MAY BE REQUIRED TO STOP USING THE INFRINGING TECHNOLOGY.

     While GreyStone believes that its technology does not infringe upon the intellectual property rights of other parties, there can be no assurance that third parties will not assert infringement claims against GreyStone. If any such claims are asserted and upheld, there could be a material adverse effect on GreyStone's business and results of operations.

     RISKS RELATING TO SECURITY MARKETS

THERE HAS BEEN LIMITED PUBLIC MARKET FOR GREYSTONE STOCK, AND THE STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE.

     GreyStone's common stock is quoted on the OTC-BB. Its total average daily trading volume during the 20 trading period preceding the date of this report was 12,975 shares with an average daily total quoted trading value of $58,120 (based on the daily high bid price). There can be no assurance that the trading volume or price for GreyStone common stock will increase in the near future.

THE MARKET PRICE OF GREYSTONE'S COMMON STOCK MAY BE SUBJECT TO SIGNIFICANT FLUCTUATIONS.

     Some factors which may cause fluctuation include:

     - changes in the business, operations, financial results and prospects of GreyStone;

     - announcements of new products by competitors;

     - general trends in the commercial software entertainment market;

     - fluctuations in the stock market that are unrelated to the operating performance of particular companies;

     - more shares of GreyStone stock being available for sale after the registration of preferred stock conversion shares and shares underlying options and warrants;

     - general market and economic conditions; and

     - other factors, such as the exercise of warrants, options, or sale of new common or preferred shares.

BECAUSE 54% OF THE OUTSTANDING STOCK OF GREYSTONE IS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS AS A GROUP, OTHER INVESTORS WILL HAVE LITTLE INFLUENCE OVER MANAGEMENT DECISIONS.

     As of March 31, 2000, directors and executive officers of GreyStone, as a group, beneficially owned approximately 54% of the outstanding stock of GreyStone (including shares underlying exercisable options and warrants to purchase GreyStone stock). Richard A. Smith, GreyStone's founder owns directly and with his spouse, approximately 41% of the outstanding stock. As a result, the current directors and executive officers of GreyStone, if acting together, would be able to control most matters requiring the approval of the stockholders of GreyStone. The voting power of these stockholders can delay or prevent a change in control of GreyStone.

GREYSTONE'S BOARD OF DIRECTORS WILL HAVE BROAD DISCRETION IN ISSUING PREFERRED STOCK, WHICH MAY HAVE AN ADVERSE EFFECT ON THE RIGHTS OF THE HOLDERS OF COMMON STOCK.

     The board of directors of GreyStone is authorized to issue 3,000,000 shares of preferred stock without any vote or action by the stockholders of GreyStone. The board of directors have the authority to issue preferred stock in one or more series and to fix the rights, preferences, and restrictions thereof, including:

     - Dividend rights and rates,

     - Conversion rights,

     - Voting rights,

     - Terms of redemption,

     - Redemption prices,

     - Liquidation preferences, and

     - The number of shares constituting a series or the designation of such series.

     GreyStone believes the power to issue preferred stock provides desirable flexibility in connection with possible acquisitions or other corporate purposes. However, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of GreyStone without further actions by the stockholders. In addition, it may adversely affect the market price of the common stock and the voting rights of the holders of common stock.

ITEM 2. PROPERTIES

     GreyStone leases approximately 27,600 feet of office and research and development space at 4950 Murphy Canyon Road, San Diego, CA 92123. This property accommodates the requirements of lease expires on December 14, 2003. We believe that our current facilities will be adequate to meet our needs throughout the lease period.

ITEM 3. LEGAL PROCEEDINGS

     From time to time, we may be involved in litigation relating to claims arising out of our operations. As of the date of this report, we are not a party to any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on our business, financial condition or operating results. On May 22, 2000 GreyStone's wholly-owned subsidiary, GreyStone Technology, Inc., resolved an administrative complaint between the Commonwealth of Massachusetts and the subsidiary concerning a 1996 requirement for the subsidiary to make a notice filing relating to the private sale of stock by the subsidiary to investors who were Massachusetts residents. The subsidiary had not filed the notice as they believed they were eligible for a self-executing exemption. Under the consent order issued by the Commonwealth, the subsidiary agreed not to violate the state act and regulations, and to make a contribution of $5,000 to the Commonwealth of Massachusetts Investor Protection and Education Trust Fund.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matters were submitted to a vote of security holders during the quarter ended March 31, 2000.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     (a) The Company's Common Stock, $0.001 par value per share, has traded on The Nasdaq OTC Bulletin Board under the symbol "EXCC" from May 1988 until December 23, 1999, and under the symbol "GSTN" since December 23, 1999. The following table sets forth the range of high and low bid prices for the Common Stock as reported by the Nasdaq OTC Bulletin Board during each full quarterly period during the two most recent fiscal years. The data through December 23, 1999 gives retroactive effect to a 41.66667 to 1 (reverse) stock split.

                      FISCAL YEAR 1999                        HIGH BID    LOW BID
                      ----------------                        --------    -------
First Quarter to 6/30/98....................................  $16.927     $9.115
Second Quarter to 9/30/98...................................  $16.927     $5.417
Third Quarter to 12/31/98...................................  $18.229     $6.250
Fourth Quarter to 3/31/99...................................  $31.250     $7.813

                      FISCAL YEAR 2000                        HIGH BID    LOW BID
                      ----------------                        --------    -------
First Quarter to 6/30/99....................................  $20.833     $7.917
Second Quarter to 9/30/99...................................  $20.833     $7.917
Third Quarter to 12/31/99...................................  $41.667     $9.115
Fourth Quarter to 3/31/00...................................  $13.250     $4.875

     The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

     (b) As of June 8, 2000 there were 16,278,179 shares of common stock outstanding held by approximately 379 holders of record.

     (c) No cash dividends have been paid on the Company's Common Stock during the Company's two most recent fiscal years, and the Company does not intend to pay cash dividends on its Common Stock in the immediate future.

     On May 22, 2000 GreyStone completed the sale of $5,000,000 in convertible preferred stock to a group of 13 accredited investors. The sale was made in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended or Section 4(2) of the Act, which permits a sale of securities by an issuer for fewer than 35 accredited or knowledgeable investors. The company issued 5,000 shares of Series A Preferred Stock, convertible into common stock at a rate of the lower of (1) 250 shares of common stock per share of preferred stock (equivalent to an investment of $4.00 per share of common stock issued) or (2) 80% of the volume weighted average price for the previous 250,000 shares traded prior to submission by the preferred shareholder of a conversion notice to the company. The preferred stock carries a dividend of 8% per year, payable at the election of the company in common stock or cash. The Series A investors also received 5-year warrants to purchase 1,250,000 shares of common stock at an exercise price of $5.38 per share, and registration rights on the conversion shares and the shares issuable upon the exercise of the warrants. After payment of a 10% commission for introducing the investors to the company, and legal fees totaling approximately $50,000, the company received net proceeds of $4,450,000 which it intends to use for general corporate purposes.

ITEM 6. SELECTED FINANCIAL DATA

     The selected financial data as of March 31, 2000, 1999, 1998, 1997 and 1996 and for each of the years in the five year period ended March 31, 2000 have been derived from the Company's audited financial statements. The selected data set forth below is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto included elsewhere in this report.

                                                     YEARS ENDED MARCH 31,
                              -------------------------------------------------------------------
                                 2000          1999          1998          1997          1996
                              -----------   -----------   -----------   -----------   -----------
STATEMENT OF OPERATIONS
  DATA:
Revenues....................  $ 1,908,182   $ 2,105,517   $ 2,112,566   $ 2,336,371   $ 2,065,260
                              -----------   -----------   -----------   -----------   -----------
Expenses:
  Cost of revenues..........    1,206,647     1,274,177     1,181,728     1,621,166     1,404,976
  Marketing and sales.......      781,203       853,190       662,503       720,213       663,373
  Research and
     development............    1,009,923     1,093,145     1,254,297     1,978,505     3,146,960
  General and
     administrative.........    3,482,042     2,044,392     3,420,898     2,087,877     3,040,119
                              -----------   -----------   -----------   -----------   -----------
          Total expenses....    6,479,815     5,264,904     6,519,426     6,407,761     8,255,428
                              -----------   -----------   -----------   -----------   -----------
Loss from operations........   (4,571,633)   (3,159,387)   (4,406,860)   (4,071,390)   (6,190,168)
Net interest expense
  (income)..................      (84,407)       99,944       201,941       615,240       507,518
                              -----------   -----------   -----------   -----------   -----------
Net loss....................  $(4,487,226)  $(3,259,331)  $(4,608,801)  $(4,686,630)  $(6,697,686)
                              ===========   ===========   ===========   ===========   ===========
Basic net loss per share....  $      (.29)  $     (0.23)  $     (0.34)  $     (0.41)  $     (0.63)
Basic weighted average
  number of shares
  outstanding...............   15,398,789    14,131,416    13,435,377    11,408,158    10,617,417

                                                         AS OF MARCH 31,
                                -----------------------------------------------------------------
                                   2000         1999         1998          1997          1996
                                ----------   ----------   -----------   -----------   -----------
BALANCE SHEET DATA:
Cash and cash equivalents.....  $  167,299   $  795,480   $     5,083   $    14,224   $     6,276
Working capital
  (deficiency)................    (395,577)    (805,406)   (1,826,674)   (7,151,324)   (7,151,834)
Total assets..................   1,647,482    1,276,922       915,156     1,336,505     1,791,115
Long-term debt, net of current
  portion.....................         -0-          -0-           -0-           -0-     1,207,965
Total stockholders' equity
  (deficiency)................     657,390     (524,441)   (1,314,457)   (6,199,575)   (7,109,133)

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Except for the historical information contained herein, the following contains forward-looking statements that involve risks and uncertainties. GreyStone's actual results in future periods could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1 "Business" and "Factors which may effect future performance", as well as those discussed elsewhere and any document incorporated herein by reference. Also see GreyStone's financial statements included herein.

OVERVIEW

     In December 1999, GreyStone Technology, Inc., a privately held company merged with Express Capital Concepts, Inc., a company which had no previous operations and was traded on the Over-the-Counter Bulletin Board. GreyStone Technology, Inc.'s operations continue today as a wholly-owned subsidiary of GreyStone Digital Technology, Inc., (formerly Express Capital Concepts, Inc.) All references to "GreyStone's" operations in this report are those of the wholly-owned subsidiary, under which all of GreyStone Digital Technology, Inc.'s operations are currently conducted.

     GreyStone designs, develops and markets real-time, interactive, and networked three dimensional software. It develops and delivers its 3-D software principally for defense (i.e., training and simulation) and entertainment applications. GreyStone applies its skills and experience in using real-time distributed and networked interactivity, 3-D graphics, artificial intelligence and physics-based behavioral modeling to create software which enables participants to interact realistically in a simulated environment. The same skills can be applied to create interactive products for education, "edutainment", medicine and transportation.

     GreyStone's operations are divided into three business units utilizing similar technology -- the Government Strategic Business Unit ("SBU"), the Commercial SBU, and the newly created Info-Space Business Unit. Since GreyStone commenced business in 1989 and until the fiscal year ending March 31, 1993 it earned all of its revenues from work performed on government contracts. During the fiscal year ending March 31, 1994, GreyStone's commercial SBU began to apply its technical expertise and knowledge to the development of products and services suited to commercial application and uses in order for GreyStone to achieve greater size and growth. GreyStone has suffered losses every year since 1993. As of March 31, 2000, GreyStone had an accumulated deficit of $37,664,511. GreyStone's losses have resulted principally from costs incurred in developing products and from general and administrative expenses associated with operations. Additional losses may be incurred as GreyStone develops its products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 2000 AND 1999

     Revenues for the year ended March 31, 2000 were $1,908,182, as compared to $2,105,517 for the year ended March 31, 1999. During both of these periods, the Government SBU generated essentially all revenues, with $1,850,883 of revenue in the current year and $2,090,902 in the previous year, while Commercial SBU revenue was $57,299 in the current year and $14,615 in the previous year. The sales decline in the Government SBU between years was the result of a delay in funding of government contracts. As a result, the company redirected a portion of its engineering staff to product development efforts in support of RAGE(TM) version 2.x product release. Commercial SBU revenues in the current year were the result of work done by GreyStone on a special project for Legoland Windsor Park Ltd. Although revenues are expected from the sale of commercial entertainment products, GreyStone expects to incur additional losses as it continues to develop and market its entertainment products.

     Cost of revenues declined 5% to $1,206,647 for the current year compared to $1,274,177 for the previous year. As a percentage of revenues, costs of revenues were 63% in the current year compared to 61% in the previous year. Cost of revenues increased in the current year due to an increase in material/subcontract costs for computers and software tools in support of contractual work. Additionally, travel costs were higher as a result of GreyStone's support of overseas military experiments.

     The components that make up the cost of revenues include burdened labor, direct travel, other direct costs, direct material, subcontracts and applicable SBU burden. These cost components can vary in amount from period to period and are highly dependent on such factors as the nature of the work performed, location and duration of the work (company vs. contractor site), who performed the work (company personnel vs. subcontractors) and who provided any required equipment (company vs. customer).

     Marketing and sales expenses were $781,203 or 41% of revenues in the current year compared to $853,190 or 41% of revenues for the previous year. Although there is a net decline of $71,987 in the current year, Government SBU marketing and sales expenses actually increased by $69,787, while Commercial SBU marketing and sales expenses decreased by $141,744. Marketing and sales expenses result from bid and proposal activity as well as attendance at trade shows, company product demonstrations and in-house marketing related activities. These types of expenses vary from period to period and are highly dependent upon the extent and manner in which the company focuses its efforts regarding potential future opportunities during the reporting period.

     Research and development expenses declined to $1,009,923 for the current year compared to $1,093,145 for the previous year. Although there was a net decline of $83,222 in company research and development expenses, Government SBU research and development expenses increased by $335,410 as a result of development efforts on RAGE(TM) version 2.x. A decline of research and development expenses in the Commercial SBU of $418,632 reflects the completion of the development of the XS-G(TM) game.

     General and administrative expenses increased to $3,482,042 compared to $2,044,392 for the previous year, resulting in an increase of $1,437,650. General and administrative increases were the result of legal, accounting and other related costs associated with the completion of the business combination with Express Capital Concepts, Inc. in December 1999 and becoming a publicly trading and reporting company. Additionally, there was an increase in general and administrative expenses of approximately $191,000 in the current year that was associated with the granting of warrants and stock options.

     Interest expense was $10,260 for the current year compared to $99,944 for the previous period, a decline of $89,684 and reflects the paying down and/or conversion of certain company indebtedness to equity.

     The net loss of $4,487,226 increased by $1,227,895 or 38% from the $3,259,331 net loss reported in the previous year. In summary, during the current year, revenues were down by $197,335 or 9%, while total expenses, including interest, increased by $1,125,227 or 21%.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 1999 AND 1998.

     Revenues for the year ended March 31, 1999 were $2,105,517 as compared to $2,112,566 for the year ended March 31, 1998. During both these time periods, essentially all revenues were generated by the Government SBU, except for $14,615 of commercial SBU revenue generated in the current period. This commercial revenue was the result of work performed by GreyStone for Intel, in support of the open architecture adaptation of the XS-G game. Although the SBU realized little growth during these periods, in October 1998 and March 1999, GreyStone was awarded significant contracts for follow-on and new business tasks. These contracts allow GreyStone to report directly to its end government customers instead of its previous role as a subcontractor reporting to an intermediate prime contractor. It was during both these reporting periods that GreyStone was developing and market testing its latest entertainment product, XS-G(TM). GreyStone expects to incur substantial additional losses in the current fiscal year as it continues to market and develop its entertainment products.

     Accounts receivable on March 31, 1999 was $200,477, a decrease of $197,379 from the $397,856 reported at March 31, 1998. During the first calendar quarter in 1998, GreyStone was awarded a new contract by the U.S. Navy. The initial payments for the newly awarded contract were delayed due to program start up difficulties on the part of the U.S. Navy, thereby causing an increase in the accounts receivable balance at March 31, 1998. For the year ended March 31, 1999, the program start up difficulties had been resolved and the accounts receivable balances had improved significantly. GreyStone did not change any payment terms nor collection policies during either of the reporting periods.

     Costs of revenues increased approximately 8% to $1,274,177 for the year ended March 31, 1999, compared to the $1,181,728 for the previous year. During the previous reporting period, GreyStone had generated sales from its RAGE(TM) software product for which there were no costs of revenues, since the development of RAGE had been previously expensed as incurred in prior periods. The components of costs that make up the cost of revenues may include burdened labor, direct travel, other direct costs, direct material, subcontracts and applicable SBU burden. These cost components can vary in amount and type from period to period and are highly dependent on such factors as the nature of the work performed, location and duration of the work performed, (company versus customer site), personnel performing the work (company personnel versus subcontractors) and who will provide any required equipment to perform the work (company furnished versus government furnished equipment).

     Marketing and sales expenses were $853,190 or 41% of revenues for the year ended March 31, 1999 compared to $662,503 or 31% of revenues for 1998. The increase in the Government SBU reflects the expenses associated with seeking additional contract awards. In general, marketing and sales expenses resulted from bid and proposal activity as well as attendance at trade shows, company product demonstrations and in-house marketing related activities. These types of expenses vary from period to period and are highly dependent upon the extent and manner in which the company focuses its efforts regarding potential future opportunities during the reporting period.

     Research and development expenses declined by 13% to $1,093,145 for the year ended March 31, 1999, as compared to $1,254,297 for 1998. The decline of research and development expenses was in the Commercial SBU and reflects the completion of development of the XS-G game and shift to field testing and software fine-tuning.

     General and administrative expenses declined to $2,044,392 for the year ended March 31, 1999, compared to $3,420,898, a reduction of $1,376,506 or 40%. General and administrative reductions were achieved through a reduced number of employees and lower depreciation costs. During 1999, the company incurred a $408,866 non-cash compensation expense that was associated with the granting of options and warrants. During the previous reporting period, a $548,940 compensation expense associated with the granting of options and warrants was recognized as well as an $804,000 debt conversion expense.

     Interest expense was $99,944 for the year ended March 31, 1999, compared to $201,941 for 1998, a decline of $101,997 or 51% and reflects the paying down and/or conversion of certain company indebtedness to equity during 1999 and 1998.

     The net loss of $3,259,331 in 1999 decreased by $1,349,470 or 29% from the $4,608,801 net loss reported in 1998. During the current period, revenues were essentially flat, while total expenses decreased by $1,254,522 or 19% and interest expense declined by $101,997 or 51%.

LIQUIDITY AND CAPITAL RESOURCES

     GreyStone has incurred losses in each fiscal year since 1993, and as of March 31, 2000, GreyStone had an accumulated deficit of $37,664,511. To finance its business plan and historic negative cash flow, GreyStone has continually needed to obtain debt and equity financing on a private basis and to satisfy creditors with stock rather than by payment in cash to enable it to develop its commercial entertainment products. These losses have been primarily due to lack of any significant entertainment revenues, substantial research and development programs expenses, and other costs incurred through the development and introduction of GreyStone's entertainment products. Almost all of GreyStone's sales have been in the government business area, which provides low profit margins from which GreyStone has not been able to recover the costs of its research and development programs. Although revenues are expected from the sale of entertainment products, GreyStone may incur additional losses as it continues to market and develop its entertainment products. No assurance can be given that GreyStone will ever derive material revenues from entertainment products or that sale of such products will ever be profitable.

     GreyStone's cash position was $795,480 on March 31, 1999 and declined to $167,299 on March 31, 2000. GreyStone has operating loss carry-forwards at March 31, 2000 of approximately $33,120,000 which are available to reduce future federal income taxes and operating loss carry-forwards of approximately $9,890,000 available to reduce future state taxable income tax. However, the net deferred tax assets arising from net operating loss carry-forwards will only benefit shareholders when, and if, GreyStone returns to profitable operations. At March 31, 2000 GreyStone had a working capital deficiency of $395,577. On May 22, 2000 GreyStone completed the sale of $5,000,000 in convertible preferred stock to a group of private investors. After payment of commissions and legal fees, the company received net proceeds of $4,450,000 which will be used for general corporate purposes.

     GreyStone believes it has adequate facility capacity in place to perform the government programs. Hardware and software purchase requirements for the government programs are not expected to be material. Although GreyStone believes that its government operation may be profitable over the next 12 months, there is no assurance that GreyStone will become profitable in the near future. GreyStone has yet to generate any significant revenue from its entertainment products and there can be so assurance it will be able to generate any significant entertainment revenue in the future.

     Since GreyStone was founded, management has focused on the goal of developing and making available software products using common technology for both the government and commercial markets. Since 1993, GreyStone has consistently generated revenues from its government business. However, since embarking on the development of its entertainment products GreyStone has generated substantial net losses and negative cash flows from it's operating activities. GreyStone has not capitalized its development costs, but rather has expensed them. GreyStone has had a continued need to obtain debt and equity financing on a private basis to enable it to develop its products. In the fiscal year that ended March 31, 2000 GreyStone raised approximately $3,250,000 from the sale of stock in private placements and approximately $1,704,000 from the exercise of stock options and warrants. GreyStone obtained approximately $2,425,000 and $3,153,000 in the fiscal years ended March 31, 1999 and 1998, respectively, from sales of common stock, and issued common stock upon the conversion of approximately $920,000 and $4,900,000 of debt in such fiscal years. The proceeds of the sales of stock were used primarily to fund cash used in operating activities of approximately $4,085,000, $2,446,000, and $3,221,000 in the fiscal years ended March 31, 2000, 1999, and 1998, respectively. Management anticipates that in the future it will need to continue to obtain debt or equity financing and, if GreyStone is unable to generate significant sales of its commercial entertainment products, then GreyStone faces the risk of not having enough money or other resources to continue to operate its current business plan and will need to raise additional money. If additional money is needed and is not available, then GreyStone could be forced to cease development of commercial entertainment products entirely and focus its resources on expanding its government business.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Not Applicable.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     See the Index to Financial Statements on page F-1.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The information required by this Item will be set forth in the section headed "Proposal 1 -- Election of Directors" in the Company's definitive Proxy Statement for the Annual Meeting of Stockholders of the Company (the "Proxy Statement") which is expected to be filed not later than 120 days after the end of the Company's fiscal year ended March 31, 2000, and is incorporated in this report by reference.

ITEM 11. EXECUTIVE COMPENSATION

     The information required by this Item is set forth in the section headed "Executive Compensation" in the Company's definitive Proxy Statement and is incorporated in this report by reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by this Item is set forth in the section headed "Security Ownership of Certain Beneficial Owners and Management" in the Company's definitive Proxy Statement and is incorporated in this report by reference.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by this Item is set forth in the sections headed "Certain Relationships and Related Transactions" in the Company's definitive Proxy Statement and is incorporated in this report by reference.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) The following documents are filed as part of this report:

     FINANCIAL STATEMENTS:

     Report of Independent Accountants

     Consolidated Balance Sheets as of March 31, 2000 and 1999

     Consolidated Statements of Operations the Years Ended March 31, 2000, 1999 and 1998

     Consolidated Statements of Stockholders' Equity (Deficiency) for the Years Ended March 31, 2000, 1999 and 1998

     Consolidated Statements of Cash Flows for the Years Ended March 31, 2000, 1999 and 1998

     Notes to Consolidated Financial Statements

(b) REPORTS ON FORM 8-K

     The Company filed two Current Reports on Form 8-K during the quarter ended March 31, 2000:

          1. On January 18, 2000 the Company filed a Current Report addressing
     Item 1 (Changes in Control of Registrant) relating to the completion of the reverse merger between GreyStone and Express Capital Concepts, Inc., Item 2 (Acquisition or Disposition of Assets) also concerning the merger, Item 5 (Other Events) attaching as an exhibit a copy of the Company's press release announcing the completion of the merger and the engagement of a business and strategic advisor for the evaluation of potential acquisition candidates, and Item 7 (Financial Statements and Exhibits) incorporating by reference the audited financial statements of GreyStone for the year ended March 31, 1999, incorporating by reference the unaudited financial statements of GreyStone for the three months ended June 30, 1999, and attaching as an exhibit the unaudited financial statements for the six months ended September 30, 1999.

          2. On February 8, 2000 the Company filed a Current Report addressing
     Item 4 (Changes in Registrant's Certifying Accountant) confirming that GreyStone had appointed its independent accountants for the prior four years as independent accountants for the post-merger company, as successors accountants after the merger, and Item 5 (Other Events) attaching as exhibits copies of the Company's press releases announcing the appointment of two new outside Directors, and the signing of a letter of intent to acquire a publicly-held company.

(c) EXHIBITS:

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 3.1*    Amended and Restated Certificate of Incorporation of the
         Company which was filed as Exhibit 3.1 to the Company's
         Registration Statement on Form S-4 (No. 333-65963) is
         incorporated herein by reference.
 3.2*    By-laws of the Company which was filed as Exhibit 3.2 to the
         Company's Registration Statement on Form S-4 (No. 333-65963)
         is incorporated herein by reference.
 4*      Specimen Common Stock Certificate which was filed as Exhibit
         4.3 to the Company's Registration Statement on Form S-4 (No.
         333-65963)is incorporated herein by reference.

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
10*      Agreement and Plan of Merger and Reorganization by and among
         Express Capital Concepts, Inc., Express Capital Acquisition
         Corp., GreyStone Technology, Incorporated and Mr. Earnest
         Mathis, Jr., dated as of August 11, 1997, and the first and second amendments thereto which were filed as Exhibits 2.1,
         2.2 and 2.3 respectively to the Company's Registration
         Statement on Form S-4 (No. 333-65963), is incorporated
         herein by this reference.
21       Subsidiaries of Registrant as of March 31, 2000
27       Financial Data Schedule

---------------
* Previously filed as indicated and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          GREYSTONE DIGITAL TECHNOLOGY, INC.

                                          By:     /s/ RICHARD A. SMITH
                                            ------------------------------------
                                                      Richard A. Smith
                                             President, Chief Executive Officer
                                                         and Chairman

June 28, 2000

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

                       SIGNATURE                                      TITLE                   DATE
                       ---------                                      -----                   ----

                  /s/ RICHARD A. SMITH                      President, Chief Executive    June 28, 2000
--------------------------------------------------------       Officer and Chairman
                    Richard A. Smith                      (Principal Executive Officer)

                  /s/ MARSHALL GELLER                        Chief Financial Officer      June 28, 2000
--------------------------------------------------------     (Principal Financial and
                    Marshall Geller                            Accounting Officer)

                  /s/ THOMAS D. ALDERN                               Director             June 28, 2000
--------------------------------------------------------
                    Thomas D. Aldern

                  /s/ JON M. REYNOLDS                                Director             June 28, 2000
--------------------------------------------------------
                    Jon M. Reynolds

                 /s/ JAMES W. JOHNSTON                               Director             June 28, 2000
--------------------------------------------------------
                   James W. Johnston

                   /s/ ALAN D. STONE                                 Director             June 28, 2000
--------------------------------------------------------
                     Alan D. Stone

               /s/ DR. MALCOLM R. CURRIE                             Director             June 28, 2000
--------------------------------------------------------
                 Dr. Malcolm R. Currie

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                                     INDEX

                                                               PAGE
                                                              ------
Report of Independent Public Accountants....................     F-2
Consolidated Balance Sheets
  March 31, 2000 and 1999...................................     F-3
Consolidated Statements of Operations
  Years Ended March 31, 2000, 1999 and 1998.................     F-4
Consolidated Statements of Stockholders' Equity (Deficiency)
  Years Ended March 31, 2000, 1999 and 1998.................   F-5/7
Consolidated Statements of Cash Flows
  Years Ended March 31, 2000, 1999 and 1998.................     F-8
Notes to Consolidated Financial Statements..................  F-9/20

                                     * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors
  GreyStone Digital Technology, Inc.

     We have audited the accompanying consolidated balance sheets of GREYSTONE DIGITAL TECHNOLOGY, INC. (Formerly GreyStone Technology, Incorporated) AND SUBSIDIARY as of March 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the three years in the period ended March 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GreyStone Digital Technology, Inc. and Subsidiary as of March 31, 2000 and 1999, and their consolidated results of operations and cash flows for each of the three years in the period ended March 31, 2000, in conformity with generally accepted accounting principles.

/s/ J.H. COHN LLP
San Diego, California
May 11, 2000, except as to Note 16
  for which the date is June 9, 2000

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 2000 AND 1999

                                     ASSETS

                                                                  2000            1999
                                                              ------------    ------------
Current assets:
  Cash and cash equivalents.................................  $    167,299    $    795,480
  Accounts receivable, net of allowance for doubtful
     accounts of $40,000 for March 31, 2000 and 1999........       372,981         200,477
  Other current assets......................................        54,235
                                                              ------------    ------------
          Total current assets..............................       594,515         995,957
Notes receivable, including accrued interest of $16,077.....       616,077
Related party notes receivable, including accrued interest
  of $21,137................................................        71,137
Equipment, furniture and leasehold improvements, net of
  accumulated depreciation and amortization of $2,302,999
  and $2,112,335............................................       278,075         176,827
Other assets................................................        87,678         104,138
                                                              ------------    ------------
          Totals............................................  $  1,647,482    $  1,276,922
                                                              ============    ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Accounts payable and accrued expenses.....................  $    970,092    $  1,130,553
  Short-term notes payable..................................                       402,000
  Loans payable to officers.................................                       140,810
  Notes payable to principal stockholder....................        20,000         128,000
                                                              ------------    ------------
          Total liabilities.................................       990,092       1,801,363
                                                              ------------    ------------
Commitments and contingencies
Stockholders' equity (deficiency):
  Preferred stock, $.001 par value; 3,000,000 shares
     authorized; none issued or outstanding
  Common stock, $.001 par value; 30,000,000 shares
     authorized; 16,278,179 and 14,621,937 shares issued and
     outstanding............................................        16,278      30,596,760
  Additional paid-in capital................................    39,816,415       2,383,584
  Subscriptions receivable from equity transactions.........    (1,510,792)       (327,500)
  Accumulated deficit.......................................   (37,664,511)    (33,177,285)
                                                              ------------    ------------
          Total stockholders' equity (deficiency)...........       657,390        (524,441)
                                                              ------------    ------------
          Totals............................................  $  1,647,482    $  1,276,922
                                                              ============    ============

                See Notes to Consolidated Financial Statements.

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   YEARS ENDED MARCH 31, 2000, 1999 AND 1998

                                                         2000           1999           1998
                                                      -----------    -----------    -----------
Revenues............................................  $ 1,908,182    $ 2,105,517    $ 2,112,566
                                                      -----------    -----------    -----------
Expenses:
  Cost of revenues..................................    1,206,647      1,274,177      1,181,728
  Marketing and sales...............................      781,203        853,190        662,503
  Research and development..........................    1,009,923      1,093,145      1,254,297
  General and administrative........................    3,482,042      2,044,392      3,420,898
                                                      -----------    -----------    -----------
          Totals....................................    6,479,815      5,264,904      6,519,426
                                                      -----------    -----------    -----------
Loss from operations................................   (4,571,633)    (3,159,387)    (4,406,860)
                                                      -----------    -----------    -----------
Other income (expense):
  Interest income, including $35,900 from related
     parties........................................       94,667
  Interest expense, including $2,800, $8,500 and
     $40,500 on loans from principal stockholder....      (10,260)       (99,944)      (201,941)
                                                      -----------    -----------    -----------
          Totals....................................       84,407        (99,944)      (201,941)
                                                      -----------    -----------    -----------
Net loss............................................  $(4,487,226)   $(3,259,331)   $(4,608,801)
                                                      ===========    ===========    ===========
Basic net loss per share............................  $      (.29)   $      (.23)   $      (.34)
                                                      ===========    ===========    ===========
Basic weighted average number of shares
  outstanding.......................................   15,398,789     14,131,416     13,435,377
                                                      ===========    ===========    ===========

                See Notes to Consolidated Financial Statements.

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                   YEARS ENDED MARCH 31, 2000, 1999 AND 1998

                                                                          SUBSCRIPTIONS
                                        COMMON STOCK         ADDITIONAL    RECEIVABLE
                                  ------------------------    PAID-IN      FROM EQUITY    ACCUMULATED
                                    SHARES       AMOUNT       CAPITAL     TRANSACTIONS      DEFICIT         TOTAL
                                  ----------   -----------   ----------   -------------   ------------   -----------
Balance, April 1, 1997..........  12,241,404   $18,092,078   $1,345,000     $(327,500)    $(25,309,153)  $(6,199,575)
Common stock sold for cash, net
  of selling expenses of
  $588,355......................     734,197     3,153,031                                                 3,153,031
Common stock issued upon
  conversion of convertible
  notes payable.................     712,556     4,010,500                                                 4,010,500
Common stock issued to reduce
  balance of notes payable to
  principal stockholder.........     198,088       891,396                                                   891,396
Common stock issued to pay for
  accrued interest..............     147,359       731,287                                                   731,287
Common stock issued to pay for
  services......................      35,279       158,765                                                   158,765
Warrants issued to purchase
  common stock..................                                 84,140                                       84,140
Grant of compensatory stock
  options to purchase common
  stock.........................                                448,000                                      448,000
Stock options to purchase common
  stock granted to
  non-employees.................                                 16,800                                       16,800
Net loss........................                                                            (4,608,801)   (4,608,801)
                                  ----------   -----------   ----------     ---------     ------------   -----------
Balance, March 31, 1998.........  14,068,883   $27,037,057   $1,893,940     $(327,500)    $(29,917,954)  $(1,314,457)
                                  ==========   ===========   ==========     =========     ============   ===========

                See Notes to Consolidated Financial Statements.

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                   YEARS ENDED MARCH 31, 2000, 1999 AND 1998

                                                                               SUBSCRIPTIONS
                                             COMMON STOCK         ADDITIONAL    RECEIVABLE
                                       ------------------------    PAID-IN      FROM EQUITY    ACCUMULATED
                                         SHARES       AMOUNT       CAPITAL     TRANSACTIONS      DEFICIT         TOTAL
                                       ----------   -----------   ----------   -------------   ------------   -----------
Balance, April 1, 1998...............  14,068,883   $27,037,057   $1,893,940     $(327,500)    $(29,917,954)  $(1,314,457)
Common stock sold for cash...........     400,288     2,424,610                                                 2,424,610
Common stock issued upon exercise of
  stock options......................       3,000        11,400                                                    11,400
Common stock issued upon conversion
  of convertible notes payable.......       6,667        30,000                                                    30,000
Common stock issued to pay short-term
  notes payable......................     116,042       920,000                                                   920,000
Common stock issued to reduce balance
  of notes payable to principal
  stockholder........................       5,557        25,000                                                    25,000
Common stock issued to pay for
  accrued interest...................       4,625        23,693                                                    23,693
Common stock issued to pay for
  services...........................      16,875       125,000                                                   125,000
Warrants issued to purchase common
  stock..............................                                392,066                                      392,066
Stock options to purchase common
  stock granted to non-employees.....                                 16,800                                       16,800
Effect of principal stockholder's
  debt forgiveness...................                                 80,778                                       80,778
Net loss.............................                                                            (3,259,331)   (3,259,331)
                                       ----------   -----------   ----------     ---------     ------------   -----------
Balance, March 31, 1999..............  14,621,937   $30,596,760   $2,383,584     $(327,500)    $(33,177,285)  $  (524,441)
                                       ==========   ===========   ==========     =========     ============   ===========

                See Notes to Consolidated Financial Statements.

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY (CONCLUDED)
                   YEARS ENDED MARCH 31, 2000, 1999 AND 1998

                                                                          SUBSCRIPTIONS
                                      COMMON STOCK          ADDITIONAL     RECEIVABLE
                                -------------------------     PAID-IN      FROM EQUITY    ACCUMULATED
                                  SHARES        AMOUNT        CAPITAL     TRANSACTIONS      DEFICIT         TOTAL
                                ----------   ------------   -----------   -------------   ------------   -----------
Balance, April 1, 1999........  14,621,937   $ 30,596,760   $ 2,383,584    $  (327,500)   $(33,177,285)  $  (524,441)
Common stock sold for cash net
  of selling expenses of
  $201,207....................     575,283      3,250,470                                                  3,250,470
Common stock issued upon
  conversion of notes payable
  to principal stockholder....      11,111         50,000                                                     50,000
Common stock issued to pay for
  accrued interest............       4,296         19,332                                                     19,332
Warrants issued to purchase
  common stock................                                  549,400                                      549,400
Stock options to purchase
  common stock granted to non-
  employee....................                                   50,400                                       50,400
Common stock issued upon
  exercise of warrants........     335,905      1,694,452                                                  1,694,452
Common stock cancelled upon
  exercise of recission
  offer.......................      (1,000)        (4,500)                                                    (4,500)
Common stock issued upon
  exercise of warrants in
  exchange for stock
  subscriptions receivable....     248,147      1,232,792                   (1,232,792)
Collection of subscription
  receivable..................                                                  49,500                        49,500
Common stock issued upon
  completion of merger
  agreement...................     480,000            480           179                                          659
Change in par value of common
  stock to $.001 per share....                (36,823,510)   36,823,510
Common stock issued upon
  exercise of options.........       2,500              2         9,342                                        9,344
Net loss......................                                                              (4,487,226)   (4,487,226)
                                ----------   ------------   -----------    -----------    ------------   -----------
Balance, March 31, 2000.......  16,278,179   $     16,278   $39,816,415    $(1,510,792)   $(37,664,511)  $   657,390
                                ==========   ============   ===========    ===========    ============   ===========

                See Notes to Consolidated Financial Statements.

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED MARCH 31, 2000, 1999 AND 1998

                                                                 2000           1999           1998
                                                              -----------    -----------    -----------
Operating activities:
  Net loss..................................................  $(4,487,226)   $(3,259,331)   $(4,608,801)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
  Depreciation and amortization.............................      190,665        220,498        529,911
  Provision for (recovery of) bad debts.....................                     (45,000)        64,000
Compensation expense recorded upon issuance of warrants and
  compensatory stock options................................      599,800        408,866        548,940
  Debt conversion expense...................................                                    804,000
  Other.....................................................                                      8,576
  Changes in operating assets and liabilities:
        Accounts receivable.................................     (172,504)       242,379       (291,324)
        Other assets........................................      (74,330)        16,526         16,529
        Accounts payable and accrued expenses...............     (141,129)       (30,060)      (292,947)
                                                              -----------    -----------    -----------
          Net cash used in operating activities.............   (4,084,724)    (2,446,122)    (3,221,116)
                                                              -----------    -----------    -----------
Investing activities:
  Purchases of equipment and furniture......................     (291,913)        (5,772)      (115,484)
  Issuance of notes receivable..............................     (650,000)
                                                              -----------    -----------    -----------
          Net cash used in investing activities.............     (941,913)        (5,772)      (115,484)
                                                              -----------    -----------    -----------
Financing activities:
  Repayment of line of credit borrowings....................                                   (200,000)
  Proceeds from issuance of short-term notes payable........                     987,000        670,000
  Proceeds from (payments of) loans payable to officers.....     (140,810)       140,810
  Repayments of convertible notes payable...................                                   (107,500)
  Repayments of short-term notes payable....................     (402,000)      (335,000)
  Proceeds from (payments of) loans from principal
    stockholder.............................................      (58,000)        13,471       (313,469)
  Payments of capital lease obligations.....................                                    (74,603)
  Sales of common stock.....................................    3,250,470      2,424,610      3,153,031
  Proceeds from exercise of stock options and warrants for
    common stock............................................    1,703,796         11,400
  Proceeds from collection of subscription receivable.......       49,500
  Common stock cancelled upon exercise of rescission
    offer...................................................       (4,500)
                                                              -----------    -----------    -----------
          Net cash provided by financing activities.........    4,398,456      3,242,291      3,127,459
                                                              -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents........     (628,181)       790,397       (209,141)
Cash and cash equivalents, beginning of year................      795,480          5,083        214,224
                                                              -----------    -----------    -----------
Cash and cash equivalents, end of year......................  $   167,299    $   795,480    $     5,083
                                                              ===========    ===========    ===========
Supplemental disclosure of cash flow data:
  Interest paid.............................................  $    83,261    $    76,314    $    85,805
                                                              ===========    ===========    ===========
Supplemental disclosure of noncash investing and financing
  activities:
  Common stock issued upon conversion of convertible notes
    payable, net of debt conversion expense of $804,000 in
    1998....................................................  $    50,000    $    30,000    $ 3,206,500
                                                              ===========    ===========    ===========
  Common stock issued to pay for short-term notes payable...                 $   920,000
                                                                             ===========
  Common stock issued for subscriptions receivable..........  $ 1,232,792
                                                              ===========
  Common stock issued as settlement for:
  Notes payable to principal stockholder....................                 $    25,000    $   891,396
                                                                             ===========    ===========
  Accrued interest..........................................  $    19,332    $    23,693    $   731,287
                                                              ===========    ===========    ===========
  Services..................................................                 $   125,000    $   158,765
                                                                             ===========    ===========
  Additional paid-in capital contributed as a result of debt
    forgiveness by principal stockholder....................                 $    80,778
                                                                             ===========
  Change in par value of common stock.......................  $36,823,510
                                                              ===========

                See Notes to Consolidated Financial Statements.

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Merger and principles of consolidation:

     On December 27, 1999 a merger between Express Capital Concepts, Inc. and GreyStone Technology, Incorporated was completed, whereupon Express Capital Concepts was renamed GreyStone Digital Technology, Inc., underwent a 1-for-41.66667 reverse stock split (which reduced its issued and outstanding common stock to 480,000 shares), changed the par value of the stock from $.0001 to $.001 per share, and reduced the total authorized common stock from 50,000,000 shares to 30,000,000 shares. Simultaneously, 15,211,627 shares of common stock were issued to GreyStone Technology, Inc. common stockholders. The transaction has been accounted for as a reverse acquisition, wherein GreyStone Technology, Incorporated, the operating company, is treated as the acquirer for reporting purposes. The balance sheets, statements of operations, stockholders' equity (deficiency) and cash flows are consolidated between GreyStone Digital Technology, Inc, and GreyStone Technology, Inc. (the "Company") as of March 31, 2000. All significant intercompany accounts and transactions are eliminated in consolidation.

  Description of operations:

     The Company is organized into two principal operating groups which operate as separate business segments. The Company designs, develops and markets real-time, interactive, and networked three dimensional, digital media content ("digital media"). The Company develops and delivers its 3-D digital media content principally for entertainment and defense (i.e., training and simulation) applications.

     The Company's Government Business Unit began operations in 1989 and works primarily as a contractor for U.S. defense customers. The Government Business Unit's engineers perform systems software engineering, specializing in the application of advanced software techniques for developing "smarter" systems that learn, reason and achieve some level of intelligence (i.e., artificial intelligence). Substantially all of the Company's revenue from its inception through March 31, 2000 have been derived from government contracts.

     The Company's Commercial Business Unit was established in 1993 to develop products to be sold primarily for entertainment centers and home entertainment. The Commercial Business Unit's engineers perform systems software engineering, specializing in the custom development and application of entertainment software for the coin-operated market. No significant revenue has been derived from the Commercial Business Unit through March 31, 2000.

  Cash and cash equivalents:

     The Company considers all highly-liquid investments with maturities of three months or less when acquired to be cash equivalents.

  Equipment, furniture, and leasehold improvements:

     Equipment, furniture, and leasehold improvements are stated at cost and are depreciated over their estimated useful lives of three to five years using the straight-line method.

  Impairment of long-lived assets:

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as property and equipment and intangible assets, are recognized when events or changes in circumstances indicate that the undiscounted

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

  Revenue recognition:

     The revenues derived by the Government Business Unit are earned under a variety of cost reimbursement and fixed-price contracts with the U.S. Government, subcontracts with prime contractors and commercial contracts. Contract revenues on fixed price long-term contracts are recorded using the percentage of completion method, primarily based on contract costs incurred to date, compared with total estimated completion costs. Provisions for estimated losses on contracts are recorded as such losses become known. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term. Contract revenues on cost reimbursement type contracts are recognized as the related costs are incurred. Revenues on time and material contracts are recognized as earned.

     The Commercial Business Unit recognizes revenues when products are shipped.

  Cost of revenues:

     Cost of revenues consist of direct labor, fringe benefits, direct costs and overhead. Overhead is allocated based on the amount of direct labor and fringe benefits incurred on revenue projects.

  Advertising:

     The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were not material in 2000, 1999 and 1998.

  Research and development:

     Since the technological feasibility of software products has not been established, costs and expenses related to research and product development are expensed as incurred.

  Income taxes:

     The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

  Segment reporting:

     Effective March 31, 1999, the Company adopted the provisions of Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 establishes standards for the way that public business enterprises report financial and descriptive information about reportable operating segments in annual financial statements and interim financial reports issued to stockholders. SFAS 131 supersedes SFAS 14, Financial Reporting for Segments of a Business Enterprise, but retains the requirement to report information about major customers.

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) Earnings (loss) per share:

     Effective March 31, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128 Earnings per Share ("SFAS 128"), which replaces the presentation of "primary" and "fully-diluted" earnings (loss) per common share required under previously promulgated accounting standards with the presentation of "basic" and "diluted" earnings (loss) per common share.

     Basic earnings (loss) per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that dilutive earnings per common share reflects the amount of earnings for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period such as common shares that could result from the potential exercise or conversion of securities and debt into common stock.

     The computation of dilutive earnings per share does not assume conversion, exercise, or contingent issuance of securities that would have an antidilutive effect on per share amounts (i.e., increasing earnings per share or reducing loss per share). The dilutive effect of outstanding options and warrants are reflected in dilutive earnings per share by the application of the treasury stock method which recognizes the use of proceeds that could be obtained upon exercise of options and warrants in computing diluted earnings per share. It assumes that any proceeds would be used to purchase common stock at the average market price of common stock during the period. Option and warrants will have a dilutive effect only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. The Company's options and warrants and the Principal Stockholder's underlying convertible debt were not included because to do so would have been antidilutive.

     Such convertible debt, options and warrants, however could potentially dilute basic earnings per share in the future.

  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Reclassification:

     Certain amounts in the accompanying 1999 and 1998 consolidated financial statements have been reclassified to conform to the 2000 presentation.

NOTE 2 -- BASIS OF PRESENTATION AND MANAGEMENT'S PLANS:

     As shown in the accompanying consolidated financial statements, the Company had a working capital deficiency of $395,577 at March 31, 2000; net losses of $4,487,226, $3,259,331 and $4,608,801 in 2000, 1999 and 1998, respectively; and
an accumulated deficit from losses since its inception of $37,664,511 at March 31, 2000. These matters raise substantial doubt about the ability of the Company to continue as a going concern.

     Historically, the Company has funded its operations primarily through sales of common stock to and borrowings from its principal stockholder and sales of common stock and convertible notes payable to private investors pursuant to private placement memorandums and exemptions from registration under the Securities Act of 1933. The Company raised approximately $4,999,000, $3,577,000, and $3,823,000 during 2000, 1999,

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -- BASIS OF PRESENTATION AND MANAGEMENT'S PLANS: (CONTINUED) and 1998 respectively, through borrowings from its principal stockholder, private sales of common stock, the exercising of stock options and warrants and convertible notes payable. Management plans to obtain the funds needed to enable the Company to continue as a going concern through the public offering of debt or equity securities. However, management cannot provide any assurance that the Company will be successful in consummating any public offering.

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplates that the Company will continue as a going concern and continue operations, realization of assets and satisfaction of liabilities in the ordinary course of business. If the Company is unable to raise additional capital, it may be required to liquidate assets or take actions which may not be favorable to the Company in order to continue its operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

     On May 22, 2000, the company completed a $5,000,000 private placement of preferred stock. Management is actively pursuing additional investments of capital through subsequent private placements.

     The company expects to generate new revenues from all business units. Government revenues are expected from the introduction and sale of new Government Products and associated engineering services. Commercial revenues are expected from the sale of the company's new motion-based entertainment system. The company's first Info-Space revenues are anticipated from potential clients such as an entertainment company, an airline, or a bank. Additionally, the Company hopes to produce revenues as a result of its association with its first acquisition candidate. See note 16.

NOTE 3 -- CONCENTRATION OF CREDIT RISK AND SALES TO MAJOR CUSTOMERS:

     The Company maintains its cash balances on deposit with a financial institution and in an unsecured money market account. At times, financial institution balances exceed the Federal Deposit Insurance Corporation limitation for coverage of $100,000 thereby exposing the Company to credit risk. The Company reduces its exposure to credit risk by maintaining such deposits with a high quality financial institution and investment company. At March 31, 2000, the Company has cash and cash equivalent balances in excess of Federally insured limits in the amount of approximately $94,000.

     Accounts receivable are financial instruments that also expose the Company to a concentration of credit risk. The Company routinely assesses the financial strength of its customers and maintains an allowance for doubtful accounts that management believes will adequately provide for credit losses.

NOTE 4 -- NOTES RECEIVABLE:

     Notes receivable at March 31, 2000 consists of two notes from an individual due February 20, 2000. The notes accrue interest at 9.00% and are collateralized by common stock in a company owned entirely by the individual. The notes were subsequently extended to May 20, 2000. See Note 16.

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 -- EQUIPMENT, FURNITURE, AND LEASEHOLD IMPROVEMENTS, NET:

     Equipment, furniture, and leasehold improvements, net at March 31, 2000 and 1999 consisted of the following:

                                                                 2000          1999
                                                              ----------    ----------
Computer and other equipment................................  $2,535,351    $2,260,122
Furniture...................................................      29,040        29,040
Leasehold improvements......................................      16,683
                                                              ----------    ----------
                                                               2,581,074     2,289,162
Less accumulated depreciation and amortization..............   2,302,999     2,112,335
                                                              ----------    ----------
          Totals............................................  $  278,075    $  176,827
                                                              ==========    ==========

NOTE 6 -- LEASE COMMITMENT:

     The Company has a noncancelable lease for its office space which expires in 2004 and is classified as an operating lease. Rent expense approximated $332,000 in 2000, 1999 and 1998.

     At March 31, 2000, future minimum lease payments under the operating lease in years subsequent to March 31, 2000 are as follows:

                       YEAR ENDING
                        MARCH 31,                            AMOUNT
                       -----------                         ----------
  2001...................................................  $  331,919
  2002...................................................     331,919
  2003...................................................     331,919
  2004...................................................     248,940
                                                           ----------
          Total..........................................  $1,244,697
                                                           ==========

NOTE 7 -- SHORT-TERM NOTES PAYABLE:

     At March 31, 1999, the Company had outstanding notes payable with a principal balance of $402,000 that had initial maturities of six months or less. The notes were unsecured and bore interest at 9% or 10%. During the year ended March 31, 2000, these notes were paid in full including accrued interest of approximately $57,000.

     During the year ended March 31, 1999, 116,042 shares of common stock were issued to pay for $920,000 of short-term notes payable. The common shares were issued at the fair value of the common stock at the date of settlement, which varied from $6.00 to $8.00 per share.

NOTE 8 -- CONVERTIBLE NOTES PAYABLE:

     During the year ended March 31, 1999, convertible notes payable were converted at $4.50 per share into 6,667 shares of common stock as originally provided in the conversion terms of the debt.

     During the year ended March 31, 1998, convertible notes payable aggregating $3,206,500 were converted at $4.50 per share into 712,556 shares of common stock. $2,175,000 of these notes were originally convertible at $7.14 per share with the balance convertible at $4.50 per share. In connection with the $7.14 per share convertible notes, the Company recorded debt conversion expense of $804,000. In addition, the Company issued 87,084 shares of common stock at $4.50 per share to pay accrued interest on the notes of $391,877.

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 -- INFORMATION ON INDUSTRY SEGMENTS:

     The Company identifies its segments based on strategic business units that are in turn based along market lines. These strategic business units offer products and services to different markets in accordance with their customer base and product usage. Accordingly, the Company's two business segments are centered on the operations associated with the commercial and government sectors. The Company's operations are centered in the United States. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance of each segment based on profit or loss from operations before income taxes. The Company has no significant intersegment sales or transfers.

                                                                        COMMON/
                                         GOVERNMENT    COMMERCIAL      CORPORATE        TOTAL
                                         ----------    -----------    -----------    -----------
2000
Revenue................................  $1,850,883    $    57,299                   $ 1,908,182
Net loss...............................    (427,485)      (485,319)   $(3,574,422)    (4,487,226)
Identifiable assets, net...............     450,033         32,748      1,164,701      1,647,482
Depreciation and amortization..........      49,846         31,612        109,207        190,665
Research and development...............     568,063        441,860                     1,009,923
Interest income........................                                    94,667         94,667
Interest expense.......................                                    10,260         10,260
1999
Revenue................................  $2,090,902    $    14,615                   $ 2,105,517
Net loss...............................     (58,308)    (1,056,687)   $(2,144,336)    (3,259,331)
Identifiable assets, net...............     260,203         25,715        991,004      1,276,922
Depreciation and amortization..........      87,125         38,423         94,950        220,498
Research and development...............     232,653        860,492                     1,093,145
Interest expense.......................                                    99,944         99,944
1998
Revenue................................  $2,111,966    $       600                   $ 2,112,566
Net income (loss)......................     318,935     (1,304,897)   $(3,622,839)    (4,608,801)
Identifiable assets, net...............     526,746         60,783        327,627        915,156
Depreciation and amortization..........     132,714        130,532        266,665        529,911
Research and development...............     120,902      1,133,395                     1,254,297
Interest expense.......................                                   201,941        201,941

NOTE 10 -- WARRANTS:

     The Company has issued warrants in conjunction with the sale of convertible notes payable, assisting the Company in acquiring capital, the extending of loans, as an incentive to equity investors and as part of the consideration paid to various consultants. All of the warrants issued were for services or actions that had already been rendered at the date of issuance. In addition, the consideration received for the issuance of the warrants was not considered to be reliably measurable. Based on the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123") using the Black-Scholes option-pricing model and assuming a risk-free interest rate of 6%, expected warrant lives of one to ten years, expected volatility of 5% to 60% and no dividends, the compensation expense relating to the warrants issued was $549,400, $392,066 and $84,140 in 2000, 1999 and 1998,
respectively. Each warrant entitles the

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -- WARRANTS: (CONTINUED)
holder to purchase one share of common stock upon exercise. The warrants expire at various dates from 2002 through 2010. The following is a summary of warrant activity during 2000, 1999 and 1998:

                                                              NUMBER OF      EXERCISE
                                                              WARRANTS        PRICE
                                                              ---------    ------------
Outstanding at March 1, 1997................................  1,448,695     $7   to $12
  Granted...................................................  1,621,494    $4.95 to $12
  Cancelled.................................................   (330,849)   $4.95 to $12
                                                              ---------
Outstanding at March 31, 1998...............................  2,739,340    $4.95 to $12
  Granted...................................................  2,262,372     $6   to $10
  Exercised.................................................    (27,500)            $ 8
  Cancelled.................................................   (484,264)            $10
                                                              ---------
Outstanding at March 31, 1999...............................  4,489,948    $4.95 to $12
  Granted...................................................  3,363,200    $4.95 to $10
  Exercised.................................................   (584,052)   $4.95 to $10
  Cancelled.................................................    (60,000)            $10
                                                              ---------
Outstanding at March 31, 2000...............................  7,209,096    $4.95 to $12
                                                              =========
Warrants exercisable at March 31, 2000......................  5,622,297    $4.95 to $12
                                                              =========
Weighted average fair value of warrants granted during the
  year ended March 31, 2000.................................               $        .58
                                                                           ============
Weighted average fair value of warrants granted during the
  year ended March 31, 1999.................................               $        .15
                                                                           ============
Weighted average fair value of warrants granted during the
  year ended March 31, 1998.................................               $        .09
                                                                           ============

NOTE 11 -- INCOME TAXES:

     The Company had net operating loss carryforwards at March 31, 2000 of approximately $33,120,000 available to reduce future Federal taxable income and approximately $9,890,000 available to reduce state taxable income, if any. The Federal net operating losses begin to expire between 2006 and 2020. State net operating losses of approximately $2,825,000 expired in 2000 and will continue to expire in 2001. The Company has net deferred tax assets at March 31, 2000, 1999 and 1998 comprised of the following:

                                                    2000           1999          1998
                                                ------------   ------------   -----------
Deferred tax assets:
  Net operating loss carry-forwards...........  $ 12,155,000   $ 11,215,000   $ 8,839,000
  SFAS 123 stock option and warrant expense...       412,000        136,000       139,000
  Accrued salary and vacation expense.........        67,000        112,000
  Other.......................................        18,000         17,000        22,000
                                                ------------   ------------   -----------
          Totals..............................    12,652,000     11,480,000     9,000,000
Valuation allowance for deferred tax assets...   (12,652,000)   (11,480,000)   (9,000,000)
                                                ------------   ------------   -----------
          Net deferred tax assets.............  $         --   $         --   $        --
                                                ============   ============   ===========

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 -- INCOME TAXES: (CONTINUED)
     The Company has offset the net deferred tax assets by an equivalent valuation allowance due to the uncertainties related to the extent and timing of its future taxable income.

     The expected Federal income benefit, computed based on the Company's pre-tax losses in 2000, 1999 and 1998 and the statutory Federal income tax rate, is reconciled to the actual tax provision reflected in the accompanying consolidated financial statements as follows:

                                                 2000           1999           1998
                                              -----------    -----------    -----------
Expected tax benefit at statutory rates.....  $ 1,526,000    $ 1,108,000    $ 1,567,000
Decrease resulting from change in valuation
  allowance.................................   (1,526,000)    (1,108,000)    (1,567,000)
                                              -----------    -----------    -----------
          Totals............................  $        --    $        --    $        --
                                              ===========    ===========    ===========

NOTE 12 -- ISSUANCES OF COMMON STOCK:

     The Company sold shares of common stock to private investors pursuant to private placement memorandums and exemptions from registration under the Securities Act of 1933.

     During 2000, the Company sold 575,283 shares at $6.00 per share resulting in gross proceeds of $3,451,677. In connection with the 2000 sale of common stock, the Company recorded $201,207 for selling expenses which resulted in net proceeds to the Company of $3,250,470.

     In addition, the Company issued 10,000 shares of common stock upon exercise of warrants for a subscription receivable in the amount of $49,500. The $49,500 was collected in full during the last quarter of the year ended March 31, 2000.

     During 1999, the Company sold 400,288 shares of common stock at $6.00 to $8.00 per share resulting in proceeds of $2,424,610.

     During 1998, the Company sold 734,197 shares at $4.50 to $8.00 per share resulting in gross proceeds of $3,741,387. In connection with the 1998 sale of common stock, the Company recorded $588,356 for selling expenses which resulted in net proceeds to the Company of $3,153,031.

NOTE 13 -- STOCK OPTIONS:

     The Company has two incentive stock option ("ISO") plans -- the "1991 Plan" and the "1994 Plan". In addition, the Company issued nonqualified stock options ("NSOs") in 1994, 1995, 1997 and 1998. Information related to the plans and the other options granted follows:

                                                        OPTIONS
                                    OPTIONS          OUTSTANDING AT
        YEAR           TYPE        AUTHORIZED        MARCH 31, 2000
        ----           ----        ----------        --------------
1991.................  ISO         1,000,000             550,000
1994.................  NSO           200,000             200,000
1994.................  ISO         2,000,000           1,766,762
1995.................  NSO           200,000             200,000
1997.................  NSO           640,000             640,000
1998.................  NSO           750,000             750,000
                                                       ---------
          Total......                                  4,106,762
                                                       =========

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 -- STOCK OPTIONS: (CONTINUED)

     Generally, the plans specify that the options to purchase shares may be granted at prices which approximate their fair market value at the date of grant. At March 31, 2000, options to purchase 450,000 shares were available for future grant under the 1991 Plan. The 1991 Plan will terminate on August 16, 2001.

     In July 1997, the Company modified the 1994 grant to its then Vice President, Corporate Development and General Counsel of incentive stock options to purchase 800,000 shares of the Company stock to provide that in the event his employment was terminated for any reason, then he would have a period of thirty-six months from the date of termination to exercise his vested options. Accordingly, the 800,000 ISO options were cancelled and 800,000 of NSO options were issued. During 1999, 160,000 of non-vested NSO options were cancelled due to his employment termination.

     As of March 31, 2000, the Company had issued and outstanding options to purchase 1,766,762 shares and options to purchase 233,238 shares were available for future grant under the 1994 Plan. The 1994 Plan will terminate in July 2004 unless terminated as of an earlier date by the Board of Directors.

     Options issued under the plans and the other options granted vest over a five year period and are exercisable over a ten year period from the date of grant.

     The amount of compensation expense recognized for the year ended March 31, 1998 relating to the granting of NSO stock options under the provisions of APB No. 25 was $448,000.

     The amount of compensation expense recognized relating to the granting of stock options to non-employees based on the fair value of the options at the grant date under the provisions of SFAS 123 and assuming a risk-free interest rate of 6%, expected option lives of 5 years, expected volatility of 5%, and no dividends was $50,400, $16,800 and $16,800 in 2000, 1999 and 1998, respectively.

     In the opinion of management, if compensation cost for the stock options granted to employees had been determined based on the fair value of the options at the grant date under the provisions of SFAS 123 and assuming a risk-free interest rate of 6%, expected option lives of one to five years, expected volatility of 5% to 60% and no dividends, the Company's net loss and net loss per share would have been increased to the pro forma amounts set forth below:

                                                 2000           1999           1998
                                              -----------    -----------    -----------
Net loss -- as reported.....................  $(4,487,226)   $(3,259,331)   $(4,608,801)
Net loss -- pro forma.......................  $(7,815,226)   $(3,836,331)   $(5,500,801)
Net loss per common share -- as reported....  $      (.29)   $      (.23)   $      (.34)
Net loss per common share -- pro forma......  $      (.51)   $      (.27)   $      (.41)

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 -- STOCK OPTIONS: (CONTINUED)
     Additional information regarding options outstanding under the Company's stock option plans at March 31, 2000, 1999 and 1998 and changes in outstanding options in 2000, 1999 and 1998 follows:

                                     2000                        1999                        1998
                           -------------------------   -------------------------   -------------------------
                                            WEIGHTED                    WEIGHTED                    WEIGHTED
                               SHARES       AVERAGE        SHARES       AVERAGE        SHARES       AVERAGE
                              OR PRICE      EXERCISE      OR PRICE      EXERCISE      OR PRICE      EXERCISE
                             PER SHARE       PRICE       PER SHARE       PRICE       PER SHARE       PRICE
                           --------------   --------   --------------   --------   --------------   --------
Outstanding at beginning
  of year................       2,581,050    $3.81          3,063,550    $3.78          2,461,853    $ 3.52
Granted..................       1,624,750     5.10             48,500     6.80          1,710,000      4.30
Exercised................          (2,500)    3.83             (3,000)    3.80
Cancelled................         (96,538)    4.46           (528,000)    3.93         (1,108,303)     4.01
                           --------------              --------------              --------------
Outstanding at end of
  year...................       4,106,762     4.31          2,581,050     3.81          3,063,550      3.78
                           ==============              ==============              ==============
Price range at end of
  year...................  $.275 to $6.80              $.275 to $6.80              $.275 to $4.95
Exercisable at end of
  year...................       3,686,583     4.22          2,358,683     3.71          2,381,300      3.61
                           ==============              ==============              ==============
Available for grant at
  end of year............         683,238                   2,208,950                   1,886,450
                           ==============              ==============              ==============
Weighted average fair
  value of options
  granted during the
  year...................                    $1.91                       $1.79                       $  .81

     The following table summarizes information about stock options outstanding at March 31, 2000, all of which are at fixed prices:

                        WEIGHTED AVERAGE
                           REMAINING
            NUMBER        CONTRACTUAL        NUMBER
EXERCISE  OF OPTIONS    LIFE OF OPTIONS    OF OPTIONS
 PRICE    OUTSTANDING     EXERCISABLE      EXERCISABLE
--------  -----------   ----------------   -----------
$0.275..     200,000       1.37 years         200,000
1.000..      200,000       4.26 years         200,000
3.825..    1,054,762       3.41 years       1,037,562
4.950..    1,050,000       4.38 years         966,666
5.100..    1,577,000       9.45 years       1,267,355
6.800..       25,000       8.15 years          15,000
           ---------                        ---------
           4,106,762                        3,686,583
           =========                        =========

NOTE 14 -- RELATED PARTY TRANSACTIONS AND BALANCES:

     The Company had outstanding notes payable to its Principal Stockholder of $20,000 and $128,000 at March 31, 2000 and 1999, respectively, which were unsecured, nonconvertible and bore interest at 9%. Accrued interest of approximately $8,000 and $43,000 at March 31, 2000 and 1999, respectively, is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets. On December 31, 1999, the Principal Stockholder agreed to extend the maturity date of the outstanding notes to December 31, 2000.

     The Principal Stockholder borrowed a portion of the funds used to make the loans to the Company from a group of investors by issuing notes (the "Smith Notes") with the same interest rates and due dates as the notes issued by the Company to the Principal Stockholder. In addition, the Principal Stockholder granted the

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -- RELATED PARTY TRANSACTIONS AND BALANCES: (CONTINUED)

holders of the Smith Notes the right to convert the principal balance and accrued interest into shares of common stock that he owns at a conversion rate of $4.50 per share.

     During 2000, the Company reduced the principal balance of, and the accrued interest on, the notes payable to the Principal Stockholder by $50,000 and $19,332, respectively, by issuing 15,407 shares of common stock to certain holders of the Smith Notes. The conversions of the principal balances and accrued interest during 2000 were at $4.50 per share, as originally provided in the conversion terms of the debt.

     During 1999, the Company reduced the principal balance of, and the accrued interest on, the notes payable to the Principal Stockholder by $25,000 and $7,625, respectively, by issuing 7,251 shares of common stock to certain holders of the Smith Notes. The conversions of the principal balances and accrued interest during 1999 were at $4.50 per share, as originally provided in the conversion terms of the debt.

     During 1998, the Company reduced the principal balance of, and the accrued interest on, the notes payable to the Principal Stockholder by $891,396 and $339,410, respectively, by issuing 258,363 shares of common stock to certain holders of the Smith Notes. $743,896 of the principal balance was converted at $4.50 per share while $147,500 of the principal balance was converted at $7.14 per share, as originally provided in the conversion terms of the debt. The accrued interest was settled by the issuance of common stock at the per share fair value of the common stock at the date of settlement.

     The holders of the Smith Notes concurrently agreed to reduce the principal balance and the accrued interest owed by the Principal Stockholder by equivalent amounts.

     In addition, during 1999, the Principal Stockholder forgave $80,778 of the debt by contributing the amounts to additional paid-in capital.

     Loans payable to officers in the amount of $140,810 at March 31, 1999 were unsecured, non-interest bearing and due upon demand. These notes were paid in full during 2000.

     The subscriptions receivable from equity transactions of $327,500 that is reflected as a reduction of stockholders' equity in the accompanying consolidated balance sheet at March 31, 1999 is evidenced by notes received as part of the consideration for the sale of common stock in 1992 to three of the Company's founding stockholders who were, and remain, employees of the Company, two of whom are officers. The notes are secured by the shares of the Company's common stock, mature in August 2001 (except under certain specified circumstances) and bear interest at 8.2% which is payable at maturity.

     During 2000 the Company issued 238,147 shares of common stock upon exercise of warrants in exchange for cash and a subscription receivable from an entity owned by a stockholder of the Company. The receivable of $1,183,292 bears interest at 10% and is secured by a first deed of trust on residential property held by the entity. The subscription receivable which was originally due March 31, 2000, has been extended to September 23, 2000.

     In July 1999, a professional services agreement was entered into between the Company and the Pointe Force Company, Inc., an entity owned by a director of the Company. Pointe Force supports the Company in the areas of mergers and acquisitions, strategic planning, corporate financing and relations with the investment community. Under this one-year advisory services agreement, the director or Pointe-Force is compensated in the amount of $11,000 per month, exclusive of expenses. Additionally, the Company loaned $20,000 on August 6, 1999, $10,000 on September 22, 1999 and $20,000 on November 17, 1999 to the
Pointe Force Company, Inc. and its principal. All loans are for a one-year term and bear interest at 8.75% per year.

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 -- EMPLOYEE BENEFIT PLAN:

     The Company maintains a defined contribution "Section 401(k)" retirement plan which covers all full-time eligible employees. Employees may elect to contribute a portion of their wages directly to the plan, up to the maximum allowed by the Internal Revenue Code. The Company matches, on a discretionary basis, up to 50% of each participant's annual contributions to the plan; however, the Company's matching contribution may not exceed 8% of the participant's annual compensation. The Company made approximately $3,000 in contributions in 2000 and no contributions were made in 1999 and 1998.

NOTE 16 -- SUBSEQUENT EVENTS:

     On May 22, 2000, the Company completed the sale of $5,000,000 in convertible preferred stock to a group of private investors. The Company issued 5,000 shares of Series A Preferred Stock, convertible into common stock at a rate of the lower of (1) 250 shares of common stock per share of preferred stock (equivalent to an investment of $4.00 per share of common stock issued) or (2) 80% of the volume weighted average price for the previous 250,000 shares traded prior to submission by the preferred stockholder of a conversion notice to the Company. The preferred stock carries a dividend of 8% per year. The Series A investors also received warrants to purchase 1,250,000 shares of common stock at an exercise price of $5.38 per share, and registration rights on the conversion shares and the shares issuable upon the exercise of the warrants. After payment of a 10% commission for introducing the investors to the Company, and legal fees totaling approximately $50,000, the Company received net proceeds of $4,450,000 which it intends to use for general corporate purposes. Due to the issuance of the Series A Preferred Stock and the existence of a beneficial conversion feature, a portion of the proceeds equal to the intrinsic value of that feature will be allocated to additional paid-in-capital. The discount resulting from the allocation of the proceeds to the beneficial conversion feature will be recognized as a return to the preferred stockholders and will effect future earnings per share.

     In connection with the above sale of convertible preferred stock, the Company issued warrants to purchase 75,000 shares of common stock at an exercise price of $5.38 per share to the party who introduced the Company to the Series A private placement group. In addition, the Company issued 225,000 warrants to purchase common stock at an exercise price of $12.00 per share to two individuals who made short-term loans to the Company in May 2000. The loans have been repaid in full.

     On June 9, 2000 the Company purchased finished goods inventory in the amount of $330,000 from a target company which GreyStone has entered into a letter of intent to acquire. Additionally, the Company gave the target company $135,000 for the right to receive future payment on invoices to be generated by the target company upon the completion of work in progress. These transactions are in addition to $500,000 GreyStone loaned the acquisition candidate's president in November 1999 and an additional $100,000 in February 2000. Those notes, which were originally due in February and extended to May, are in the process of being further extended. These loans are collateralized by all of the Borrower's stock in the target company.

                       GREYSTONE DIGITAL TECHNOLOGY, INC.

                                 EXHIBITS INDEX

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 3.1*    Amended and Restated Certificate of Incorporation of the
         Company which was filed as Exhibit 3.1 to the Company's
         Registration Statement on Form S-4 (No. 333-65963) is
         incorporated herein by reference.
 3.2*    By-laws of the Company which was filed as Exhibit 3.2 to the
         Company's Registration Statement on Form S-4 (No. 333-65963)
         is incorporated herein by reference.
 4*      Specimen Common Stock Certificate which was filed as Exhibit
         4.3 to the Company's Registration Statement on Form S-4 (No.
         333-65963) is incorporated herein by reference.
10*      Agreement and Plan of Merger and Reorganization by and among
         Express Capital Concepts, Inc., Express Capital Acquisition
         Corp., GreyStone Technology, Incorporated and Mr. Earnest
         Mathis, Jr., dated as of August 11, 1997, and the first and second amendments thereto which were filed as Exhibits 2.1,
         2.2 and 2.3 respectively to the Company's Registration
         Statement on Form S-4 (No. 333-65963), is incorporated
         herein by this reference.
21       Subsidiaries of Registrant as of March 31, 2000
27.1     Financial Data Schedule

-------------------------
* Previously filed as indicated and incorporated herein by reference.

                    CONSENT OF INDEPENDENT PUBIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement to be filed by GreyStone Digital Technology, Incorporated (the "Company"), on or about July 28, 2000, with the Securities and Exchange Commission (the "SEC") of our audit report, dated May 11, 2000, except for Note 16, which is as of June 9, 2000 on the consolidated financial statements of the Company as of March 31, 2000 and 1999 and for the years ended March 31, 2000, 1999 and 1998, which appears in the Company's Annual Report in Form 10-K previously filed with the SEC.


                                                                 /s/ JH Cohn LLP


San Diego, California
July 27, 2000